Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

By And Among

FIRST COMMUNITY CORPORATION, FIRST COMMUNITY BANK

and

SIGNATURE BANK OF GEORGIA

Dated as of

July 13, 2025

i

LIST OF EXHIBITS

Exhibit	Description

A	Form of Employment Agreement with CEO of Signature Bank

B	Form of Employment Agreement with CLO of Signature Bank

C	Form of Employment Agreement with Head of SBA Lending of Signature Bank

D	Form of Non-Competition Agreement with Directors of Signature Bank

E	Form of Shareholder Support Agreement

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of July 13, 2025, is by and among First Community Corporation, a South Carolina corporation (“Parent”), First Community Bank, a South Carolina state-chartered bank, and Signature Bank of Georgia, a Georgia state-chartered bank (“Signature Bank”). Except as otherwise set forth herein, capitalized and certain other terms used herein shall have the meanings set forth in Section 10.1 of this Agreement.

RECITALS

WHEREAS, the respective boards of directors of each of Parent, First Community Bank and Signature Bank have (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders; (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies; (iii) adopted this Agreement and, (A) in the case of Signature Bank, in accordance with the provisions of this Agreement, will recommend approval of this Agreement to its shareholders, and (B) in the case of First Community Bank, in accordance with the provisions of this Agreement, will adopt this Agreement by the written consent of the Parent, as the sole shareholder of First Community Bank, in lieu of a meeting of shareholders, provided that such action by written consent is authorized under the applicable articles of incorporation, bylaws, or as otherwise provided by Law.

WHEREAS, in accordance with the terms of this Agreement, Signature Bank will merge with and into First Community Bank, with First Community Bank being the surviving entity (the “Merger”);

WHEREAS, as a material inducement and as additional consideration to Parent and First Community Bank to enter into this Agreement, (i) certain Signature Bank executives shall enter into an employment agreement with Parent and First Community Bank, which shall become effective only upon the effective time of the Merger; and (ii) each of the directors, executive officers, and any 10% or greater shareholder of Signature Bank has entered into a voting and support agreement with Parent dated as of the date hereof (each a “Support Agreement”), pursuant to which each such person has agreed, among other things, to vote all shares of Signature Bank Common Stock owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Merger and the transactions contemplated hereby are subject to the approvals of the common shareholders of each of First Community Bank and Signature Bank, regulatory agencies, and the satisfaction of certain other conditions described in this Agreement;

WHEREAS, the Parties desires to make certain representations, warranties, covenants and agreements in connection with the transactions described in this Agreement and also to prescribe various conditions thereto; and

WHEREAS, First Community Bank and Signature Bank intend, (i) for federal income tax purposes, that the Merger qualify as a “reorganization” described in Section 368(a) of the Code; (ii) that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the regulations promulgated under the Code; and (iii) that Parent, First Community Bank and Signature Bank will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

Article 1
TRANSACTIONS AND TERMS OF MERGER

1.1      Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, Signature Bank shall be merged with and into First Community Bank pursuant to and with the effect provided in Section 34-25-230 of the South Carolina Banking and Branching Efficiency Act Section 33-11-106 of the SCBCA, and First Community Bank shall be the Surviving Bank resulting from the Merger and shall continue to be governed by the Laws of the State of South Carolina. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Parent, First Community Bank, and Signature Bank.

1.2      Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. Eastern Time on the business day immediately preceding the date that the Effective Time is intended to occur, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3      Effective Time.

The Merger shall become effective on the date and time the Articles of Merger (the “Articles of Merger”) reflecting the Merger shall be filed and become effective with the Secretaries of State of the State of South Carolina and Georgia and at the date and time specified therein (the “Effective Time”). Subject to the terms and conditions hereof, and notwithstanding the satisfaction or waiver of any conditions prior to such date, the Parties shall cause the Effective Time to occur on a date selected by Parent, which shall be on or after January 8, 2026, unless Parent elects to consummate the Merger prior to such date, and in any event, as soon as reasonably practicable following the satisfaction or waiver (subject to applicable Law) of all conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof).

1.4      Restructure of Transactions.

Parent shall have the right to revise the structure of the Merger contemplated by this Agreement, provided, that no such revision to the structure of the Merger (i) shall result in any changes in the amount or type of the consideration which the holders of shares of Signature Bank Common Stock or Signature Bank Options are entitled to receive under this Agreement, (ii) would unreasonably impede or delay consummation of the Merger, (iii) requires submission to or approval of Signature Bank’s shareholders after this Agreement and transactions contemplated thereby, including the Merger, has been approved by the Requisite Signature Bank Shareholder Vote, or (iv) would cause the transaction not to qualify as a “reorganization” pursuant to Section 368(a) of the Code. Parent may request such revision by giving written notice to Signature Bank in the manner provided in Section 10.8, which notice shall be in the form of an amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger, and the addition of such other Exhibits hereto as are reasonably necessary or appropriate to effect such change. Signature Bank will take any reasonable actions necessary to implement such change.

Article 2
TERMS OF MERGER

2.1      Articles of Incorporation.

The articles of incorporation of First Community Bank in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Bank until otherwise duly amended or repealed.

2.2      Bylaws.

The bylaws of First Community Bank in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until otherwise duly amended or repealed.

2.3      Directors and Officers.

The directors of First Community Bank in office immediately prior to the Effective Time, together with the individuals to be appointed pursuant to Section 7.11 herein, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Surviving Bank’s bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. The officers of First Community Bank in office immediately prior to the Effective Time, together with such additional persons as may thereafter be appointed, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the Surviving Bank’s bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.

Article 3
MANNER OF CONVERTING SHARES

3.1      Effect on Signature Bank Common Stock.

(a)           At the Effective Time, in each case subject to Sections 3.1(d) and 3.2, by virtue of the Merger and without any action on the part of the Parties, each share of Signature Bank Common Stock that is issued and outstanding immediately prior to the Effective Time (other than (i) the Excluded Shares and (ii) shares of Signature Bank Common Stock that are owned by holders of Signature Bank Common Stock properly exercising their dissenters’ rights pursuant to Article 13 of the GBCC (the “Dissenter Shares”)) shall be converted into the right to receive 0.6410 duly authorized, validly issued, fully paid, and nonassessable shares of Parent Common Stock (the “Merger Consideration”). The “Exchange Ratio” shall be 0.6410 shares of Parent Common Stock per one share of Signature Bank Common Stock.

(b)           At the Effective Time, all shares of Signature Bank Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and, with the exception of shares of Signature Bank Common Stock described in Section 3.1(d), each certificate previously representing any such shares of Signature Bank Common Stock shall thereafter represent only the right to receive the Merger Consideration; provided, that any Dissenter Shares shall thereafter represent only the right to receive applicable payments as set forth in Section 3.7.

(c)           If, prior to the Effective Time, the outstanding shares of Signature Bank Common Stock or the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or if a record date prior to the Effective Time has been established with respect to any such change in capitalization, then an appropriate and proportionate adjustment shall be made to the Merger Consideration. For the avoidance of doubt, no such adjustment shall be made as a result of Parent’s Dividend Reinvestment Plan.

(d)           Each share of Signature Bank Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of Signature Bank Common Stock held on behalf of third parties or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration, and shall cease to exist (the “Excluded Shares”).

3.2      Exchange Procedures.

(a)           Promptly after the Effective Time, Parent shall deposit with Computershare Limited or such other exchange agent selected by Parent (the “Exchange Agent”) for exchange in accordance with this Section 3.2, (i) a number of shares of Parent Common Stock equal to the Aggregate Merger Consideration to be issued to holders of Signature Bank Common Stock and (ii) cash in an aggregate amount sufficient for payment of cash in lieu of fractional shares of Parent Common Stock to which holders of Signature Bank Common Stock may be entitled pursuant to Section 3.6 (collectively, the “Exchange Fund”). In the event the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder (including pursuant to Section 3.6), Parent shall promptly make available to the Exchange Agent the amounts so required to satisfy such payment obligations in full. The Exchange Agent shall deliver the Aggregate Merger Consideration and cash in lieu of any fractional shares of Parent Common Stock out of the Exchange Fund. Except as contemplated by this Section 3.2, the Exchange Fund will not be used for any other purpose.

(b)           Unless different timing is agreed to by Parent and Signature Bank prior to the Effective Time, as soon as reasonably practicable after the Effective Time, but in any event no more than three business days after the Effective Time, Parent shall cause the Exchange Agent to mail to the former holders of Signature Bank Common Stock appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon proper delivery of such Certificates or Book-Entry Shares to the Exchange Agent) and instructions for surrendering Certificates or Book-Entry Shares to the Exchange Agent. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Parent shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Merger Consideration as provided in Section 3.1. Parent or the Exchange Agent will maintain a book entry list of Parent Common Stock to which each former holder of Signature Bank Common Stock is entitled. No certificates evidencing Parent Common Stock into which Signature Bank Common Stock has been converted will be issued.

(c)           Unless different timing is agreed to by Parent and Signature Bank prior to the Effective Time, after the Effective Time, each holder of shares of Signature Bank Common Stock (other than Excluded Shares and Dissenter Shares) issued and outstanding at the Effective Time shall surrender such holder’s Certificate(s) or Book-Entry Shares to the Exchange Agent and shall promptly upon surrender thereof (or an indemnity satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen, or destroyed) receive in exchange therefor the consideration provided in Sections 3.1, 3.2 and 3.6 (including any unpaid dividends or distributions with respect to Parent Common Stock pursuant to subsection (f) below), without interest, pursuant to this Section 3.2. The Certificate(s) or Book-Entry Shares so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Parent shall not be obligated to deliver the consideration to which any former holder of Signature Bank Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificate(s) or Book-Entry Shares for exchange (or an indemnity satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen, or destroyed) as provided in this Section 3.2. Any other provision of this Agreement notwithstanding, neither any Parent Entity, nor any Signature Bank Entity, nor the Exchange Agent shall be liable to any holder of Signature Bank Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

In the event of a transfer of ownership of shares of Signature Bank Common Stock represented by one or more Certificates that are not registered in the stock transfer records of Signature Bank, the Merger Consideration payable for such shares as provided in Section 3.1 and any cash in lieu of fractional shares payable as provided in Section 3.6 may be issued to a transferee if the Certificate(s) representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, mutilated, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, mutilated, or destroyed and the posting by such Person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, mutilated, stolen, or destroyed certificate the Merger Consideration as provided for in Section 3.1 and any cash in lieu of fractional shares payable as provided in Section 3.6.

(d)           Each of Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Signature Bank Common Stock and Signature Bank Options such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law or by any Taxing Authority or Governmental Authority. To the extent that any amounts are so withheld by Parent, the Surviving Bank, or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Signature Bank Common Stock, as applicable in respect of which such deduction and withholding was made by Parent, the Surviving Bank, or the Exchange Agent, as the case may be.

(e)           Any portion of the Aggregate Merger Consideration and cash delivered to the Exchange Agent by Parent pursuant to Section 3.2(a) that remains unclaimed by the holder of shares of Signature Bank Common Stock for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any holder of shares of Signature Bank Common Stock who has not theretofore complied with Section 3.2(c) shall thereafter look only to Parent for the consideration and any unpaid dividends or distributions deliverable in respect of each share of Signature Bank Common Stock such holder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates or Book-Entry Shares are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock and cash would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Signature Bank Common Stock for any consideration paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of Signature Bank to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any Book-Entry Shares or any Signature Bank Common Stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration or cash in lieu of fractional shares represented by such Certificates or Book-Entry Shares and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

(f)            No dividends or other distributions with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the shares, if any, of Parent Common Stock represented thereby, in each case unless and until the surrender of such Certificate or Book-Entry Shares (or an indemnity satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen, or destroyed) in accordance with this Section 3.2. Subject to the effect of applicable abandoned property, escheat or similar Laws, following surrender of any such Certificate or Book-Entry Shares in accordance with this Section 3.2, the holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock represented by such Certificate or Book-Entry and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock represented by such certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock issuable with respect to such certificate.

(g)           Approval of this Agreement by the shareholders of Signature Bank shall constitute ratification of the appointment of the Exchange Agent.

3.3      Effect on Parent Common Stock and First Community Bank Common Stock.

At and after the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Common Stock and shall not be affected by the Merger. At and after the Effective Time, each share of First Community Bank common stock, par value $5.00 per share, issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of First Community Bank common stock and shall not be affected by the Merger.

3.4      Signature Bank Options.

(a)           At the Effective Time, all Rights with respect to Signature Bank Common Stock pursuant to stock options granted by Signature Bank (the “Signature Bank Options”) which are outstanding immediately prior to the Effective Time, whether or not exercisable, shall be converted at the Effective Time into an obligation of Parent to pay (or cause to be paid) and a right of the holder to receive, in full satisfaction of any Rights in respect of the Signature Bank Option, a cash payment equal to the product obtained by multiplying (1) the number of shares of Signature Bank Common Stock underlying such Person’s Signature Bank Options by (2) the excess, if any, of the Fair Market Value Per Share (as defined below) minus the exercise price per share under such Signature Bank Option (provided, that if the Fair Market Value Per Share does not exceed the exercise price per share of a particular Signature Bank Option, then by $0.01), subject to any income or employment tax withholding required under the Code or any provision of applicable Law. The “Fair Market Value Per Share” means the value of one share of Signature Bank Common Stock as represented by the stock consideration payable in the Merger, calculated as the product of multiplying (i) the Final Parent Stock Price and (ii) the Exchange Ratio. Parent and Signature Bank shall work cooperatively to facilitate the payment of all amounts to which holders of Signature Bank Options become entitled pursuant to this Section 3.4.

(b)           Signature Bank’s Board and its compensation committee shall not make any grants of Signature Bank Options following the execution of this Agreement.

(c)           Signature Bank’s Board or its compensation committee shall make any adjustments or amendments to or make such determinations with respect to the Signature Bank Options necessary to effect the foregoing provisions of this Section 3.4.

3.5      Rights of Former Signature Bank Shareholders.

At the Effective Time, the stock transfer books of Signature Bank shall be closed as to holders of Signature Bank Common Stock and no transfer of Signature Bank Common Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2, each Certificate or Book-Entry Shares (other than those representing Excluded Shares and Dissenter Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, without interest, as provided in Article 3.

3.6      Fractional Shares.

Notwithstanding any other provision of this Agreement, each holder of shares of Signature Bank Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates and Book-Entry Shares delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Final Parent Stock Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares of Parent Common Stock.

3.7      Dissenting Shareholders.

Notwithstanding anything in this Agreement to the contrary, any shares of Signature Bank Common Stock which are held by a holder who has properly exercised dissenters’ rights under Article 13 of the GBCC (such shares, “Dissenting Shares”) shall not be converted into the right to receive Merger Consideration but instead shall be entitled to payment of the fair value of such shares in accordance with the provisions of such Article 13; provided, however, that if such holder fails to perfect or withdraws or otherwise loses such holder’s right to dissent, such Dissenting Shares shall thereupon be treated as if they had been converted into the right to receive Merger Consideration pursuant to this Agreement.

Article 4
REPRESENTATIONS AND WARRANTIES OF SIGNATURE BANK

Signature Bank represents and warrants to Parent and First Community Bank, except as set forth on the Signature Bank Disclosure Memorandum with respect to each such Section below, that the statements contained in the following Article 4 are correct as of the date of this Agreement and will be correct as of the Closing Date, subject to the standard set forth in Section 8.2(a) (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date:

4.1      Organization, Standing, and Power.

(a)             Signature Bank is a Georgia state-chartered commercial bank, duly organized, validly existing and in good standing under the laws of the State of Georgia. Signature Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Except as described on Section 4.1 of the Signature Bank Disclosure Memorandum, Signature Bank does not exercise trust powers or acts as an investment advisor, broker-dealer, or insurance agency. Signature Bank is duly qualified or licensed to transact business and in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Signature Bank Material Adverse Effect. The minute book and other organizational documents for Signature Bank have been made available to Parent for its review and, except as disclosed in Section 4.1 of the Signature Bank Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and shareholders thereof. Signature Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Signature Bank are insured up to applicable limits by the FDIC’s Deposit Insurance Fund. There are no restrictions on the ability of Signature Bank to pay dividends or distributions except for restrictions on dividends or distributions generally applicable to all similarly regulated entities. True, complete and correct copies of the articles of incorporation of Signature Bank, as amended, and the bylaws of Signature Bank, as amended, each as in effect as of the date of this Agreement, have been delivered or made available to Parent. Signature Bank’s articles of incorporation and bylaws, each as amended, comply with applicable Law.

(b)             Signature Insurance Services LLC (“Signature Insurance”) is a Georgia limited liability company and is a direct, wholly-owned Subsidiary of Signature Bank. Signature Bank owns, directly and beneficially, 100% of the outstanding membership interests of Signature Insurance, free and clear of any Liens. There are no outstanding subscriptions, options, warrants, calls, convertible securities, or other Rights obligating Signature Insurance or Signature Bank to issue, sell, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, any equity interests of Signature Insurance. There are no existing Contracts or Rights which obligate Signature Insurance or Signature Bank to grant, issue, or enter into any such subscriptions, options, warrants, or other Rights relating to the equity of Signature Insurance. Signature Insurance is duly organized, validly existing, and in good standing under the Laws of the State of Georgia. It is authorized to conduct its business under Georgia Law and is duly licensed or qualified to do business and, where applicable, in good standing in all jurisdictions where such licensing or qualification is required. Section 4.1(b) of the Signature Disclosure Memorandum sets forth all licenses or registrations required by any Governmental Authority to be obtained or filed by Signature Insurance to conduct its business as presently conducted. Signature Insurance has all requisite limited liability company power and authority to own, lease, and operate its assets and to conduct its business as presently conducted. True, complete, and correct copies of the operating agreement of Signature Insurance, as amended and in effect as of the date of this Agreement, have been delivered or made available to Parent. The operating agreement of Signature Insurance complies in all material respects with applicable Law.

4.2      Authority of Signature Bank; No Breach by Agreement.

(a)           Signature Bank has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of the Merger, including any necessary approvals referred to in Sections 8.1(b) and 8.2(j) and by Signature Bank’s shareholders in accordance with this Agreement and the FICG, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Signature Bank, subject to the approval of this Agreement by a majority vote of the outstanding shares of Signature Bank Common Stock, which is the only Signature Bank shareholder vote required for approval of this Agreement and consummation of the Merger (the “Requisite Signature Bank Shareholder Vote”). Subject to any necessary approvals referred to in Sections 8.1(b) and 8.2(j) and by such Requisite Signature Bank Shareholder Vote, this Agreement represents a legal, valid, and binding obligation of Signature Bank, enforceable against Signature Bank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought (the “Enforceability Exceptions”)).

(b)           Neither the execution and delivery of this Agreement by Signature Bank, nor the consummation by Signature Bank of the transactions contemplated hereby, nor compliance by Signature Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Signature Bank’s articles of incorporation or bylaws or the operating agreement or any organizational document of Signature Insurance, or any resolution adopted by the Board of Directors or the shareholders of Signature Bank, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Signature Bank or Signature Insurance under, any Contract or Permit of Signature Bank or Signature Insurance, or (iii) subject to receipt of the requisite Consents referred to in Section 8.2(j), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Signature Bank or any Subsidiary of Signature Bank or any of their respective material Assets (including Signature Bank becoming subject to or liable for the payment of any Tax on any of the Assets owned by Signature Bank being reassessed or revalued by any Regulatory Authority).

(c)           No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by Signature Bank and its Subsidiaries of the Merger and the other transactions contemplated by this Agreement, except for (a) the filing of applications, notices, or waiver requests with, and approval of such applications, notices, or waiver requests from, the Federal Reserve, the FDIC, the SBA, the Office of Commissioner of Insurance and Safety Fire of Georgia, the Georgia Department of Banking and Finance, and the South Carolina Commissioner of Banking, (b) the filing by Parent with the SEC of a registration statement on Form S-4 (such Form S-4, and any amendments or supplements thereto, the “Registration Statement”) in which a joint proxy statement relating to the Signature Bank Shareholders’ Meeting and the Parent Shareholders’ Meeting (each, a “Shareholders’ Meeting”) to be held in connection with this Agreement and the transactions contemplated by this Agreement (such joint proxy statement/prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”) will be included, and declaration of effectiveness of the Registration Statement, (c) the filing of the Articles of Merger with the Secretaries of State of the States of South Carolina and Georgia, (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of The Nasdaq Stock Market as to Parent, or Financial Industry Regulatory Authority, Inc., as to Signature Bank, (e) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and (f) filings, consents, permits, exemptions, qualifications or registrations under state securities or “blue sky” Laws.

(d)           To Signature Bank’s Knowledge, no officer, director, or employee of Signature Bank or any Subsidiary of Signature Bank is party to any confidentiality, nonsolicitation, noncompetition, or other Contract which restricts or prohibits them from engaging in activities competitive with any Person, including Signature Bank.

4.3      Capital Stock.

(a)           The authorized capital stock of Signature Bank consists of 10,000,000 shares of Signature Bank Common Stock, of which 2,575,731 shares are issued and outstanding and no shares of preferred stock are authorized, issued or outstanding as of the date of this Agreement. Signature Bank Options to purchase 128,533 shares of Signature Bank Common Stock were outstanding as of the date of this Agreement. Section 4.3(a) of the Signature Disclosure Memorandum lists all issued and outstanding Signature Bank Options, which schedule includes, with respect to each Signature Bank Option, the (i) name of the recipient or grantee, (ii) date of grant, (iii) expiration date, (iv) exercise price, (v) vesting schedules, (vi) number and type of shares of Signature Bank Common Stock, or any other security of Signature Bank, subject to such award, (vii) number of shares subject to such award that are exercisable or have vested as of the date of this Agreement, and (viii) name of the Signature Bank Benefit Plan under which such award was granted, if applicable. All of the issued and outstanding shares of Signature Bank Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Signature Bank Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Signature Bank.

(b)           Except for the 128,533 shares of Signature Bank Common Stock reserved for issuance pursuant to outstanding Signature Bank Options and 110,354 shares of Signature Bank Common reserved and available for award under the Signature Bank of Georgia 2023 Equity Incentive Plan, each as disclosed in Section 4.3 of the Signature Bank Disclosure Memorandum, there are no shares of capital stock or other equity securities of Signature Bank reserved for issuance and no outstanding Rights relating to the capital stock of Signature Bank.

(c)           Except as specifically set forth in this Section 4.3, there are no shares of Signature Bank capital stock or other equity securities of Signature Bank outstanding and there are no outstanding Rights with respect to any Signature Bank securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription, exchange or issuance of any securities of Signature Bank.

(d)           Signature Bank is not a party to any shareholders agreement, investor rights agreement, or any other agreement relating to the capital stock of Signature Bank.

(e)           As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Signature Bank may vote are issued and outstanding.

4.4      Signature Bank Subsidiaries.

Except for Signature Insurance, Signature Bank has no Subsidiaries and does not own, directly or indirectly, any capital stock or other equity interests in any Person.

4.5      Securities Offerings; Financial Statements.

(a)           Each offering or sale of securities by Signature Bank (i) was made pursuant to a valid exemption from registration under the Securities Act, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial late “blue sky” filings, including disclosure and broker-dealer registration requirements, and (iii) was made pursuant to offering documents which did not, at the time of the offering contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading.

(b)           Signature Bank has previously delivered or made available to Parent copies of Signature Bank’s (i) audited financial statements (including the related notes and schedules thereto) for the years ended December 31, 2024, 2023 and 2022, accompanied by the unqualified audit reports of Mauldin & Jenkins, LLC, independent registered accountants (collectively, the “Audited Financial Statements”) and (ii) unaudited interim financial statements (including the related notes and schedules thereto, if any) for the three months ended March 31, 2025 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Signature Bank Financial Statements”). The Signature Bank Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of Signature Bank and its consolidated Subsidiary as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to (i) the absence of statements of changes in shareholders’ equity, statements of comprehensive income (loss), and statements of cash flow, (ii) normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Signature Bank Adverse Effect), and (iii) the absence of notes and schedules (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than Signature Bank’s Subsidiary are required by GAAP to be included in the consolidated financial statements of Signature Bank. The audits of Signature Bank have been conducted in accordance with Generally Accepted Auditing Standards.

(c)           The financial statements contained in the Call Reports for the periods ended on or after December 31, 2022 (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (iii) fairly present in all material respects the financial condition of Signature Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity for the respective periods set forth therein, subject to year-end adjustments.

(d)           Signature Bank’s independent public accountants, which have expressed their opinion with respect to the Signature Bank Financial Statements (including the related notes), are and have been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), and (y) “independent” with respect to Signature Bank within the meaning of Regulation S-X. Signature Bank’s independent public accountants have audited Signature Bank’s year-end financial statements that are included in the Signature Bank Financial Statements. Section 4.5(d) of the Signature Bank Disclosure Memorandum lists all non-audit services performed by Signature Bank’s independent public accountants.

4.6      Absence of Undisclosed Liabilities.

Signature Bank has no Liabilities required under GAAP to be set forth on a balance sheet or in the notes thereto, except Liabilities which are (a) accrued or reserved against in the balance sheet of Signature Bank as of December 31, 2024, included in the Signature Bank Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (b) incurred in the ordinary course of business consistent with past practices that are not reasonably likely to have, individually or in the aggregate, a Signature Bank Material Adverse Effect, or (c) incurred in connection with the transactions contemplated by this Agreement. Section 4.6 of the Signature Bank Disclosure Memorandum lists, and Signature Bank has attached and delivered to Parent copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c)(2) of Regulation S-K of the Exchange Act) effected by Signature Bank other than letters of credit and unfunded loan commitments or credit lines. Except as disclosed in Section 4.6 of the Signature Bank Disclosure Memorandum or as reflected on Signature Bank’s balance sheet at December 31, 2024, Signature Bank is not directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $50,000 and any amounts, whether or not in excess of $50,000 that, in the aggregate, exceed $100,000. Except (x) as reflected in Signature Bank’s balance sheet at December 31, 2024 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for liabilities incurred in the ordinary course of business since December 31, 2024 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, Signature Bank has no material Liabilities or obligations of any nature.

4.7      Absence of Certain Changes or Events.

Except as disclosed in the Signature Bank Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 4.7 of the Signature Bank Disclosure Memorandum, since December 31, 2024, (a) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Signature Bank Material Adverse Effect, (b) other than any loans approved or extended in the ordinary course of business, Signature Bank has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Signature Bank provided in this Agreement, and (c) Signature Bank has conducted its business in the ordinary course of business consistent with past practice.

4.8      Tax Matters.

(a)           Signature Bank and its Subsidiaries have timely filed (taking into account any valid extensions) with the appropriate Taxing Authorities, all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. Signature Bank and its Subsidiaries are not the beneficiary of any extension of time within which to file any Tax Return. All Taxes of Signature Bank and its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of Signature Bank and its Subsidiaries. No claim has ever been made by an authority in a jurisdiction where Signature Bank, or its Subsidiaries, does not file a Tax Return that Signature Bank or its Subsidiaries may be subject to Taxes by that jurisdiction.

(b)           Signature Bank and its Subsidiaries have not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits, or examinations regarding any Taxes of Signature Bank, its Subsidiaries, or its assets. No officer or employee responsible for Tax matters of Signature Bank or its Subsidiaries expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of Signature Bank or its Subsidiaries which, by application of the same or similar principles, could be expected to result in a proposed deficiency for any subsequent taxable period. Neither Signature Bank nor its Subsidiaries have waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c)           Signature Bank and its Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local or foreign Law. Signature Bank is not, and has not been, subject to any Liability under Sections 965, 951A (GILTI), or 59A (BEAT) of the Code.

(d)           The unpaid Taxes of Signature Bank, or its Subsidiaries, (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for Signature Bank or its Subsidiaries and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Signature Bank or its Subsidiaries in filing its Tax Returns.

(e)           Except as described in Section 4.8(e) of the Signature Bank Disclosure Memorandum, neither Signature Bank nor any of its Subsidiaries (or their respective Affiliates) is party to any Tax allocation, sharing or indemnification agreement or arrangement and has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

(f)            During the five-year period ending on the date hereof, neither Signature Bank nor any of its Subsidiaries were a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.

(g)           Except as disclosed in Section 4.8(g) of the Signature Bank Disclosure Memorandum, Signature Bank and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any Contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G, 404 or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. Signature Bank and its Subsidiaries have not been and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no taxable income of Signature Bank or its Subsidiaries that will be required under applicable tax law to be reported by Parent, for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date. Any net operating losses of Signature Bank or its Subsidiaries disclosed in Section 4.8(g) of the Signature Bank Disclosure Memorandum are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

(h)           Signature Bank and its Subsidiaries are in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i)            Neither Signature Bank nor its Subsidiaries are subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j)            No property owned by Signature Bank or its Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 2001-28, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(k)           Signature Bank and its Subsidiaries have no “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(l)            Signature Bank and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(m)          Signature Bank and its Subsidiaries have not participated in any reportable transaction, including as a party to the transaction or as an advisor, as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

(n)           Signature Bank has made available to Parent complete copies of (i) all federal, state, local and foreign income, franchise or other material Tax Returns relating to Signature Bank and its Subsidiaries’ taxable periods since inception and (ii) any audit report issued within the last four (4) years relating to any Taxes due from or with respect to Signature Bank or its Subsidiaries.

(o)           Signature Bank and its Subsidiaries have not (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to any Tax matter; (ii) granted a power of attorney currently in force with respect to any Tax matter; or (iii) engaged in any activities or maintained any permanent establishment outside the United States that would subject it to Tax in any non-U.S. jurisdiction.

(p)           Neither Signature Bank nor its Subsidiaries have any “built-in gain” assets or deferred intercompany transactions that could give rise to taxable income to Parent after the Closing Date under Sections 382(h), 384, or the Treasury Regulations promulgated under Section 1502 of the Code.

(q)           Signature Bank and its Subsidiaries have not claimed any benefits with respect to the employee retention credit pursuant to Section 2301 of the CARES Act or any corresponding or similar COVID-19 pandemic relief Laws.

For purposes of this Section 4.8, any reference to Signature Bank shall be deemed to include any Person which merged with or was liquidated into or otherwise combined with the Signature Bank.

4.9      Allowance for Credit Losses; Derivative Transactions.

(a)           Signature Bank’s allowance for credit losses (the “Allowance”), as reflected in the balance sheets included in the most recent Signature Bank Financial Statements prior to the date of this Agreement, was, as of the respective dates thereof, in compliance in all material respects with Signature Bank’s existing methodology for determining the adequacy of its Allowance as well as the standards established by any applicable Governmental Authority, the Financial Accounting Standards Board, and GAAP . The Signature Bank Financial Statements fairly present, in all material respects, the value of all loans, leases, securities, tangible and intangible assets, and liabilities, including any impairments thereof, in accordance with GAAP.

(b)           All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Signature Bank’s own account, or for the account of Signature Bank’s customers (all of which were disclosed in Section 4.9(b) of the Signature Bank Disclosure Memorandum), were entered into (a) in the ordinary and usual course of business consistent with past practice and in compliance with all applicable laws, rules, regulations and regulatory policies, and (b) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Signature Bank, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and is in full force and effect. Neither Signature Bank, nor to the Signature Bank’s Knowledge, any other party thereto, is in breach of any material obligation under any such agreement or arrangement.

4.10    Assets.

(a)           To Signature Bank’s Knowledge, except as disclosed in Section 4.10(a) of the Signature Bank Disclosure Memorandum or as disclosed or reserved against in the Signature Bank Financial Statements delivered prior to the date of this Agreement, Signature Bank has good and marketable title, free and clear of all Liens, to all of its Assets. In addition, to Signature Bank’s Knowledge, all tangible properties used in the business of Signature Bank are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Signature Bank’s past practices.

(b)           Section 4.10(b) of the Signature Bank Disclosure Memorandum sets forth a true, correct and complete list of all real property owned by Signature Bank or any Subsidiary of Signature Bank other than “real estate owned” (“OREO”) acquired as a result of debts previously contracted or exercising remedies under loans held by Signature Bank and which are not used for the operations of Signature Bank (together with any buildings, structures, fixtures or other improvements thereon, the “Owned Real Property”). Signature Bank has, and as of the Closing will have, good, marketable and insurable fee simple title interest in and to all Owned Real Property, free and clear of all Liens, except Permitted Liens.

(c)           Section 4.10(c) of the Signature Bank Disclosure Memorandum sets forth a true, correct and complete list of all leases pursuant to which Signature Bank or any Subsidiary of Signature Bank is a lessee or lessor (the “Leases”) of any real property (together with any buildings, structures, fixtures or other improvements identified in such Leases, the “Leased Property” and, together with the Owned Real Property, the “Real Property”). All such Leases are valid, legally binding, in full force and effect, and enforceable in accordance with their terms, subject to the Enforceability Exceptions. There is not under any of the Leases: (i) any material default by Signature Bank or any circumstance which with notice or lapse of time, or both, would constitute a default; or (ii) to Signature Bank’s Knowledge, any default or claim of default against any lessor to or lessee of Signature Bank or any Subsidiary of Signature Bank, or any event of default or event which with notice or lapse of time, or both, would constitute a default by any such lessor or lessee. The consummation of the transactions contemplated by this Agreement will not result in a breach or default under any of the Leases, and, except as set forth on Section 4.10(c) of the Signature Bank Disclosure Memorandum and specifically identified as such, no consent of or notice to any third party is required as a consequence thereof. Signature Bank has made available to Parent true, correct and complete copies of the Leases, and no Lease has been modified in any respect since the date it was made available. Except as set forth on Section 4.10(c) of the Signature Bank Disclosure Memorandum, none of the property subject to a Lease is subject to any sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof. Signature Bank has not received written notice that the landlord with respect to any Leased Property would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. There are no pending or, to Signature Bank’s Knowledge, threatened condemnation proceedings against the Real Property.

(d)           The Assets of Signature Bank include all Assets required by Signature Bank to operate its business as presently conducted. All personal property which is material to the business of Signature Bank that is leased or licensed by it is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms, and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of any of the transactions contemplated by this Agreement. All improved real property owned or leased by Signature Bank is in material compliance with all applicable laws, including zoning laws and the Americans with Disabilities Act of 1990.

4.11    Intellectual Property; Information Systems; and Privacy Policies.

(a)         Section 4.11(a) of the Signature Bank Disclosure Memorandum sets forth, as of the date of this Agreement, a list of all Intellectual Property rights that are material to the conduct of the business of Signature Bank and any Subsidiary of Signature Bank as presently conducted. Except as disclosed in Section 4.11(a) of the Signature Bank Disclosure Memorandum, Signature Bank owns or has a license to use all of the Intellectual Property used in the course of its business, including sufficient rights in each copy possessed. Signature Bank is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party in connection with its business operations, and has the right to convey by sale or license any Intellectual Property so conveyed. To Signature Bank’s Knowledge, it is not in Default under any of its Intellectual Property licenses. To Signature Bank’s Knowledge, no proceedings have been instituted, or are pending or threatened, which challenge the rights of Signature Bank with respect to Intellectual Property used, sold, or licensed in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To Signature Bank’s Knowledge, the conduct of its business does not infringe any Intellectual Property of any other person. Except as disclosed in Section 4.11(a) of the Signature Bank Disclosure Memorandum, Signature Bank is not obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Signature Bank does not have any Contracts with its directors, officers, or employees which require them to assign any interest in any Intellectual Property to Signature Bank and to keep confidential any trade secrets, proprietary data, customer information, or other business information of Signature Bank, and to Signature Bank’s Knowledge, no such officer, director, or employee is party to any Contract with any Person other than Signature Bank which requires them to assign any interest in any Intellectual Property to any Person other than Signature Bank or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than Signature Bank.

(b)         Signature Bank owns or has a valid right to access and use all computer systems, programs, networks, hardware, software, software engines, databases, operating systems, websites, website content and links, and equipment that it uses to process, store, maintain, and operate data, information, and functions (the “Information Systems”). Signature Bank has taken all steps in accordance with prevailing standards in the banking industry in the United States and the applicable regulations of the Regulatory Authorities to secure its Information Systems from unauthorized access and use by any Person, and to ensure to the extent reasonably and commercially practicable, the continued, uninterrupted, and error-free operation of its Information Systems. Except as set forth in Section 4.11(b) of the Signature Bank Disclosure Memorandum, during the five years prior to the date of this Agreement, (i) there have been no unauthorized intrusions or breaches of security with respect to Signature Bank’s Information Systems and (ii) there has not been any material malfunction of its Information Systems that has not been promptly remedied in all respects.

(c)         Signature Bank’s use or handling of the confidential information of its customers and consumers (“Confidential Customer Information”) does not currently, and did not at any time during the past five years, violate any Applicable Law or regulations of any Regulatory Authority. Signature Bank has not received any notice that it is or may be in violation of any data privacy or data security Laws or any such regulations. Signature Bank has not distributed or displayed any Confidential Customer Information in violation of any of the rules or regulations of any Regulatory Authority or in breach of any Contract to which it is a party or is bound. Currently, Signature Bank does, and at all times during the past five years has, (i) posted on its website and mailed to its customers, as and to the extent required by such Laws, rules, or regulations, true and correct copies of the privacy policies governing its use and collection of Confidential Customer Information, and (ii) all of its privacy policies describe in all material respects its use, collection, display, and distribution of any such Confidential Customer Information. Accurate and complete copies of the current versions of all such privacy policies, and any other privacy policies publicly disclosed at any time during past five years, have been provided to Parent. Signature Bank’s operation of its business is consistent and compliant with the current version of its privacy policies and, during the past five years was consistent and compliant with all such policies as in effect at any time or from time to time during those five years. Signature Bank has taken all steps, in accordance with prevailing banking industry practices and the applicable requirements of the Regulatory Authorities, to secure its websites, services, and Confidential Customer Information from unauthorized access or use by any Person and, except as otherwise disclosed in Section 4.11(c) of the Signature Bank Disclosure Memorandum, Signature Bank has not granted to any third party any rights to access or use any of such information, including for purposes of soliciting its customers or consumers. A copy of all internally or externally prepared reports or audits that describe or evaluate Signature Bank’s information security procedures have been provided to Parent. Except as otherwise set forth in Section 4.11(c) of the Signature Bank Disclosure Memorandum, none of the Confidential Customer Information or Signature Bank’s websites or services have been the target of any successful or attempted unauthorized access, denial-of-service assault, or other similar attack.

(d)         Without limiting the generality of the foregoing provisions of this Section 4.11, Signature Bank maintains safeguards designed, in accordance with the requirements of the Gramm-Leach-Bliley Act, to protect and maintain the confidentiality of the non-public personally identifiable information of its customers and consumers.

4.12    Environmental Matters.

(a)           Signature Bank has delivered, or caused to be delivered or made available to Parent, true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot or other improvement, and other environmental reports and studies in the possession of Signature Bank relating to its Participation Facilities and Operating Properties. To Signature Bank’s Knowledge, there has been no written third-party environmental site assessment conducted assessing the presence of hazardous substances located on any of Signature Bank’s Participation Facilities or Operating Properties, except as set forth in Section 4.12(a) of the Disclosure Schedules. To the Knowledge of Signature Bank, after reasonable inquiry, there are no underground storage tanks on, in or under any property currently owned, operated or leased by Signature Bank or Signature Insurance. To Signature Bank’s Knowledge, there are no material violations of Environmental Laws on properties that secure loans made by Signature Bank.

(b)           To Signature Bank’s Knowledge, Signature Bank, its Participation Facilities, and its Operating Properties are, and have been, in compliance with Environmental Laws in all material respects.

(c)           There is no Litigation pending, or to Signature Bank’s Knowledge, no environmental enforcement action, investigation, or Litigation threatened before any Governmental Authority or other forum in which Signature Bank or any of its Operating Properties or Participation Facilities (or Signature Bank in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by Signature Bank or any of its Operating Properties or Participation Facilities and, to the Knowledge of Signature Bank, there is no reasonable basis for any such proceeding, claim, enforcement action, investigation, or Litigation that would impose any Liability or obligation that would reasonably be expected to, either individually or in the aggregate, be material to Signature Bank.

(d)           During the period of Signature Bank’s ownership or operation of any of its current properties, participation in the management of any Participation Facility, or holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except, in the case of releases, discharges, spillages, or disposals caused by third parties and migrating onto such properties, to Signature Bank’s Knowledge. Prior to the period of Signature Bank’s ownership or operation of any of its current properties, participation in the management of any Participation Facility, or holding of a security interest in any Operating Property, to Signature Bank’s Knowledge, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Operating Property. During and prior to the period of Signature Bank’s ownership or operation of any of its current properties, participation in the management of any Participation Facility, or holding of a security interest in any Operating Property, to Signature Bank’s Knowledge, there have been no violations of any Environmental Laws, including but not limited to unauthorized alterations of wetlands.

4.13    Compliance with Laws.

(a)           Each Signature Bank Entity has in effect, and has had in effect at all times since January 1, 2022, all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to its business or employees conducting its business.

(b)           Each Signature Bank Entity is, and has been since January 1, 2022, in compliance in all material respects with all applicable federal, state, local, and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the Gramm-Leach-Bliley Act of 1999, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all Regulatory Authority requirements relating to the origination, sale and servicing of mortgage loans.

(c)           Signature Bank has not received any notification or communication from any Governmental Authority (A) asserting that Signature Bank is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring Signature Bank (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking.

(d)           There (A) is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Signature Bank or any of its Subsidiaries, (B) are no notices or correspondence received by Signature Bank with respect to formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to Signature Bank’s business, operations, policies, or procedures since its inception, and (C) is not any pending or, to Signature Bank’s Knowledge, threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of it.

(e)           None of Signature Bank’s directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, anything of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (1) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (2) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(f)            Signature Bank has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and Signature Bank has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 353.3. Since January 1, 2022, Signature Bank has not been made subject to any written enforcement action or formal written notice from a Governmental Authority alleging material non-compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records, and (iii) the exercise of due diligence in identifying customers. The board of directors of Signature Bank has implemented an anti-money laundering program that contains customer identification verification procedures designed to be reasonably appropriate and risk-based, and to comply in all material respects with the requirements of Sections 352 and 326 of the USA PATRIOT Act.

(g)           Signature Bank is not engaged in any transaction with, and has not directly or indirectly dealt with, any Person listed on the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or on any other similar list maintained by any Governmental Authority relating to sanctions or restricted parties. To the Knowledge of Signature Bank, no Person who is a direct or indirect beneficial owner of five percent (5%) or more of any class of equity securities of Signature Bank is listed on any such list or is otherwise the subject of any sanctions administered or enforced by any such Governmental Authority.

(h)           Signature Bank is in compliance in all material respects with the Corporate Transparency Act and any applicable beneficial ownership disclosure requirements.

(i)            As of the date hereof, Signature Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator).

(j)            Notwithstanding the foregoing subsections in this Section 4.13, Signature Bank does not make any representation or warranty with respect to confidential supervisory information that it is not permitted to disclose under applicable Law or regulatory guidance.

4.14    Labor Relations.

(a)             Each of Signature Bank and Signature Insurance are and for the past three (3) years have been in material compliance with all applicable Laws pertaining to employment and employment practices with respect to the employees of Signature Bank and its Subsidiaries, including but not limited to all Laws relating to wages, hours, overtime, employment discrimination, workplace harassment, retaliation, family and medical leave, disability accommodation, civil rights, safety and health, workers’ compensation, pay equity, I-9 employment eligibility verification and the collection and payment of payroll withholding, unemployment, Medicare and/or social security taxes, and there are no pending, or, to the Knowledge of Signature Bank, threatened, investigations, complaints, charges, claims, lawsuits, or arbitrations with respect to such Laws.

(b)             No Litigation asserts that Signature Bank has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeks to compel Signature Bank to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is Signature Bank subject to any bargaining order, injunction, or other Order relating to Signature Bank’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout, or other job action or labor dispute involving Signature Bank pending or threatened and there have been no such actions or disputes in the past five years. To Signature Bank’s Knowledge, there has not been any attempt by Signature Bank employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of Signature Bank. Except as disclosed in Section 4.14(b) of the Signature Bank Disclosure Memorandum, employment of each employee and the engagement of each independent contractor of Signature Bank is terminable at will by Signature Bank without (i) any penalty, Liability, or severance obligation incurred by Signature Bank, (ii) and in all cases without prior consent by any Governmental Authority.

(c)             To Signature Bank’s Knowledge, all of the employees of Signature Bank and any Subsidiary of Signature Bank employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. Each of Signature Bank and Signature Insurance has complied with E-Verify and any comparable Law.

(d)             Signature Bank has not effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Signature Bank; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Signature Bank; and Signature Bank has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of Signature Bank’s employees has suffered an “employment loss” (as defined in the WARN Act) since six months prior to the Closing Date.

(e)             Section 4.14(e) of the Signature Bank Disclosure Memorandum contains a list of all independent contractors of Signature Bank and each such Person meets the standard for an independent contractor under all Laws (including Treasury Regulations under the Code and federal and state labor and employment Laws) and no such Person is an employee of Signature Bank under any applicable Law.

4.15    Employee Benefit Plans.

(a)           Signature Bank has disclosed in Section 4.15(a) of the Signature Bank Disclosure Memorandum, and has delivered or made available to Parent prior to the execution of this Agreement: (i) copies of each Employee Benefit Plan currently adopted, maintained, sponsored, or contributed to by Signature Bank or any Subsidiary of Signature Bank for the benefit of its employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries, and all amendments thereto (each, a “Signature Bank Benefit Plan,” and collectively, the “Signature Bank Benefit Plans”), other than such Signature Bank Benefit Plans that are maintained by a third-party professional employer organization, which shall be referred to herein as a “PEO Benefit Plan”; and (ii) a list of each PEO Benefit Plan and each Employee Benefit Plan not described in clause (i) but in connection with which Signature Bank has or reasonably could have any Liability or obligation. Any Signature Bank Benefit Plan that is an “employee pension benefit plan,” as defined in Section 3(2) of ERISA, is referred to herein as a “Signature Bank ERISA Plan.” No Signature Bank ERISA Plan is a “defined benefit pension plan” (as defined in Section 414(j) of the Code) subject to Title I, Part 3 of ERISA.

(b)           Signature Bank has made available to Parent with respect to each Signature Bank Benefit Plan (other than any PEO Benefit Plan), as applicable: (i) all trust agreements, insurance contracts, or funding arrangements related to the Signature Bank Benefit Plans and all amendments thereto; (ii) the most recent IRS determination letter, (iii) any, opinion letters, rulings, or advisory opinions, or other material correspondence from the IRS, DOL, or PBGC issued within the last three years; (iv) any filings or documents related to corrective action under the IRS EPCRS program (Rev. Proc. 2021-30, as expanded by Revenue Notice 2023-43, or predecessor or successor guidance); (v) annual reports, returns, actuarial reports, and financial statements for the current and three preceding plan years; (vi) current summary plan descriptions and summaries of benefits and coverages, including summaries of material modifications; (vii) any “top hat” plan filings under ERISA, (viii) service contracts and fidelity bonds covering the current and three plan years, and (ix) any required participant notices provided to participants within the current and prior three plan years.

(c)           Each Signature Bank Benefit Plan complies in all material respects with its terms and all applicable requirements of the Code, ERISA, and other applicable Laws. Each Signature Bank ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, or relies on a favorable opinion or advisory letter issued to a preapproved plan, and Signature Bank is not aware of any event that would reasonably be expected to adversely affect such qualification. No Signature Bank Benefit Plan is the subject of a current governmental audit or investigation, nor has Signature Bank received any notice of noncompliance from any Governmental Authority. Signature Bank is in compliance in all material respects with the SECURE 2.0 Act of 2022 and any associated retirement plan amendments required to be implemented prior to the Closing Date.

(d)           To the Knowledge of Signature Bank, no material oral or written representation has been made to Signature Bank employees regarding any Signature Bank Benefit Plan that is inconsistent with the written terms thereof. No fiduciary or other person acting on behalf of Signature Bank has engaged in any act or omission that could subject Signature Bank or Parent to material Liability under ERISA. There are no unresolved benefit claims or pending disputes under any Signature Bank Benefit Plan, other than routine claims for benefits.

(e)           All documents and reports related to the Signature Bank Benefit Plans are complete and correct in all material respects, have been timely filed with regulatory authorities (if required), and properly distributed to plan participants as required by applicable Law. Any material changes are disclosed in Section 4.15(e) of the Signature Bank Disclosure Memorandum.

(f)            To the Knowledge of Signature Bank, no “party in interest” (as defined in ERISA Section 3(145)) or “disqualified person” (as defined in Code Section 4975(e)(2)) has engaged in any nonexempt “prohibited transaction” (as defined in ERISA Sections 406 and 407 and Code Section 4975) with respect to any Signature Bank Benefit Plan.

(g)           Signature Bank has never maintained or contributed to a plan subject to Code Section 412, ERISA Section 302, or Title IV of ERISA, and has no current or contingent Liability under such provisions.

(h)           Signature Bank has not incurred, and does not reasonably expect to incur, any Liability under Title IV of ERISA, including with respect to any ongoing, frozen, or terminated plan.

(i)            Except as required by COBRA or disclosed in Section 4.15(i) of the Signature Bank Disclosure Memorandum, Signature Bank has no obligation to provide retiree or post-termination health or life benefits, and retains the right to amend or terminate any such arrangements without incurring Liability. No excise taxes under Code Sections 4980B or 5000 have been incurred, and Signature Bank has maintained sufficient records to comply with reporting obligations under Code Sections 6055 and 6056.

(j)            Except as disclosed in Section 4.15(j) of the Signature Bank Disclosure Memorandum, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) trigger any payment (including severance or golden parachute payments), (ii) increase benefits under any Signature Bank Benefit Plan, or (iii) accelerate vesting or timing of any payments or rights under any such plan, including any insurance or deferred compensation arrangements.

(k)           All accrued deferred compensation entitlements (other than those accrued under funded retirement plans) are fully reflected in the Signature Bank Financial Statements, to the extent required by and in accordance with GAAP. Each Signature Bank Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, that is not otherwise exempt from Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code and no payment or award that has been made to any participant under any such Signature Bank Benefit Plan is or has been subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. No Signature Bank Benefit Plan provides for the gross-up or reimbursement of any participant in a Signature Bank Benefit Plan for any of the interest and the penalties specified in Section 409A(a)(1)(B) of the Code, and Signature Bank has not been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.

(l)            All individuals eligible to participate in Signature Bank Benefit Plans have been properly classified, and any individuals treated as independent contractors have been correctly excluded from participation and benefit accruals under such plans.

(m)          Signature Bank has never had an “obligation to contribute” to a multiemployer plan as defined in ERISA Sections 3(37)(A) or 4001(a)(3), nor does it sponsor a multiple employer plan under Code Section 413(c) or a multiple employer welfare arrangement under ERISA Section 3(40) and no such plan is self-insured, except as disclosed in Section 4.15(m) of the Signature Bank Disclosure Memorandum.

(n)           Except as disclosed in Section 4.15(n) of the Signature Bank Disclosure Memorandum, no payments or rights under any life insurance, split-dollar, or bank-owned life insurance arrangements will be triggered or changed as a result of this Agreement or the Merger. Signature Bank retains all ownership rights in such arrangements.

(o)           Except as disclosed in Section 4.15(o) of the Signature Bank Disclosure Memorandum, no Signature Bank Benefit Plan is subject to Code Section 409A(a)(2), (3), or (4), and no plan provides for tax gross-ups related to Section 409A or any similar Law.

(p)           Signature Bank has complied with applicable provisions of the SECURE Act, FFCRA, and CARES Act as they relate to Employee Benefit Plans.

4.16    Material Contracts.

(a)           Except as set forth on Section 4.16(a) of the Signature Bank Disclosure Memorandum, neither Signature Bank nor any Subsidiary of Signature Bank is a party to, bound by, or subject to any agreement, Contract, arrangement, commitment, or understanding (whether written or oral):

(i)              which would entitle any present or former director, officer, employee, consultant or agent of Signature Bank or any Subsidiary of Signature Bank to indemnification from Signature Bank or a Subsidiary of Signature Bank other than as provided in the articles of incorporation, bylaws or similar governing documents of Signature Bank or the applicable Signature Bank Subsidiary;

(ii)             any lease of real property;

(iii)            relating to the lease of personal property having a value in excess of $25,000 individually or $50,000 in the aggregate;

(iv)            which contains a provision that materially restricts the conduct of any line of business by Signature Bank or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of Signature Bank or any of its Subsidiaries or any of their respective Affiliates to engage in any line of business or in any geographic region;

(v)             any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite Signature Bank Shareholder Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(vi)            (A) that relates to the incurrence of indebtedness by Signature Bank or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by Signature Bank or any Subsidiary of Signature Bank of, or any similar commitment by Signature Bank or any Subsidiary of Signature Bank with respect to, the obligations, liabilities or indebtedness of any other person;

(vii)           any exclusive dealing or third-party referral agreement, or commission-sharing arrangement or co-marketing arrangement, including, any finder’s agreement imposed on Signature Bank or any Subsidiary of Signature Bank, or any Contract that contains non-competition or non-solicitation covenants that limit or purport to limit the freedom of Signature Bank or its Subsidiaries to compete in any line of business or with any person or in any area, or to solicit the business of any person or category of persons;

(viii)          any Contract that grants any right of first refusal, right of first offer, most favored nation or similar right with respect to any Assets, rights or property of Signature Bank or its Subsidiaries, or that provides for Signature Bank or any of its Subsidiaries to be the exclusive or preferred provider or recipient of any product or service obligations;

(ix)            any employment agreement, severance agreement, retention agreement, change of control agreement, consulting agreement or similar Contract that is with any director, officer or employee of Signature Bank or any Subsidiary of Signature Bank;

(x)             any partnership, joint venture or other similar Contract;

(xi)            any Contract relating to the acquisition or disposition of any business or operations or, other than in the ordinary course of business consistent with past practice, any Assets or Liabilities (whether by merger, sale of stock, sale of assets, outsourcing or otherwise);

(xii)           any Contract relating to the provision of data processing, network communication, or other technical services to or by Signature Bank;

(xiii)          any Contract that creates future payments or obligations in excess of $25,000 individually or $50,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty or payment upon notice of sixty (60) days or less;

(xiv)          any naming rights, license, franchise or similar Contract, other than non-exclusive licenses granted to Signature Bank or any of its Subsidiaries for the use of commercially available off-the-shelf software or information technology services;

(xv)           that is a settlement, consent or similar Contract (including with a Governmental Authority) and contains any material continuing obligations of Signature Bank or any Subsidiary of Signature Bank;

(xvi)          that relates to the acquisition or disposition of any person, business or asset and under which Signature Bank or any Subsidiary of Signature Bank has or may have an obligation or Liability in excess of $50,000; and

(xvii)         any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by Signature Bank as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act if Signature Bank were subject to such reporting requirements.

Each Contract, arrangement, commitment or understanding of the type described in this Section 4.16(a) is a “Signature Bank Material Contract.” Section 4.16(a) of the Signature Bank Disclosure Memorandum sets forth a list of each of the Signature Bank Material Contracts. Company has made available to Parent true, correct and complete copies of each Signature Bank Material Contract, including any and all amendments and modifications thereto.

(b)           With respect to each Signature Bank Material Contract and except as disclosed in Section 4.16(b) of the Signature Bank Disclosure Memorandum: (i) the Contract is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that Signature Bank hereby represents and warrants that, to its Knowledge, each Signature Bank Material Contract is duly executed by all such parties), subject to the Enforceability Exceptions; (ii) Signature Bank is not in Default thereunder and has in all material respects complied with and performed all obligations required to be complied with or performed by it to date; (iii) Signature Bank has not repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to Signature Bank’s Knowledge, in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no consent which has not been or will not be obtained is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. Section 4.16(b) of the Signature Bank Disclosure Memorandum lists every Consent required by any Contract involving an amount in excess of $50,000. All of the indebtedness of Signature Bank for money borrowed is prepayable at any time by Signature Bank without penalty, premium or charge, except as specified in Section 4.16(b) of the Signature Bank Disclosure Memorandum.

4.17    Privacy of Customer Information.

(a)           Signature Bank is the sole owner all IIPI relating to customers, former customers and prospective customers that will be transferred to Parent pursuant to this Agreement and the other transactions contemplated thereby. For purposes of this Section “IIPI” means any information relating to an identified or identifiable natural person, including, but not limited to “personally identifiable financial information” as that term is defined in 12 CFR Part 1016. No other person or entity has any right, title, or interest in such IIPI.

(b)           The collection, use, storage, disclosure, and transfer of such IIPI by Signature Bank, and the contemplated receipt and use of such IIPI by Parent, comply in all material respects with (i) Signature Bank’s then-current privacy policies, (ii) all applicable privacy-related Laws, including the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, and applicable state privacy or data protection Laws, and (iii) all applicable contracts, commitments, and recognized industry standards. Signature Bank is in compliance in all material respects with all applicable federal and state privacy Laws, including the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, and applicable state consumer privacy Laws.

(c)           Signature Bank has implemented and maintains written policies and procedures, including a written information security program, designed to protect IIPI and other material confidential information from loss, misuse, unauthorized access, alteration, disclosure, or other act or omission that compromises the security or confidentiality thereof. Except as set forth in Section 4.17(c) of the Signature Bank Disclosure Schedule, there has been no material data breach, security incident, or unauthorized access or use of personal information or IIPI maintained by or on behalf of Signature Bank. Signature Bank has not been required to notify any individual, governmental authority, or other person of any such breach or incident under applicable data protection or privacy Laws.

(d)           To the extent Signature Bank has provided access to IIPI to any third party (including vendors, service providers, or agents), such access has been granted pursuant to written agreements that require the third party to implement and maintain reasonable and appropriate measures to protect the confidentiality, integrity, and security of such IIPI and to comply with applicable data protection and privacy Laws. To the Knowledge of Signature Bank, no such third party has materially breached any such agreement or experienced any material data breach involving IIPI.

4.18    Legal Proceedings.

Except as disclosed in Section 4.18 of the Signature Bank Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Signature Bank, threatened (or unasserted but considered probable of assertion) against Signature Bank or any Subsidiary of Signature Bank, or to Signature Bank’s Knowledge, against any director, officer, employee, or agent of Signature Bank or a Subsidiary of Signature Bank in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of Signature Bank or Employee Benefit Plan of Signature Bank, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against Signature Bank or any Subsidiary of Signature Bank. No claim for indemnity has been made or, to Signature Bank’s Knowledge, threatened by any director, officer, employee, independent contractor, or agent of Signature Bank of any Subsidiary of Signature Bank and to Signature Bank’s Knowledge, no basis for any such claim exists.

4.19    Reports.

Since Signature Bank’s inception, Signature Bank has timely filed all forms, filings, registrations, submissions, certifications, returns, information, data, reports, and statements, together with any amendments required to be made with respect thereto, that it was required to file with or furnish to any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith, except where a failure to timely make such filings or to pay such fees and assessments has not had and would not reasonably be expected to have, either individually or in the aggregate, a material impact on the operations or financial condition of Signature Bank. As of their respective dates, each of such filings, reports, and documents, including the financial statements, exhibits, and schedules thereto, were complete and correct and complied in all material respects with the requirements of any applicable Law and the requirements of the applicable Governmental Authority. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.20    Books and Records.

Signature Bank maintains accurate books and records reflecting its Assets and Liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Signature Bank and to maintain accountability for Signature Bank’s Assets; (c) access to Signature Bank’s Assets is permitted only in accordance with management’s authorization; (d) the reporting of Signature Bank’s Assets is compared with existing Assets at regular intervals; and (e) accounts, notes, and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Signature Bank maintains its books and records in compliance with applicable Laws, including those relating to electronic record retention, and maintains systems and controls designed to protect the integrity and security of such records, including logs and audit trails sufficient to detect unauthorized access or changes.

4.21    Loan Portfolio.

(a)           As of the date hereof, except as set forth in Section 4.21(a) of the Signature Bank Disclosure Memorandum, neither Signature Bank nor any of its Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Signature Bank or any Subsidiary of Signature Bank is a creditor under the terms of which the obligor was, as of March 31, 2025 over ninety (90) days or more delinquent in payment of principal or interest. Set forth in Section 4.21(a) of the Signature Bank Disclosure Memorandum is a true, correct and complete list of (i) all of the Loans of Signature Bank that, as of March 31, 2025, that were classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category, (ii) all the Loans of Signature Bank that, as of March 31, 2025, for which interest or principal has been deferred since January 1, 2024, (iii) each asset of Signature Bank that, as of March 31, 2025, is classified as OREO and the book value thereof, and (iv) each non-real estate asset that formerly served as collateral for a Loan which has been foreclosed upon and is now owned by Signature Bank. True, correct and complete copies of the currently effective lending policies and (to the extent requested, descriptions of practices) of Signature Bank has been made available to Parent.

(b)           Each Loan (i) complies in all material respects with all applicable Laws, (ii) has been made, entered into or acquired by Signature Bank in accordance with customary loan policies approved by board of directors of Signature Bank, (iii) is evidenced by promissory notes or other evidences of indebtedness, which are true, genuine and what they purport to be, and which, together with all security agreements and guarantees, constitute a valid and legally binding obligation of the obligor named therein, and Signature Bank and are enforceable in accordance with their terms, (iv) is in full force and effect, and (v) to Signature Bank’s Knowledge, is not subject to any offset, recoupment, adjustment or any other valid or cognizable claim or defense by the applicable borrower; provided that the enforcement of each of (iii) and (v) above may be limited by the Enforceability Exception. None of the rights or remedies under the documentation relating to the Loans has been amended, modified, waived, subordinated or otherwise altered by Signature Bank, except as evidenced by a written instrument which is a part of the file with respect to such Loans made available to Parent and was entered into by Signature Bank in good faith and in its ordinary course of business consistent with past practice. For purposes of this Section 4.21, the phrase “enforceable in accordance with its terms” as it relates to a Loan does not mean that the borrower has the financial ability to repay a Loan or that any collateral is sufficient to result in payment of the Loan secured thereby.

(c)           Each outstanding Loan (including Loans held for resale or previously sold to investors) has been solicited and originated and is administered and, where applicable, serviced, and the relevant files (and to Signature Bank’s Knowledge, the relevant files for Loans serviced by third parties, which are maintained by such third party servicers) are being maintained, in accordance with the relevant Loan documents in all material respects, Signature Bank’s underwriting and servicing standards in all material respects (and, in the case of Loans held for resale or previously sold to investors, the underwriting standards, if any, of the applicable investors) and with all applicable Laws in all material respects and applicable requirements of any government-sponsored enterprise program in all material respects. Signature Bank has properly fulfilled in all material respects its contractual responsibilities and duties with respect to any Loan in which Signature Bank acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

(d)           Except as set forth on Section 4.21(d) of the Signature Bank Disclosure Memorandum, none of the agreements pursuant to which Signature Bank has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein, other than repurchase obligations arising upon breach of representations and warranties, covenants and other obligations of Signature Bank, as applicable.

(e)           Signature Bank has made available to Parent true and correct copies of the loan files, requested in writing by Parent, related to the Loans. Such files contain, in all material respects, all of the documents and instruments relating to such Loans.

(f)            All payments made on the Loans have been properly credited to the respective Loan.

(g)           Signature Bank is, and has been, at all times it has been originating and servicing Loans guaranteed by the SBA, authorized to originate and service loans made pursuant to SBA’s 7(a) loan program or Section 7(a) of the Small Business Act (15 U.S.C. 636(a)) (the “SBA Act”). Except as set forth in Section 4.21(g) of the Signature Bank Disclosure Memorandum, as to each Loan that is secured, whether in whole or in part, by a guaranty of the SBA or any other Governmental Authority, such guaranty is in full force and effect, and will remain in full force and effect following the Closing Date, in each case, without any further action by Signature Bank subject to Signature Bank fulfilling its obligations under the Small Business Administration Agreement that arise after the date hereof.

4.22    Loans to, and Transactions with, Executive Officers and Directors.

Signature Bank has not, since its inception, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Signature Bank, except as permitted by Section 13(k) of the Exchange Act and Federal Reserve Regulation O. Section 4.22 of the Signature Bank Disclosure Memorandum identifies any loan or extension of credit maintained by Signature Bank to which the second sentence of Section 13(k)(1) of the Exchange Act applies or would apply if Signature Bank were subject to such Section. Except as disclosed in Section 4.22 of the Signature Bank Disclosure Memorandum, no director or executive officer of Signature Bank, nor any “associate” (as defined in Rule 14a-1 under the Exchange Act) or related interest thereof, (i) is a party to any material Contract with Signature Bank, (ii) has any material interest in any property used in or pertaining to the business of Signature Bank, or (iii) has engaged in any transaction with Signature Bank that would be required to be disclosed under Item 404 of Regulation S-K if Signature Bank were subject thereto.

4.23    Investment Securities.

(a)            Section 4.23(a) of the Signature Bank Disclosure Memorandum sets forth as of May 31, 2025, the investment securities owned by Signature Bank or any Subsidiary of Signature Bank (the “Signature Bank Investment Securities”), as well as any purchases or sales of Signature Bank Investment Securities between December 31, 2024 to and including May 31, 2025, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any Signature Bank Investment Securities sold during such time period between December 31, 2024 to and including May 31, 2025. Neither Signature Bank nor Signature Insurance owns or holds any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company (other than Signature Insurance and stock of the Federal Home Loan Bank), mortgage or loan broker or any other financial institution. Each of Signature Bank and Signature Insurance has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Liens, except as set forth in the Signature Bank Financial Statements, and except to the extent such securities or commodities are pledged in the ordinary course of business consistent with past practice to secure obligations of Signature Bank or Signature Insurance. The Signature Bank Investment Securities are valued on the books of Signature Bank in accordance with GAAP and in a manner consistent with the applicable guidelines issued by applicable Regulatory Authorities.

(b)            Each of Signature Bank and Signature Insurance employs, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that management of Signature Bank believes are prudent and reasonable in the context of their respective businesses, and each of Signature Bank and Signature Insurance has, since January 1, 2022, been in compliance with such policies, practices and procedures in all material respects.

4.24    Regulatory Matters.

Signature Bank has not taken or agreed to take any action and has no Knowledge of any fact or circumstance related to Signature Bank that is reasonably likely to materially impede or delay the receipt of any regulatory approval required for the transactions contemplated by this Agreement or that could reasonably be expected to result in the imposition of a Materially Burdensome. To the Knowledge of Signature Bank, no Person intends to, or is likely to, oppose, challenge or intervene with respect to any application required or planned to be made to any Regulatory Authority in connection with the Merger. Signature Bank is not subject to, nor has it received any written notification that it may become subject to, any cease-and-desist order, consent order, written agreement, consent agreement, memorandum of understanding, board resolution adopted at the request or suggestion of any Regulatory Authority, or other formal or informal enforcement action or supervisory directive (each, a “Regulatory Agreement”) that restricts its ability to conduct its business in any material respect, restricts its ability to pay dividends, or that relates to its capital, liquidity, asset quality, earnings, governance, internal controls, or compliance programs. Signature Bank is not a party to any commitment letter or similar undertaking with, or is subject to any Order or directive by, or has been a recipient of any supervisory letter from, or has adopted any policies or procedures at the request of, any Regulatory Authority and has not been ordered to pay any material civil money penalty. To the Knowledge of Signature Bank, there are no pending or threatened regulatory or supervisory investigations, inquiries, or proceedings that could reasonably be expected to result in a Regulatory Agreement. Notwithstanding the foregoing, Signature Bank does not make any representation or warranty with respect to confidential supervisory information that it is not permitted to disclose under applicable Law or regulatory guidance.

4.25    State Takeover Laws.

Signature Bank has taken all necessary action, if any, to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover Laws (collectively, “Takeover Laws”).

4.26    Brokers and Finders; Opinion of Financial Advisor.

Except for Signature Bank Financial Advisor, neither Signature Bank nor any of its officers, directors, employees, or Representatives, has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder’s or other such fees in connection with this Agreement or the transactions contemplated hereby. The Board of Directors of Signature Bank has received the opinion of the Signature Bank Financial Advisor (which, if initially rendered verbally, will be confirmed in a written opinion, dated the same date on which the opinion was rendered verbally), to the effect that, as of the date of such opinion, the consideration to be received in the Merger by the holders of Signature Bank Common Stock is fair, from a financial point of view, to such holders, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified. A signed copy of such opinion has been or will be promptly delivered to Parent.

4.27    Board Recommendation.

Signature Bank’s Board, at a meeting duly called and held, has by unanimous vote of the directors present (i) adopted this Agreement and approved the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, and has determined that, taken together, they are fair to and in the best interests of Signature Bank’s shareholders, and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of Signature Bank Common Stock approve this Agreement, and approve the Merger and the related transactions and to call and hold a meeting of Signature Bank’s shareholders at which this Agreement, the Merger, and the related transactions shall be submitted to the holders of the shares of Signature Bank Common Stock for approval.

4.28    Statements True and Correct.

(a)           No statement, certificate, instrument, or other writing furnished or to be furnished by Signature Bank or any Affiliate thereof to Parent pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           None of the information supplied or to be supplied by Signature Bank for inclusion in the Registration Statement to be filed by Parent with the SEC will (after taking into account any supplemental or amended information provided prior to approval), when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Signature Bank for inclusion in any Joint Proxy Statement/Prospectus to be mailed to each of Signature Bank’s shareholders and Parent’s shareholders in connection with their respective Shareholders’ Meeting, and any other documents to be filed by Signature Bank with any Regulatory Authority in connection with the transactions contemplated hereby, will (after taking into account any supplemental or amended information provided prior to filing, mailing, or the date of their respective Shareholders’ Meeting) at the respective time such documents are filed, and with respect to any Joint Proxy Statement/Prospectus, when first mailed to the shareholders of each of Signature Bank or Parent, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the respective Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the respective Shareholders’ Meeting.

(c)           All documents that Signature Bank or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

4.29    Anticipated Merger-Related Expenses.

Section 4.29 of the Signature Bank Disclosure Memorandum sets forth Signature Bank’s good faith estimate as of the date of this Agreement of its anticipated investment banking, legal, accounting, and other expenses associated with this Agreement and the consummation of the transactions contemplated hereby that, based upon reasonable inquiry, are expected to be paid or accrued through the Effective Time.

4.30    Delivery of Signature Bank Disclosure Memorandum.

Signature Bank has delivered to Parent a Signature Bank Disclosure Memorandum that is true, correct, and complete in all material respects.

4.31    Insurance.

(a)           Section 4.31(a) of the Signature Bank Disclosure Memorandum identifies all of the material insurance policies, binders, or bonds currently maintained by Signature Bank (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. Signature Bank is insured with reputable insurers against such risks and in such amounts as the management of Signature Bank reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, Signature Bank has not received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and Signature Bank is not in default thereunder and all claims thereunder have been filed in due and timely fashion. Except as disclosed in Section 4.31(a) of the Signature Bank Disclosure Memorandum, Signature Bank has made no claims during the past three years, no claims are pending or contemplated to be made, under its current policies of directors’ and officers’ errors and omissions or other insurance or its current bankers’ blanket bond, and there is no claim for coverage by Signature Bank pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy.

(b)           Section 4.31(b) of the Signature Bank Disclosure Memorandum sets forth a true, correct, and complete description of all bank owned life insurance (“BOLI”) owned by Signature Bank, if any, including the value of the BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Signature Bank Financial Statements in accordance with GAAP. All BOLI is owned solely by Signature Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit associated with Signature Bank’s BOLI. Signature Bank has no outstanding borrowings secured in whole or part by its BOLI.

4.32    Community Reinvestment Act.

Signature Bank has complied in all material respects with the provisions of the Community Reinvestment Act and the rules and regulations thereunder, has a Community Reinvestment Act rating of not less than “satisfactory” in its most recently completed exam, and has received no material criticism from regulators with respect to discriminatory lending practices, and Signature Bank has no Knowledge of any conditions, facts, or circumstances that could result in a Community Reinvestment Act rating for Signature Bank of less than “satisfactory” or material criticism from regulators or consumers with respect to discriminatory lending practices.

4.33    Trust Business; Administration of Fiduciary Accounts.

Signature Bank has not offered or engaged in providing any individual or corporate trust services nor administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor.

Article 5
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to Signature Bank as follows:

5.1      Organization, Standing, and Power.

Each of Parent and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, , individually or in the aggregate, a Parent Material Adverse Effect.

5.2      Capital Stock.

The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share. As of June 15, 2025, 7,681,601 shares of Parent Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any Parent shareholder. All shares of Parent Common Stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

5.3      Authority; No Breach by Agreement.

(a)           Each of Parent and First Community Bank has the corporate power and authority necessary to execute and deliver this Agreement and, subject to any necessary approvals referred to in Section 8.1(b), the approval of the Parent as the sole shareholder of First Community Bank, and the approval by Parent’s shareholders of this Agreement and the issuance of the Aggregate Merger Consideration with respect to the Merger, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger and the issuance of the Aggregate Merger Consideration, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Parent and First Community Bank, subject to (i) the approval of the Merger by Parent, as the sole shareholder of First Community Bank (“Requisite First Community Bank Shareholder Vote”) and (ii) the approval of this Agreement and the issuance of the Aggregate Merger Consideration pursuant to this Agreement by the holders of two-thirds of the outstanding shares of Parent Common Stock, which is the only Parent shareholder vote required for approval in connection with this Agreement and the transactions contemplated herein (the “Requisite Parent Shareholder Vote”). Subject to any necessary approvals referred to in Section 8.1(b), and by such Requisite First Community Bank Shareholder Vote and Requisite Parent Shareholder Vote, this Agreement represents a legal, valid, and binding obligation of Parent and First Community Bank enforceable against Parent and First Community Bank in accordance with their respective terms (except in all cases as limited by the Enforceability Exception).

(b)           Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Parent’s articles of incorporation or bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Parent Entity under, any Contract or Permit of any Parent Entity, or, (iii) subject to receipt of the requisite Consents referred to in Sections 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Parent Entity or any of their respective material Assets.

(c)           No consents or approvals of or filings or registrations with any Governmental Authority are necessary by Parent or any of its Subsidiaries in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, except for (a) the filing of applications, notices, or waiver requests with, and approval of such applications, notices, or waiver requests from, the Federal Reserve, the FDIC, the SBA, the Office of Commissioner of Insurance and Safety Fire of Georgia, the Georgia Department of Banking and Finance, and the South Carolina Commissioner of Banking, (b) the filing by Parent with the SEC of the Registration Statement in which the Joint Proxy Statement/Prospectus will be included, and declaration of effectiveness of the Registration Statement, (c) the filing of the Articles of Merger with the Secretaries of State of the States of South Carolina and Georgia, (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of The Nasdaq Stock Market as to Parent, or Financial Industry Regulatory Authority, Inc., as to Signature Bank, (e) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and (f) filings, consents, permits, exemptions, qualifications or registrations under state securities or “blue sky” Laws.

5.4      Exchange Act Filings; Financial Statements.

(a)           Parent has timely filed and made available to Signature Bank all Exchange Act Documents required to be filed by Parent since January 1, 2022 (together with all such Exchange Act Documents filed, whether or not required to be filed, the “Parent Exchange Act Reports”). The Parent Exchange Act Reports (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof), complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent Exchange Act Reports or necessary in order to make the statements in such Parent Exchange Act Reports, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Parent Exchange Act Reports. No Parent Subsidiary is required to file any Exchange Act Documents.

(b)           Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent Exchange Act Reports, including any Parent Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), and fairly presented in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. The Parent Financial Statements are certified to the extent required by the Sarbanes-Oxley Act.

(c)           Except as would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), and except for those liabilities that are reflected or reserved against on the latest consolidated balance sheet of Parent included in the Parent Exchange Act Reports (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since the date of such consolidated balance sheet, or in connection with this Agreement and the transactions contemplated hereby.

(d)           Parent’s independent public accountants, which have expressed their opinion with respect to the Financial Statements of Parent included in Parent’s Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) “independent” with respect to Parent within the meaning of Regulation S-X and, (z) with respect to Parent, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.

(e)           Parent (i) maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Parent is made known on a timely basis to the individuals responsible for the preparation of Parent’s Exchange Act Documents and (ii) has disclosed, based on its most recent evaluation and to the extent required by applicable law or regulation, to its outside auditors and the audit committee of Parent’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Any such disclosures were made in writing by management to Parent’s auditors and audit committee to the extent required by applicable law. Parent does not have Knowledge of any reason why the certifications and attestations required under Section 404 of the Sarbanes-Oxley Act, could not be provided in accordance with applicable law when next due.

5.5      Reports.

Since January 1, 2022, each Parent Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective date, each such report, statement and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Governmental Authority in the regular course of business of Parent and its Subsidiaries, no Governmental Authority has notified Parent that it has initiated or has pending any proceeding or, to the Knowledge of Parent, threatened an investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2022. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of Parent or any of its Subsidiaries.

5.6      Compliance with Laws.

(a)           Each Parent Entity has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to its business or employees conducting its business.

(b)           Each Parent Entity is in compliance in all material respects with all applicable federal, state, local, and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the Gramm-Leach-Bliley Act of 1999, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Since January 1, 2022, to Parent’s Knowledge, neither Parent nor any of its Subsidiaries has been made subject to any written enforcement action or formal written notice from a Governmental Authority alleging material non-compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations, and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records, and (iii) the exercise of due diligence in identifying customers. The boards of directors of Parent and its Subsidiaries have implemented an anti-money laundering program that contains customer identification verification procedures designed to be reasonably appropriate and risk-based, and to comply in all material respects with the requirements of Sections 352 and 326 of the USA PATRIOT Act.

(c)           As of the date hereof, First Community Bank is “well-capitalized” (as such term is defined under the applicable regulations of its primary federal banking regulator). Parent qualifies as a small bank holding company and, as such, is not subject to consolidated regulatory capital requirements.

(d)           Notwithstanding the foregoing subsections in this Section 5.6, neither Parent nor First Community Bank makes any representation or warranty with respect to confidential supervisory information that it is not permitted to disclose under applicable Law or regulatory guidance.

5.7      Brokers and Finders.

Except for Parent Financial Advisor, neither Parent nor its Subsidiaries nor any of their respective officers, directors, employees, or Representatives, has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finder’s fees in connection with this Agreement or the transactions contemplated hereby.

5.8      Certain Actions.

No Parent Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a Materially Burdensome Condition. To the Knowledge of Parent, no Person intends to, or is likely to, oppose, challenge or intervene with respect to any application required or planned to be made to any Governmental Authority in connection with the Merger.

5.9      Available Consideration.

The shares of Parent Common Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid, and nonassessable and will not be subject to preemptive rights. Parent is not subject to any pending stop order or proceeding by the SEC or any other Governmental Authority that would suspend the effectiveness of any registration statement covering the Parent Common Stock to be issued in the Merger.

5.10    Statements True and Correct.

(a)           No statement, certificate, instrument, or other writing furnished or to be furnished by any Parent Entity or any Affiliate thereof to Signature Bank pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           None of the information supplied or to be supplied by Parent or any Affiliate thereof for inclusion in the Registration Statement to be filed by Parent with the SEC will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent or any Affiliate thereof for inclusion in the Joint Proxy Statement/Prospectus to be delivered to each of Signature Bank’s shareholders and Parent’s shareholders in connection with the respective Shareholders’ Meeting, and in any other document filed by Parent or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated by this Agreement, including pursuant to Section 7.2 hereof, will (after taking into account any supplemental or amended information provided prior to filing, mailing, or the date of their respective Shareholders’ Meeting) at the respective time such documents are filed, and with respect to the Joint Proxy Statement/Prospectus, when first mailed to the shareholders of each of Signature Bank or Parent be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of their respective Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for their respective Shareholders’ Meeting.

(c)           All documents that any Parent Entity or any Affiliate thereof are responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.11    Absences of Certain Changes or Events.

Except as set forth in the Parent Exchange Act Reports or as otherwise contemplated by this Agreement, since January 1, 2022, (a) Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business, and (b) there has been no change or development with respect to Parent and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect.

5.12    Legal Proceedings.

There is no Litigation that would be required to be disclosed in a Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K that is not so disclosed, pending or, to the Knowledge of Parent, threatened against any Parent Entity or against any asset, interest, or right of any of them, nor are there any Orders of any Governmental Authority or arbitrators outstanding against any Parent Entity.

5.13    Community Reinvestment Act.

First Community Bank has complied in all material respects with the provisions of the Community Reinvestment Act and the rules and regulations thereunder, has a Community Reinvestment Act rating of not less than “satisfactory” in its most recently completed exam, and has received no material criticism from regulators with respect to discriminatory lending practices, and Parent has no Knowledge of any conditions, facts, or circumstances that could result in a Community Reinvestment Act rating for First Community Bank of less than “satisfactory” or material criticism from regulators or consumers with respect to discriminatory lending practices.

5.14    Tax Matters.

(a)           Each of Parent and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns that it was required to file under applicable Laws. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by Parent or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course of Business). Neither Parent nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where Parent or such Subsidiary does not file Tax Returns that it is or may be subject to a material amount of Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of Parent or any of its Subsidiaries.

(b)           Parent and each of its Subsidiaries have collected or withheld and paid over to the appropriate Governmental Authority all material amounts of Taxes required to have been collected or withheld and paid over by it, and have complied in all material respects with all related information reporting and backup withholding requirements under all applicable federal, state, local and foreign Laws in connection with amounts paid or owing to any Person, including Taxes required to have been collected or withheld and paid in connection with amounts paid or owing to any employee or independent contractor, creditor, shareholder or other third party.

(c)           No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or have been threatened in writing, in each case, with respect to a material amount of Taxes of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has received from any Taxing Authority (including jurisdictions where Parent or any of its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit, action, suit, proceeding, claim, investigation, examination, or other litigation regarding any material amount of Taxes or (ii) written notice of deficiency or proposed adjustment for a material amount of Tax proposed, asserted or assessed by any taxing authority against Parent or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled. There are no written agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any material Tax or deficiency against Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has waived or extended the applicable statute of limitations for the assessment or collection of any material amount of Taxes.

(d)           Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent), or (ii) has any liability for the Taxes of any Person (other than Parent and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise pursuant to Law.

(e)           Neither Parent nor any of its Subsidiaries has participated in any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations.

(f)            Neither Parent nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(g)           Since January 1, 2022, neither Parent nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(h)           Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

5.15    Regulatory Matters.

(a)           Parent is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

(b)           The deposits of First Community Bank are insured by the FDIC in accordance with FDIA to the fullest extent permitted by Law, and First Community Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to Parent’s Knowledge, threatened

(c)           Subject to Section 10.12, neither Parent nor First Community Bank is subject to any cease-and-desist or other formal or informal Order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any Order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2022, a recipient of any supervisory letter from, or since January 1, 2022, has adopted any policies, procedures or board resolutions at the request of, any Governmental Authority that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, nor has Parent or First Community Bank been advised in writing, or to Parent’s Knowledge, orally, since January 1, 2023, by any Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such formal or informal Order or enforcement action, agreement, memorandum of understanding, or any other commitment or undertaking of the type described in this Section 5.15.

Article 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1      Affirmative Covenants of Signature Bank and Parent.

(a)           From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Parent, which shall not be unreasonably withheld, shall have been obtained, and except as otherwise expressly contemplated herein, Signature Bank shall, and shall cause its Subsidiary to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times and promptly notify Parent of any fact, event, or circumstance that would cause any representation or warranty to be untrue or inaccurate in any material respect, (iv) use best efforts to provide all information requested by Parent related to loans or other transactions made by Signature Bank to a Person with a total relationship credit commitment exceeding $1,500,000, (v) consult with Parent prior to entering into or making any loans that exceed regulatory loan to value guidelines, and, if requested by Parent, provide supporting documentation relating to such loan’s underwriting and approval process, and (vi) take no action which would be reasonably likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.2(j), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(b)           From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Signature Bank shall have been obtained, and except as otherwise expressly contemplated herein, Parent shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, and promptly notify Signature Bank of any fact, event, or circumstance that would cause any representation or warranty to be untrue or inaccurate in any material respect, and (iv) take no action which would reasonably be likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.2(j), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(c)           Signature Bank and Parent each shall, and shall cause each of its Subsidiaries to, cooperate with the other Party and provide all necessary corporate approvals, and cooperate in seeking all approvals of any business combinations of, or corporate actions among, Signature Bank and its Subsidiary requested by Parent, provided, the effective time of such business combinations is on or after the Effective Time of the Merger.

6.2      Negative Covenants of Signature Bank.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Parent, which shall not be unreasonably withheld, shall have been obtained, and except as otherwise expressly contemplated herein, Signature Bank covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a)           amend the articles of incorporation, bylaws, or other governing instruments of any Signature Bank Entity;

(b)           incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $500,000 except in the ordinary course of the business of any Signature Bank Entity consistent with past practices and that are prepayable without penalty, charge, or other payment (which exception shall include, for Signature Bank Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, and Federal Home Loan Bank advances which are in an aggregate principal amount of not more than $30,000,000; provided, that any such Federal Home Loan Bank advances incurred on or after the date of this Agreement shall not have a term to maturity greater than six (6) months). Signature Bank shall not impose, or suffer the imposition, on any Asset of any Signature Bank Entity of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of business of Signature Bank’s business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Signature Bank Disclosure Memorandum);

(c)           repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock or membership interests of any Signature Bank Entity, or declare or pay any dividend or make any other distribution in respect of Signature Bank’s capital stock;

(d)           except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Signature Bank Common Stock, any other capital stock or membership interests of any Signature Bank Entity, or any Right with respect to Signature Bank Common Stock or any other capital or membership interest of any Signature Bank Entity;

(e)           adjust, split, combine, or reclassify any capital stock of any Signature Bank Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Signature Bank Common Stock or issue any Signature Bank Options, or sell, lease, mortgage, or otherwise dispose of or otherwise (i) any shares of capital stock or membership interests of any Signature Bank Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;

(f)            except for purchases of (i) U.S. Government securities or U.S. Government agency securities, which in either case have maturities of two years or less, or (ii) Federal Home Loan Bank stock related to Federal Home Loan Bank advances, purchase any securities or make any material investment except in the ordinary course of business consistent with past practice, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Signature Bank Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

(g)           (i) grant any bonuses or increase in compensation or benefits to the employees, officers or directors of any Signature Bank Entity (except, with respect to employees who are not directors or officers, in the ordinary course of business in accordance with past practice and, with respect to officers and directors, as disclosed on Schedule 6.2(g)(i) of the Signature Bank Disclosure Memorandum), (ii) commit to or pay any severance, change in control, retention, stay bonus, or similar benefit to any officers, employees, directors, independent contractors, or agents of any Signature Bank Entity, except (A) as disclosed in Schedule 6.2(g)(ii) or (B) as may be approved by Parent in connection with the planning and implementation of the employee retention program described in Section 7.10, (iii) enter into or amend any employment, retention, or severance agreements except with the prior written consent of Parent, (iv) pay, accrue, increase, or otherwise provide any fees, compensation, or other benefits to any director of any Signature Bank Entity, or (v) except in order to cancel Signature Bank Options as contemplated in this Agreement, waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Rights or restricted stock, or reprice Rights granted under any Employee Benefit Plan or authorize cash payments in exchange for any Rights, or accelerate or vest or commit or agree to accelerate or vest any amounts, benefits or Rights payable by any Signature Bank Entity;

(h)           enter into or amend any employment Contract between any Signature Bank Entity and any Person (unless such amendment is required by Law) that the Signature Bank Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i)            adopt any new Employee Benefit Plan of any Signature Bank Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans of any Signature Bank Entity other than any such change that is required by Law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by Law, the terms of such plans or consistent with past practice;

(j)            make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements, or GAAP;

(k)           commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Signature Bank Entity for money damages in excess of $25,000 or restrictions upon the operations of any Signature Bank Entity;

(l)            enter into, modify, amend, or terminate any material Contract except for (i) Contracts involving either payments of less than, or the provision of goods or services with a market value of less than $25,000 or (ii) Contracts of one year or less, other than Contracts listed on Section 6.2(l) of the Signature Bank Disclosure Memorandum;

(m)          make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except, with respect to any extension of credit to a Person with a total relationship commitment amount equal to or less than $1,500,000 and which is made in conformity with past practices shall not be subject to the prior written consent of Parent, or waive, release, compromise, or assign any material rights or claims, or make any adverse changes in the mix, rates, terms, or maturities of Signature Bank’s deposits and other Liabilities;

(n)           except for conforming residential mortgage loans held for sale and loans guaranteed by a government agency in whole or in part, enter into any fixed rate loans with a committed rate term of greater than ten years;

(o)           except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Signature Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

(p)           restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or reclassify any significant portion of the loan portfolio in a manner inconsistent with past practice;

(q)           make any individual capital expenditures in excess of $25,000 or capital expenditures in the aggregate in excess of $100,000, other than pursuant to binding commitments existing on the date hereof and set forth on Section 6.2(q) of the Signature Bank Disclosure Memorandum and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

(r)            establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

(s)            knowingly take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 not being satisfied or in a violation of any provision of this Agreement;

(t)            implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

(u)           knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(v)           agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2;

(w)          maintain Signature Bank’s Allowance in a manner that is not consistent with GAAP and applicable regulatory guidelines and accounting principles, practices and methods consistent with past practices of Signature Bank;

(x)           (i) other than in the ordinary course of business consistent with past practice, make any material changes in Signature Bank’s policies and practices with respect to (A) underwriting, pricing, originating, acquiring, selling, or servicing loans, or (B) Signature Bank’s hedging practices and policies, in each case except as required by law or requested by a Regulatory Authority, or (ii) acquire or sell any servicing rights, except the sale of mortgage servicing rights in the ordinary course of business consistent with past practices; or

(y)           make any material changes to its core banking systems, cybersecurity protocols, data processing vendors, or information security infrastructure, including the adoption of new software platforms or the decommissioning of critical systems; or

take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of this Merger.

6.3      Negative Covenants of Parent.

From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement, unless the prior written Consent of Signature Bank, which shall not be unreasonably withheld, shall have been obtained, and except as otherwise expressly contemplated herein, Parent covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(i)              amend its articles of incorporation or bylaws or equivalent organizational documents in a manner that would materially and adversely affect the economic benefits of the Merger to the shareholders of Signature Bank;

(ii)             adopt or publicly propose a plan of complete or partial liquidation or dissolution;

(iii)            take any action or knowingly fail to take any action that is intended or would reasonably be expected to result in the Merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

(iv)            take any action or knowingly fail to take any action that is reasonably likely to prevent, delay or impair Parent’s or First Community Bank’s ability to consummate the Merger or the transactions contemplated by this Agreement; or

(v)             agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.3.

6.4      Control of the Other Party’s Business.

Prior to the Effective Time, nothing contained in this Agreement (including, without limitation, Sections 6.1or 6.2) shall give Parent or its Subsidiaries, directly or indirectly, the right to control or direct the operations of Signature Bank or any Signature Bank Entity. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over it and its Subsidiaries’ respective operations.

6.5      Adverse Changes in Condition.

Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a Signature Bank Material Adverse Effect or a Parent Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.

6.6      Reports.

Each of Parent and its Subsidiaries and Signature Bank and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall make available to the other Party copies of all such reports promptly after the same are filed. Signature Bank and its Subsidiaries shall also make available to Parent monthly financial statements and quarterly Call Reports. The financial statements of Parent and Signature Bank, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports of Parent and Signature Bank filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with applicable Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

Article 7

ADDITIONAL AGREEMENTS

7.1      Shareholder Approvals.

(a)           Signature Bank shall submit to its shareholders this Agreement and any other matters required to be approved by shareholders in order to carry out the intentions of this Agreement, including as required under Section 7-1-531 of the FICG. In furtherance of that obligation, Signature Bank shall take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene, and hold the Signature Bank Shareholders’ Meeting as promptly as reasonably practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. Signature Bank’s Board shall recommend that its shareholders adopt and approve this Agreement and the transaction provided for in this Agreement in accordance with Section 7-1-531(a)(2)(B) of the FICG (the “Signature Bank Recommendation”) and shall include such recommendation in the Joint Proxy Statement/Prospectus delivered to shareholders of Signature Bank, except to the extent Signature Bank’s Board has made an Adverse Recommendation Change (as defined below) in accordance with the terms of this Agreement. Subject to Sections 7.1(b) and (c) and 7.3, Signature Bank shall solicit and use its reasonable efforts to obtain the Requisite Signature Bank Shareholder Vote.

(b)           Neither Signature Bank’s Board nor any committee thereof shall, except as expressly permitted by this Section 7.1, (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the Signature Bank Recommendation or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (each, an “Adverse Recommendation Change”). Notwithstanding the foregoing, prior to the receipt of the Requisite Signature Bank Shareholder Vote, Signature Bank’s Board may make an Adverse Recommendation Change if and only if:

(i)              Signature Bank’s Board determines in good faith, after consultation with the Signature Bank Financial Advisor and outside legal counsel, that it has received an Acquisition Proposal (that did not result from a breach of Section 7.3) that constitutes or is likely to result in a Superior Proposal;

(ii)             Signature Bank’s Board determines in good faith, after consultation with Signature Bank’s outside legal counsel, that a failure to accept such Superior Proposal would be inconsistent with its fiduciary duties to Signature Bank and its shareholders under applicable Law;

(iii)            Signature Bank’s Board provides written notice (a “Notice of Recommendation Change”) to Parent of its receipt of the Superior Proposal and its intent to announce an Adverse Recommendation Change on the third business day following delivery of such notice, which notice shall specify the material terms and conditions of the Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing) and identify the Person or Group making such Superior Proposal (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Notice of Recommendation Change, except that, in such case, the three business day period referred to in this clause (iii) and in clauses (iv) and (v) shall be reduced to two business days following the giving of such new Notice of Recommendation Change);

(iv)            after providing such Notice of Recommendation Change, Signature Bank shall negotiate in good faith with Parent (if requested by Parent) and provide Parent reasonable opportunity during the subsequent three business day period to make such adjustments in the terms and conditions of this Agreement as would enable Signature Bank’s Board to proceed without an Adverse Recommendation Change (provided, however, that Parent and First Community Bank shall not be required to propose any such adjustments); and

(v)             Signature Bank’s Board, following such three business day period, again determines in good faith, after consultation with the Signature Bank Financial Advisor and outside legal counsel, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would be inconsistent with their fiduciary duties to Signature Bank and its shareholders under applicable Law.

Notwithstanding any other provision of this Agreement, except to the extent prohibited by the FICG or GBCC as determined by Signature Bank after consultation with Signature Bank’s outside legal counsel, Signature Bank shall submit this Agreement to its shareholders at Signature Bank’s Shareholders’ Meeting even if Signature Bank’s Board has made an Adverse Recommendation Change, in which case Signature Bank’s Board may communicate the Adverse Recommendation Change and the basis for it to the shareholders of Signature Bank in the Joint Proxy Statement/Prospectus or any appropriate amendment or supplement thereto.

(c)           Parent shall submit to its shareholders this Agreement and any other matters required to be approved by its shareholders in order to carry out the intentions of this Agreement, including the issuance of the Aggregate Merger Consideration. In furtherance of that obligation, Parent shall take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene, and hold the Parent Shareholders’ Meeting as soon as reasonably practicable. The Board of Directors of the Parent shall recommend that its shareholders approve this Agreement and the issuance of the Aggregate Merger Consideration in accordance with the requirements under the SCBCA and the rules and regulations of The Nasdaq Stock Market and shall include such recommendations in the Joint Proxy Statement/Prospectus. Parent shall solicit and use its reasonable best efforts to obtain the Requisite Parent Shareholder Vote. Parent, as the sole shareholder of First Community Bank, shall approve this Agreement and the consummation of the transactions contemplated hereby, including the Merger, by the Requisite First Community Bank Shareholder Vote.

7.2      Registration of Parent Common Stock.

(a)           As promptly as reasonably practicable (and in any event, within 50 days) following the date hereof, Parent shall prepare and file with the SEC the Registration Statement, which shall include the Joint Proxy Statement/Prospectus and constitute the prospectus relating to the Parent Common stock to be issued in the Merger. Signature Bank. Signature Bank will furnish to Parent the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with Parent on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. Parent shall use commercially reasonable efforts to have the Registration Statement made effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and Signature Bank will use their commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be delivered to their respective shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent will advise Signature Bank, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Parent and Signature Bank, or any of their respective affiliates, officers or directors, should be discovered by Parent and Signature Bank which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and, to the extent required by Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC and disseminated by the Parties to their respective shareholders.

(b)           Parent shall also take any action required to be taken under any applicable state Securities Laws in connection with the Merger and each of Parent and Signature Bank shall furnish all information concerning it and the holders of Signature Bank Common Stock as may be reasonably requested in connection with any such action.

(c)           Parent will use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Effective Time.

7.3      Other Offers, etc.

(a)           From the date of this Agreement through the first to occur of the Effective Time or termination of this Agreement, each Signature Bank Entity shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly (i) solicit, initiate, encourage, induce or knowingly facilitate the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal, or (ii) participate in any discussions (except to notify a third party of the existence of restrictions provided in this Section 7.3) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (iii) enter into any agreement (including any agreement in principle, letter of intent or understanding, merger agreement, stock purchase agreement, asset purchase agreement, or share exchange agreement, but excluding a confidentiality agreement of the type described below) (an “Acquisition Agreement”) contemplating or otherwise relating to any Acquisition Transaction, or (iv) propose or agree to do any of the foregoing; provided, however, that prior to the receipt of the Requisite Signature Bank Shareholder Vote, this Section 7.3 shall not prohibit a Signature Bank Entity from furnishing nonpublic information regarding any Signature Bank Entity to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide, unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if and only if: (A) no Signature Bank Entity or Representative or Affiliate thereof shall have violated any of the restrictions set forth in this Section 7.3 (other than any breach of such obligation that is unintentional and immaterial and did not result in the submission of such Acquisition Proposal), (B) Signature Bank’s Board shall have determined in good faith, after consultation with the Signature Bank Financial Advisor and Signature Bank’s outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, (C) Signature Bank’s Board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law to Signature Bank and its shareholders, (D) (1) at least five business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person or Group, Signature Bank gives Parent written notice of the identity of such Person or Group and of Signature Bank’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person or Group, and thereafter provides Parent with prompt written notice of any material amendment or modification to such Acquisition Proposal, and (2) Signature Bank receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to Signature Bank than the confidentiality terms of this Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, Signature Bank furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Signature Bank to Parent). In addition to the foregoing, Signature Bank shall provide Parent with at least five business days’ prior written notice of a meeting of Signature Bank’s Board at which meeting Signature Bank’s Board is reasonably expected to resolve to recommend the Acquisition Agreement as a Superior Proposal to its shareholders, and Signature Bank shall keep Parent reasonably informed on a prompt basis, of the status and material terms of such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof.

(b)           In addition to the obligations of Signature Bank set forth in this Section 7.3, as promptly as practicable, after any of the directors or executive officers of Signature Bank become aware thereof, Signature Bank shall advise Parent of any request received by Signature Bank for nonpublic information which Signature Bank reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Signature Bank shall keep Parent informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

(c)           Signature Bank shall, and shall cause its and its Subsidiary’s directors, officers, employees, members, managers, and Representatives to immediately cease any and all existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall use, and cause to be used, reasonable best efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.

(d)           Nothing contained in this Agreement shall prevent a Party or its board of directors from (i) complying with Rule 14e-2(a) under the Exchange Act with respect to a tender offer, provided, however, that such compliance shall not in any way limit or modify such Party’s obligations under this Agreement, including the provisions of this Section 7.3; (ii) making any disclosure to shareholders of such Party solely to the extent required by applicable Law, provided that nothing in this clause shall permit such Party to make any recommendation that is inconsistent with the board’s recommendation in favor of this Agreement unless permitted by Section 7.3; (iii) informing any Person of the existence of the provisions contained in this Section 7.3; or (iv) making a “stop, look, and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act, so long as such communication contains no recommendation or express opinion by the board of directors.

7.4      Consents of Regulatory Authorities.

The Parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable, but not later than 30 days following the date of this Agreement, all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

7.5      Agreement as to Efforts to Consummate.

Subject to the terms and conditions of this Agreement, each Party agrees to take, and to cause its Subsidiaries to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its commercially reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

7.6      Investigation and Confidentiality.

(a)           Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests, provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Notwithstanding the foregoing, neither Party shall be required to disclose any information to the extent such disclosure would violate applicable Law, any confidentiality obligation to a Governmental Authority, or the terms of any supervisory or examination process (including information constituting confidential supervisory information). No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, Signature Bank shall permit Parent’s senior officers and independent auditors to meet with the senior officers of Signature Bank, including officers responsible for the Signature Bank Financial Statements and the internal controls of Signature Bank’s independent public accountants, to discuss such matters as Parent may deem reasonably necessary or appropriate for Parent to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act.

(b)           In addition to each Party’s obligations pursuant to Section 7.6(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

(c)           Signature Bank shall use its reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Signature Bank to preserve the confidentiality of the information relating to the Signature Bank Entities provided to such Persons and their Affiliates and Representatives.

(d)           Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Signature Bank Material Adverse Effect or a Parent Material Adverse Effect, as applicable; provided, that no Party shall be required to provide notice of or otherwise disclose any communication or determination by a Governmental Authority or Self-Regulatory Organization if such disclosure is prohibited by applicable Law or if the substance of such communication constitutes confidential supervisory information.

7.7      Press Releases.

Prior to the Effective Time, Signature Bank and Parent shall consult with each other and agree as to the form and substance of any press release, communication with Signature Bank’s shareholders, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

7.8      Charter Provisions.

Each Signature Bank Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any Signature Bank Entity or restrict or impair the ability of Parent or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Signature Bank Entity that may be directly or indirectly acquired or controlled by them.

7.9      Employee Benefits and Contracts.

(a)           All persons who are employees of the Signature Bank Entities immediately prior to the Effective Time and whose employment is not terminated, if any, at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time, become employees of First Community Bank; provided, however, that in no event shall any of the employees of the Signature Bank Entities be executive officers of Parent or First Community Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position by the Board of Directors of Parent or First Community Bank and in accordance with the bylaws of Parent or First Community Bank. All of the Continuing Employees shall be employed at the will of First Community Bank, and no contractual right to employment shall inure to such employees because of this Agreement, except as may be otherwise expressly set forth in this Agreement, or in any individual employment agreement or benefit arrangement entered into in connection with the Merger.

(b)           As of the Effective Time, each Continuing Employee shall be eligible to participate in each of First Community Bank’s Employee Benefit Plans with full credit for prior service with Signature Bank solely for purposes of eligibility and vesting.

(c)           As of the Effective Time and to the extent of eligibility in a First Community Bank Employee Benefit Plan, First Community Bank shall make available employer-provided benefits under First Community Bank’s Employee Benefit Plans to each Continuing Employee on the same basis as it provides such coverage to First Community Bank employees. With respect to First Community Bank’s Employee Benefit Plans providing health coverage, First Community Bank shall use commercially reasonable efforts, to the extent permitted by the applicable insurance provider, to cause any pre-existing condition exclusion, eligibility waiting period, or other limitation or exclusion that would otherwise apply under such plans to new employees not to apply to a Continuing Employee or any covered dependents who were covered under a similar Signature Bank plan as of the Effective Time of the Merger. Notwithstanding the foregoing, Continuing Employees shall be eligible to enroll their children as covered dependents under such plans, but spouses shall not be eligible for coverage in accordance with First Community Bank’s policy. Continuing Employees whose spouses lose medical coverage under the Signature Employee Benefit Plans as a result of the Merger will be eligible to receive a monthly supplemental payment for medical insurance coverage most similar to First Community Bank’s Employee Benefit Plans, the amount of such payment shall equal the anticipated monthly cost of spousal medical coverage under the Health Insurance Marketplace established under the Affordable Care Act, to the extent such cost exceeds the higher of (i) the cost First Community Bank would have paid for spousal coverage or (ii) the cost Signature Bank is paying for spousal coverage as of the date of this Agreement. If such spouse obtains, or becomes eligible for, medical coverage from another source during the plan year, the supplemental payment shall cease. This supplemental payment will be reevaluated at each annual renewal, and, while it may be continued in future years, any continuation will be subject to First Community Bank’s sole discretion. Section 7.9(c) of the Signature Bank Disclosure Memorandum sets forth a list of each spouse of a Signature Bank Employee who, as of the date of this Agreement, participates in coverage under a Signature Employee Benefit Plan. In addition, if any such transition occurs during the middle of a plan year, First Community Bank shall use commercially reasonable efforts, to the extent permitted by the applicable insurance provider, to cause any such successor First Community Bank Employee Benefit Plan providing health coverage to give credit toward the satisfaction of any annual deductible limitation and out-of-pocket maximum under the successor plan for any deductible, co-payment, or other cost-sharing amounts previously paid by a Continuing Employee under the corresponding Signature Bank Employee Benefit Plan during that plan year prior to the effective date of such transition.

(d)           Employees of the Signature Bank Entities (i) whose employment is not continued by Parent or First Community Bank following the Effective Time, (ii) whose continued employment is terminated by Parent or First Community Bank (or by Signature Bank at the request of Parent or First Community Bank) for reasons other than for cause or by the employee as a result of a material diminution in his or her base salary (which, for purposes herein, shall mean a reduction of five percent (5%) or more of such employee’s base salary) or a material change to the employee’s work location, at the Effective Time or during the six (6) month period following the Effective Time or (iii) whose continued employment is limited to a defined post-Closing transition period as set forth in an individual retention agreement, offer letter, or other written arrangement (each, a “Displaced Employee”), shall be eligible to receive severance in an amount equal to three (3) weeks of base salary per full year of service, not to exceed fifty-two (52) weeks of base salary in the aggregate, subject to and contingent upon the execution and non-revocation of a customary release of claims in a form reasonably acceptable to Parent. In its sole discretion, Parent may also offer individual employees retention bonuses as provided in Section 7.10 or other temporary employment arrangements in connection with transition matters, which may be documented in individual offer letters or retention agreements and may address retention payments, the timing of separation, and severance eligibility. Receipt of a retention bonus shall not preclude eligibility for severance under this Section 7.9(d), provided the eligibility conditions for each are met, and except as otherwise provided in any individual agreement. Nothing in this Section 7.9(d) shall be deemed to limit or modify the at-will employment status of any Continuing Employee or to confer upon any employee any right to continued employment or severance, except as expressly provided herein or in an individual agreement.

(e)           Concurrently with the execution and delivery of this Agreement, the Chief Executive Officer of Signature Bank shall enter into and deliver to Parent and First Community Bank an employment agreement dated as of the date hereof (and which shall be effective as of the Effective Time) in the form of Exhibit A.

(f)            Concurrently with the execution and delivery of this Agreement, the President and Chief Lending Officer of Signature Bank shall enter into and deliver to Parent and First Community Bank an employment agreement dated as of the date hereof (and which shall be effective as of the Effective Time) in the form of Exhibit B.

(g)           Concurrently with the execution and delivery of this Agreement, the Head of SBA Lending of Signature Bank shall enter into and deliver to Parent and First Community Bank an employment agreement dated as of the date hereof (and which shall be effective as of the Effective Time) in the form of Exhibit C.

(h)           Concurrently with the execution and delivery of this Agreement, each of Signature Bank’s directors, other than the Chief Executive Officer, shall enter into and deliver to Parent a Non-Competition Agreement dated as of the date hereof (and which shall be effective as of the Effective Time) in the form of Exhibit D.

(i)            Concurrently with the execution and delivery of this Agreement, each of Signature Bank’s executive officers, directors, and any other Person or Group (as defined in Section 13(d)(3) of the Exchange Act) that is the beneficial owner of 10% or more of the outstanding shares of Signature Bank Common Stock shall enter into and deliver to Parent a Shareholder Support Agreement dated as of the date hereof in the form of Exhibit E pursuant to which he or she will vote his or her shares of Signature Bank Common Stock in favor of this Agreement and the transactions contemplated hereby.

(j)            No officer, employee, or other Person (other than the corporate Parties to this Agreement) shall be deemed a third party or other beneficiary of this Agreement, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement, except as may be expressly set forth in Section 7.13.

(k)           No provision of this Agreement (i) constitutes or shall be deemed to constitute, an Employee Benefit Plan or other arrangement, an amendment of any Employee Benefit Plan or other arrangement, or any provision of any Employee Benefit Plan or other arrangement or (ii) provide any right or entitlements to any employee or other third party.

(l)            Upon not less than ten days’ notice prior to the Closing Date from Parent to Signature Bank, Signature Bank shall cause the termination, amendment or other appropriate modification of each Signature Bank Benefit Plan (and, with respect to a PEO Benefit Plan, its participation thereunder) as specified by First Community Bank in such notice such that no Signature Bank Entity shall sponsor or otherwise have any further Liability thereunder in connection with such applicable Signature Bank Benefit Plans, including the PEO Benefit Plans, effective as of the date which immediately precedes the Closing Date. Upon such action, participants in such applicable Signature Bank Benefit Plans or PEO Benefit Plans that are “employee pension benefit plans” under Section 3(2) of ERISA shall be 100% vested in their account balances. With respect to each such Signature Bank Benefit Plan, including any PEO Benefit Plan, as to which First Community Bank issues such notice and which provides for a “cash or deferred arrangement” pursuant to Code Section 401(k) (each, a “401(k) Plan”), (i) prior to the Closing Date, the appropriate board of directors among the Signature Bank Entities shall adopt resolutions terminating each 401(k) Plan effective as of the date which immediately precedes the date which includes the Effective Time (the “Termination Date”), (ii) prior to each 401(k) Plan’s termination under “(i),” immediately above, Signature Bank shall cause each 401(k) Plan to adopt all amendments, including amendments and restatements, of each document evidencing each 401(k) Plan, as may be necessary to maintain each 401(k) Plan’s compliance with Code Section 401(a) and other applicable provisions of the Code pursuant to such termination, and (iii) as of the Termination Date, Signature Bank shall cause each 401(k) Plan to proceed with implementing the process of distributing each 401(k) Plan’s account balances to participants. Parent or First Community Bank shall cause its Employee Benefit Plan that provides for a “cash or deferred arrangement” under Code Section 401(k) to accept direct rollovers from any 401(k) Plan described in the preceding sentence, to the extent permitted by the terms of the receiving plan, and shall use commercially reasonable efforts to permit the direct rollover of any outstanding participant plan loan, subject to the receiving plan’s ability and willingness to accept such loan rollovers.

(m)          Subject to the limitations set forth in any applicable Employee Benefit Plan of Parent or First Community Bank, First Community Bank shall credit each Continuing Employee, except for any Continuing Employee who is retained by First Community Bank on a temporary or interim basis for a transitional period following the Effective Time, with up to 40 hours of paid time off representing a rollover of such employee’s accrued but unused vacation time, sick leave, personal time, or similar paid leave from Signature Bank as of the Effective Time (the “Carryover PTO”). Any such Carryover PTO shall be limited to a maximum of one week or 40 hours, and any unpaid accrued time in excess of 40 hours shall be forfeited. Such Carryover PTO must be used in accordance with the terms of any applicable Employee Benefit Plan or policy of First Community Bank, and will be forfeited if not used as required therein.

7.10    Retention Plan.

To facilitate the successful integration of Signature Bank and, in particular, the conversion of its systems to those of First Community Bank, First Community Bank shall establish a retention bonus pool to incentivize and reward select non-director employees of Signature Bank who are critical to such integration. Prior to the Effective Time, First Community Bank shall designate in writing the employees eligible to receive a retention bonus (each, a “Retention Bonus Employee”) and the applicable retention period for such employee, which may extend beyond the Effective Time based on operational needs. Each Retention Bonus Employee must remain continuously employed with First Community Bank or its Affiliates through the end of the applicable retention period in order to earn and receive their retention bonus; provided, however, any Retention Bonus Employee whose employment is terminated by First Community Bank or its Affiliates for reasons other than for cause shall be entitled to receive his or her retention bonus as if he or she remained continuously employed with First Community Bank or its Affiliates through the end of the applicable retention period. Retention bonuses shall be paid as a lump sum, subject to applicable tax withholdings, on the 60th day following the conclusion of the retention period, subject to execution and non-revocation of a customary release of claims prior to such date. Any Retention Bonus Employee who voluntarily resigns or is terminated for cause prior to the end of the applicable retention period shall forfeit their retention bonus. For the avoidance of doubt, nothing in this Agreement shall be construed to obligate any employee to remain employed with First Community Bank or its affiliates for any period of time, and no provision of this Agreement shall be deemed to constitute a guarantee of employment or of payment of any bonus absent satisfaction of the applicable conditions.

7.11    Directors.

At the Effective Time, Parent and the Surviving Bank will cause two individuals who are then serving as directors of Signature Bank to be appointed as directors of Parent and the Surviving Bank (each, a “Continuing Director”). Each Continuing Director’s continued service as a director of Parent and the Surviving Bank shall be subject to the normal nomination and election processes in accordance with applicable law and the governing documents of Parent and the Surviving Bank.

7.12    Section 16 Matters.

Prior to the Effective Time, Parent shall take all such steps as may be required to cause any acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act. Signature Bank agrees to promptly furnish Parent with all requisite information necessary for Parent to take the actions contemplated by this Section 7.12.

7.13    Indemnification.

(a)           For a period of six years after the Effective Time, the Surviving Bank shall indemnify, defend, and hold harmless the present and former directors, officers and employees of the Signature Bank Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees, or agents of Signature Bank or, at Signature Bank’s request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the FICG, the GBCC, Section 402 of the Sarbanes-Oxley Act, the Securities Laws and FDIC Regulations Part 359, and by Signature Bank’s articles of incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Parent Entity is insured against any such matter.

(b)           Prior to the Effective Time, Parent shall purchase, or shall direct Signature Bank to purchase, an extended reporting period endorsement under Signature Bank’s existing directors’ and officers’ liability insurance coverage (“Signature Bank D&O Policy”) (or, if such extended endorsement coverage is not available, or is not available on reasonable terms, for the requisite period of time, such additional policy or policies as shall be necessary to provide coverage for such period of time) for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by Signature Bank’s D&O Policy. The directors and officers of Signature Bank shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement (or additional policy or policies). Such endorsement (or additional policy or policies) shall provide such directors and officers with coverage following the Effective Time for six years or such lesser period of time as can be purchased for an aggregate amount equal to two times the current annual premium for Signature Bank’s D&O Policy (the “Premium Multiple”). If Parent is unable to obtain or maintain the insurance coverage called for in this Section 7.11(b), then Parent shall obtain the most advantageous coverage that can be purchased for the Premium Multiple.

(c)           Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.13, upon learning of any such Liability or Litigation, shall promptly notify Parent and the Surviving Bank thereof in writing. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Bank shall have the right to assume the defense thereof and, in such event, neither Parent nor the Surviving Bank shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Bank elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Parent or the Surviving Bank and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Bank shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Parent and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, unless, in the reasonable judgment of counsel for the Indemnified Parties, there is a conflict of interest among the Indemnified Parties that cannot be waived, in which case Parent and the Surviving Bank shall be obligated to pay for one firm of counsel for each group of Indemnified Parties as shall not have an internal conflict of interest among members of the group; provided, that Parent shall not be obligated to pay for more than two firms of counsel in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither Parent nor the Surviving Bank shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all Parent’s Entities and their respective directors, officers, and controlling persons, employees, agents, and Representatives; and provided, further, that neither Parent nor the Surviving Bank shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d)           If Parent or the Surviving Bank or any successors or assigns shall consolidate with or merge into any other Person and will not be the continuing or surviving Person of such consolidation or merger or transfer of all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Bank shall assume the obligations set forth in this Section 7.13.

(e)           The provisions of this Section 7.13 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.

7.14    Termination of Certain Contracts.

Signature Bank shall use its best efforts to terminate the agreements set forth in Section 7.14 of the Parent Disclosure Memorandum and any other contract or agreement of Signature Bank requested by Parent to be amended, modified, or terminated (each, a “Terminated Contract” and, collectively the “Terminated Contracts”), which termination shall, unless otherwise agreed upon by the Parties, be effective at or prior to the Effective Time. Prior to the Effective Time, Signature Bank will take all actions necessary to pay or accrue any and all costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid in connection with the termination of each Terminated Contract.

7.15    SBA Lender Status.

Parent intends to take commercially reasonable actions to cause First Community Bank to obtain approval from the SBA to conduct operations as a “Preferred Lender” under the SBA Act with such preferred lender status becoming effective as of or prior to the Effective Time. Signature Bank shall use its commercially reasonable best efforts to cooperate with and assist First Community Bank in seeking Preferred Lender status from the SBA.

7.16    Certain Pre-Closing Matters.

Certain pre-Closing matters relating to Signature Bank are described in Section 7.16 the Parent Disclosure Memorandum.

Article 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1      Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a)           Shareholder Approval. The shareholders of Signature Bank shall have approved this Agreement by the Requisite Signature Bank Shareholder Vote, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of Signature Bank’s articles of incorporation and bylaws.

(b)           Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, any Regulatory Authorities required for the consummation of the Merger shall have been obtained or made and shall remain in full force and effect, and all applicable waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall impose any condition or restriction (including any requirement to raise additional capital or to dispose of any Assets) that, in the reasonable judgment of Parent’s board of directors, would (i) reasonably be expected to result, individually or in the aggregate, in a material or adverse impact on the economic or business benefits that Parent reasonably expects to derive from the transactions contemplated by this Agreement to such a degree that, had such condition or restriction been known, Parent would not have entered into this Agreement or (ii) reasonably be expected to have a Parent Material Adverse Effect or Signature Bank Material Adverse Effect after giving effect to the transactions contemplated by this Agreement ((i) or (ii), a ”Materially Burdensome Condition”).

(c)           Registration Statement. The Registration Statement shall have been made effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement.

(d)           Legal Proceedings. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

(e)           Nasdaq Listing. The shares of Parent Common Stock to be issued in connection with the transactions contemplated by this Agreement shall have been approved for listing on The Nasdaq Stock Market.

8.2      Conditions to Obligations of Parent and First Community Bank.

The obligations of Parent and First Community Bank to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 10.6(a):

(a)           Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Signature Bank set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.26 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of Signature Bank set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.26) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Signature Bank Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)           Performance of Agreements and Covenants. Each and all of the agreements and covenants of Signature Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)           Officers’ Certificate. Signature Bank shall have delivered to Parent (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Signature Bank and in Sections 8.2(a), 8.2(b), 8.2(g), 8.2(h), 8.2(i), and 8.2(j) have been satisfied.

(d)           Secretary’s Certificate. Signature Bank shall have delivered a certificate of the secretary of Signature Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Signature Bank executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Signature Bank as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not less than ten days prior to the Closing Date) of the Secretary of State of the State of Georgia as to the good standing of Signature Bank; (iii) a copy of the bylaws of Signature Bank as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions of Signature Bank’s Board authorizing and approving the applicable matters contemplated hereunder, (v) a certificate, if available, of the Georgia Department of Banking and Finance (dated not less than ten days prior to the Closing Date) as to the good standing of Signature Bank, and (vi) a certificate, if available, of the Federal Deposit Insurance Corporation (dated not less than ten days prior to the Closing Date) certifying that Signature Bank is an insured depository institution.

(e)           Tax Opinion. Parent shall have received the opinion of Parent’s legal counsel, dated as of the Closing, in form and substance customary in transactions of the type contemplated hereby, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Parent and Signature Bank will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of fact and Law as the opinion giver considers appropriate, representations contained in certificates of officers of Parent, Signature Bank, and others.

(f)            Employment Agreements; Non-Competition Agreements; Shareholder Support Agreements. The Employment Agreement in the form attached hereto as Exhibit A shall have been executed by the Chief Executive Officer of Signature Bank and delivered to Parent. The Employment Agreement in the form attached hereto as Exhibit B shall have been executed by the President and Chief Lending Officer of Signature Bank and delivered to Parent. The Employment Agreement in the form attached hereto as Exhibit C shall have been executed by the Head of SBA Lending of Signature Bank and delivered to Parent. In addition, the current employment agreement of the President and Chief Lending Officer of Signature Bank shall have been amended, effective as of the Closing, to conform the geographic scope therein to those set forth in the form of Employment Agreement attached hereto as Exhibit B. The Director Non-Competition Agreements in the form attached hereto as Exhibit D shall have been executed by each of Signature Bank’s directors, other than the Chief Executive Officer, and delivered to Parent. The Shareholder Support Agreements in the form attached hereto as Exhibit E shall have been executed by each of the directors, executive officers, and any other Person or Group (as defined in Section 13(d)(3) of the Exchange Act) that is the beneficial owner of 10% or more of the outstanding shares of Signature Bank Common Stock of Signature Bank and delivered to Parent.

(g)           Notices of Dissent. Signature Bank shall not have received timely notice from its shareholders of their intent to exercise their statutory right to dissent with respect to more than 10% of the entitled to vote and outstanding shares of Signature Bank Common Stock.

(h)           No Material Adverse Effect. There shall not have occurred any Signature Bank Material Adverse Effect from December 31, 2024 to the Effective Time with respect to Signature Bank.

(i)            Payments. None of the Signature Bank Entities shall have made any payments or provided any benefits, or is obligated to make any payments or provide any benefits, in connection with the Merger or any related transaction contemplated by this Agreement, any or all of which (i) a deduction could or would be disallowed or limited under Sections 280G, 404, or 162(m) of the Code, or (ii) could or would be subject to withholding or give rise to taxation under Section 4999 of the Code.

(j)            Consents and Approvals. Signature Bank shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a Signature Bank Material Adverse Effect. Signature Bank shall have obtained the Consents listed in Section 4.16(b) of the Signature Bank Disclosure Memorandum, including Consents from the lessors of each office leased by Signature Bank, if any. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of Parent would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

8.3      Conditions to Obligations of Signature Bank.

The obligations of Signature Bank to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Signature Bank pursuant to Section 10.6(b):

(a)           Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 5.1, 5.2(a) and 5.2(b)(i),and 5.5 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2(a) and 5.2(b)(i), and 5.5) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Parent Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)           Performance of Agreements and Covenants. Each and all of the agreements and covenants of Parent and First Community Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)           Officers’ Certificate. Parent shall have delivered to Signature Bank a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Parent and in Sections 8.3(a), 8.3(b), and 8.3(g) have been satisfied.

(d)           Secretary’s Certificate. Parent Entities shall have delivered a certificate of the secretary of the Parent Entities, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Parent Entities executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Parent as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not less than ten days prior to the Closing Date) of the Secretary of State of the State of South Carolina as to the good standing of the Parent; (iii) a copy of the bylaws of Parent as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions of Parent’s Board of Directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate, if available, of the Federal Reserve (dated not less than ten days prior to the Closing Date) certifying that Parent is a registered bank holding company, (vi) a copy of the articles of incorporation of First Community Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of First Community Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate, if available, of the South Carolina State Board of Financial Institutions (dated not less than ten days prior to the Closing Date) as to the good standing of First Community Bank, and (ix) a certificate, if available, of the FDIC (dated not less than ten days prior to the Closing Date) certifying that First Community Bank is an insured depository institution.

(e)           Tax Opinion. Signature Bank shall have received the opinion of Signature Bank’s legal counsel, dated as of the Closing, in form and substance customary in transactions of the type contemplated hereby, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Parent and Signature Bank will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of fact and Law as the opinion giver considers appropriate, representations contained in certificates of officers of Parent, Signature Bank, and others.

(f)            Payment of Merger Consideration. Parent shall be prepared to deliver the Aggregate Merger Consideration, cash in lieu of any fractional shares, and cash payment for the Signature Bank Options as provided by this Agreement.

(g)           No Material Adverse Effect. There shall not have occurred any Parent Material Adverse Effect from December 31, 2024 to the Effective Time with respect to Parent.

Article 9
TERMINATION

9.1      Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Signature Bank, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)           By mutual written agreement of Parent and Signature Bank; or

(b)           By Parent or Signature Bank (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2 or 8.3 as applicable; or

(c)           By Parent or Signature Bank in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority, or any such application shall have been withdrawn (or deemed withdrawn) at the request, whether formal or informal, of such Regulatory Authority, or where, in the reasonable judgment of the board of directors of the terminating Party, the conditions or restrictions proposed to be imposed by such Regulatory Authority would constitute a Materially Burdensome Condition, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable, or (iii) the Requisite Signature Bank Shareholder Vote is not obtained at Signature Bank’s Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon; or

(d)           By Parent or Signature Bank in the event that the Merger shall not have been consummated by July 13, 2026, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1; or

(e)            By Parent (provided, that Parent is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that (i) Signature Bank’s Board shall have made an Adverse Recommendation Change; (ii) Signature Bank’s Board shall have failed to reaffirm the Signature Bank Recommendation within ten business days after Parent requests such at any time following the public announcement of an Acquisition Proposal, (iii) Signature Bank shall have failed to comply in all material respects with its obligations under Section 7.1 or 7.3, or (iv) the condition of Section 8.2(g) is not met; or

(f)            By Signature Bank, prior to the Requisite Signature Bank Shareholder Vote (and provided that Signature Bank has complied in all material respects with Section 7.1 (including the provisions of 7.1(b) regarding the requirements for making an Adverse Recommendation Change)) and Section 7.3, in order to accept a Superior Proposal.

9.2      Effect of Termination.

In the event of the termination and abandonment of this Agreement by either Parent or Signature Bank pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 7.6(b), 9.2, 9.3, 10.2, and 10.3 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3      Termination Fee.

(a)           If Parent terminates this Agreement pursuant to Section 9.1(e) of this Agreement or Signature Bank terminates this Agreement pursuant to Section 9.1(f) of this Agreement, then Signature Bank shall, on the date of termination, pay to Parent the sum of $1,600,000 prior to the termination or abandonment of this Agreement pursuant to Section 9.1 (the “Termination Fee”). The Termination Fee shall be paid to Parent in same day funds. Signature Bank hereby waives any right to set-off or counterclaim against such amount.

(b)           In the event that (i) an Acquisition Proposal with respect to Signature Bank shall have been communicated to or otherwise made known to the shareholders, senior management or board of directors of Signature Bank, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Signature Bank after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by Signature Bank or Parent pursuant to Section 9.1(d) (if the Requisite Signature Bank Shareholder Vote has not theretofore been obtained), (B) by Parent pursuant to Section 9.1(b), or (C) by Signature Bank or Parent pursuant to Section 9.1(c)(iii), and (iii) prior to the date that is twelve (12) months after the date of such termination, Signature Bank consummates an Acquisition Transaction or enters into an Acquisition Agreement, then Signature Bank shall on the earlier of the date an Acquisition Transaction is consummated or any such Acquisition Agreement is entered into, as applicable, pay Parent a fee equal to the Termination Fee in same day funds. For the avoidance of doubt, Parent shall be entitled to no more than one Termination Fee. Signature Bank hereby waives any right to set-off or counterclaim against such amount.

(c)           The Parties acknowledge that the agreements contained in this Article 9 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent would not enter into this Agreement; accordingly, if Signature Bank fails to pay promptly any fee payable by it pursuant to this Section 9.3, then Signature Bank shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment.

9.4      Non-Survival of Representations and Covenants.

Except for Articles 2 and 3, Sections 7.6(b), 7.8, 7.9, and 7.13, and this Article 9, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

Article 10
MISCELLANEOUS

10.1    Definitions.

(a)           Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“401(k) Plan” shall have the meaning as set forth in Section 7.9(l) of the Agreement.

“Acquisition Agreement” shall have the meaning as set forth in Section 7.3(a) of the Agreement.

“Acquisition Proposal” means any proposal (whether communicated to Signature Bank or publicly announced to Signature Bank’s shareholders) by any Person (other than Parent or any of its Affiliates) for an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Signature Bank by any Person or Group (other than Parent or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of Signature Bank or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Parent or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of Signature Bank or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Signature Bank pursuant to which the shareholders of Signature Bank immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Signature Bank; or (iii) any liquidation or dissolution of Signature Bank.

“Adverse Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (Pub. L. No. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152), and any rules or regulations issued thereunder.

“Agreement” shall have the meaning as set forth in the introduction of the Agreement.

“Aggregate Merger Consideration” means the aggregate Merger Consideration payable to holders of Signature Bank Common Stock hereunder, which shall be equal to the product of (x) the Merger Consideration, times (y) the number of shares of Signature Bank Common Stock (excluding Dissenter Shares and Excluded Shares) issued and outstanding at the Effective Time.

“Allowance” shall have the meaning as set forth in the Section 4.9(a) of the Agreement.

“Articles of Merger” shall have the meaning as set forth in the Section 1.3 of the Agreement.

“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Audited Financial Statements” shall have the meaning as set forth in Section 4.5(b) of the Agreement.

“Bank Merger” shall have the meaning as set forth in Section 1.5(a) of the Agreement.

“BOLI” shall have the meaning as set forth in Section 4.32(b) of the Agreement.

“Book-Entry Shares” means any non-certificated share of Signature Bank Common Stock held in book entry form on Signature Bank’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of Signature Bank Common Stock.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of South Carolina are authorized or obligated to close.

“Call Reports” shall mean Consolidated Reports of Condition and Income (FFIEC Form 051) or any successor form of the Federal Financial Institutions Examination Council of Signature Bank.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136), as amended, and any regulations or guidance issued thereunder, including provisions affecting employee benefit plans, retirement plan distributions and loans, and temporary plan funding relief.

“CERCLA” shall have the meaning as set forth in Section 10.1(a) of the Agreement.

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of Signature Bank Common Stock.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Confidential Customer Information” shall have the meaning as set forth in Section 4.11(c) of the Agreement.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Continuing Director” shall have the meaning as set forth in Section 7.11 of the Agreement.

“Continuing Employee” shall have the meaning as set forth in Section 7.9(a) of the Agreement.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” means (i) any material breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a violation of or material breach of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any material remedy or obtain any material relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Law, Order, or material Contract or Permit.

“Determination Date” means the fifth (5th) Business Day immediately prior to the date on which the Effective Time is to occur.

“Displaced Employee” shall have the meaning as set forth in Section 7.9(d) of the Agreement.

“Dissenter Shares” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“DOL” shall mean the United States Department of Labor.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, equity incentive, synthetic equity incentive, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not it is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

“Enforceability Exceptions” shall have the meaning as set forth in Section 4.2(a) of the Agreement.

“Environmental Laws” means all applicable federal, state, local, or foreign statutes, laws, regulations, rules, ordinances, codes, directives, guidance, orders, decrees, judgments, or common law (including any binding judicial or administrative interpretation thereof), now or hereafter in effect, relating to pollution, the protection of the environment, natural resources, or human health and safety as affected by exposure to Hazardous Materials. Without limitation, Environmental Laws include the following federal statutes, as amended, and any state or local counterparts or similar laws: (i) the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. § 9601 et seq.; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. § 6901 et seq.; (iii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; (iv) the Clean Air Act, 42 U.S.C. § 7401 et seq.; (v) the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C. § 1251 et seq.; (vi) the Toxic Substances Control Act (TSCA), 15 U.S.C. § 2601 et seq.; (vii) the Occupational Safety and Health Act (OSHA), to the extent relating to exposure to Hazardous Materials; (viii) any state, county, municipal, or other local laws, statutes, ordinances, or regulations comparable to or implementing the federal statutes listed above; (ix) any rules, regulations, orders, directives, or other governmental requirements promulgated under or implementing the foregoing laws; and (x) any other Law, whether currently in effect or enacted in the future, relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, or handling of Hazardous Materials, or the protection of the environment or human health and safety in relation thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with a Signature Bank Entity would be treated as a single employer under Code Section 414 or would be deemed a single employer within the meaning of Code Section 414.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exchange Act Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Exchange Agent” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Exchange Fund” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Exchange Ratio” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Excluded Shares” shall have the meaning as set forth in Section 3.1(d) of the Agreement.

“Exhibits” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

“Fair Market Value Per Share” shall have the meaning as set forth in Section 3.4(a) of the Agreement.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

“FFCRA” means the Families First Coronavirus Response Act (Pub. L. No. 116-127), as amended, and any regulations or guidance issued thereunder, including provisions relating to employer-paid leave, payroll tax credits, and group health plan requirements.

“FICG” shall mean the Financial Institutions Code of Georgia.

“Final Parent Stock Price” shall mean the volume weighted average price (rounded up to the nearest cent) of Parent Common Stock on The Nasdaq Stock Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by Parent) during the Measurement Period.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

“GBCC” shall mean the Georgia Business Corporation Code.

“Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

“Group” shall have the meaning as set forth in Section 13(d) of the Exchange Act.

“Hazardous Material” means any chemical, substance, material, pollutant, contaminant, compound, waste, or mixture that is defined, classified, regulated, or otherwise characterized as hazardous, toxic, or a threat to human health or the environment under any applicable Environmental Law, including: (i) any “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “regulated substance,” or similar term as defined or used under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Hazardous Site Response Act (HSRA), or any other Environmental Law; (ii) petroleum, petroleum products, crude oil, natural gas, synthetic gas, or any fractions, derivatives, or byproducts thereof; (iii) polychlorinated biphenyls (PCBs), lead (including lead-based paint and lead in drinking water), urea formaldehyde foam insulation, asbestos (including materials containing asbestos requiring abatement, removal, or encapsulation), mold, radon, and any other material the exposure to or presence of which is prohibited, limited, or regulated by any Governmental Authority under Environmental Law; (iv) pesticides, herbicides, fertilizers, and other agricultural chemicals; provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Health Insurance Marketplace” means the federal health insurance exchange established pursuant to Section 1311 of the Affordable Care Act, and any state-based or federally facilitated health insurance exchange established pursuant to the Affordable Care Act.

“Indemnified Party” shall have the meaning as set forth in Section 7.13(a) of the Agreement.

“Individually Identifiable Personal Information” or “IIPI” shall have the meaning as set forth in Section 4.17(a) of the Agreement.

“Information Systems” shall have the meaning as set forth in Section 4.11(b) of the Agreement

“Insurance Policies” shall have the meaning as set forth in Section 4.32(a) of the Agreement.

“Intellectual Property” means all intellectual property and proprietary rights of any kind, whether registered or unregistered, including: (i) trademarks, service marks, trade names, logos, corporate names, brand names, domain names, and other source identifiers, together with all goodwill associated therewith and all applications, registrations, and renewals thereof; (ii) patents, patent applications, inventions (whether patentable or not), invention disclosures, and improvements; (iii) copyrights and copyrightable works (including software, documentation, marketing materials, and website content), and registrations and applications therefor; (iv) trade secrets, know-how, confidential business information, customer data and lists, vendor data and pricing, marketing strategies, algorithms, models, processes, formulas, and other proprietary information; (v) computer software, systems, and platforms (including source code, object code, user interfaces, databases, architecture, and related documentation), whether developed internally or licensed from third parties; (vi) rights under all licenses, sublicenses, and other agreements relating to the foregoing, including rights to use third-party or jointly owned technology or content. For the avoidance of doubt, “Intellectual Property” includes all such rights used or held for use in connection with electronic banking platforms, mobile apps, online account services, data security systems, digital payment infrastructure, and customer relationship management systems.

“IRS” shall mean the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” has the meaning as set forth in Section 4.2(c).

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry of the records and employees of such Person by the chief executive officer, president, or chief financial officer, or any senior or executive vice president of such Person without any further investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or Order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Leased Property” shall have the meaning as set forth in Section 4.10(c) of the Agreement.

“Leases” shall have the meaning as set forth in Section 4.10(c) of the Agreement.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including reasonable attorneys’ fees, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Loans” shall have the meaning as set forth in Section 4.21(a) of the Agreement.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Measurement Period” shall mean the ten consecutive Trading Days ending immediately prior to the Determination Date.

“Merger” shall have the meaning as set forth in the Preamble of the Agreement.

“Merger Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Notice of Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

“OREO” shall have the meaning as set forth in Section 4.10(b) of the Agreement.

“Owned Real Property” shall have the meaning as set forth in Section 4.10(b) of the Agreement.

“Parent” shall have the meaning as set forth in the introduction of the Agreement.

“Parent Common Stock” means the common stock, par value $1.00 per share, of Parent.

“Parent Entities” means, collectively, Parent and First Community Bank.

“Parent Exchange Act Reports” shall have the meaning as set forth in Section 5.3(a) of the Agreement.

“Parent Financial Advisor” means Hovde Group, LLC.

“Parent Financial Statements” means (i) the consolidated balance sheets of Parent as of December 31, 2024, 2023 and 2022 and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the years ended December 31, 2024, 2023 and 2022, as filed in amended form by Parent in Exchange Act Documents, and (ii) the consolidated balance sheets of Parent (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to interim periods ended subsequent to December 31, 2024.

“Parent Material Adverse Effect” means any event, change, effect, circumstance, occurrence, or development that, individually or in the aggregate, (i) has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities, or results of operations of Parent and its Subsidiaries, taken as a whole, or (ii) materially impairs or would reasonably be expected to materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated hereby on a timely basis; provided, however, that no effect resulting from any of the following shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in laws, rules, or regulations of general applicability to banks or thrift institutions (including changes in the interpretation or enforcement thereof by any Governmental Authority); (B) changes in GAAP or regulatory accounting requirements applicable to banks generally; (C) changes in general economic, political, or market conditions (including interest rates, inflation, or securities, credit, financial or capital markets, including changes resulting from the failure of any financial institution); (D) any outbreak or escalation of hostilities, acts of war, sabotage or terrorism, or any escalation or worsening thereof; (E) any pandemic, epidemic, or disease outbreak or other public health event or emergency, or any change or interpretation of Law or policy in response thereto; or (F) the negotiation, execution, delivery, announcement, or performance of this Agreement, including any action or omission of Parent taken with the prior written consent of Signature Bank or as otherwise required under this Agreement (including the impact thereof on relationships with customers or employees), and including Parent’s costs and expenses associated therewith, including, but not limited to, accounting, financial advisor, and legal fees; except to the extent that the effects of any such event, change, effect, circumstance, occurrence, or development described in clauses (A) through (E) disproportionately affect Parent and its Subsidiaries, taken as a whole, as compared to other similarly situated financial institutions in the United States (in which case the extent of such disproportionate impact may be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur). Notwithstanding the foregoing, no change in the trading price or trading volume of Parent Common Stock on or after the date of this Agreement shall by itself be deemed to be a “Parent Material Adverse Effect” (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of Parent Material Adverse Effect may be taken into account in determining whether there has been a Parent Material Adverse Effect).

“Parent Shareholders’ Meeting” means the meeting of Parent’s shareholders to be held pursuant to Section 7.1(c), including any postponements or adjournments thereof.

“Parent Subsidiaries” means the Subsidiaries of Parent, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Parent in the future and held as a Subsidiary by Parent at the Effective Time.

“Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” means Signature Bank, Parent or First Community Bank and “Parties” means two or more of such Persons.

“Permit” means any federal, state, local, or foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, the absence of which or a Default under would constitute a Parent or Signature Bank Material Adverse Effect, as the case may be.

“Permitted Liens” means (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable or being contested in good faith pursuant to appropriate proceedings, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations and use of such Assets, and (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations and use of such Assets.

“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Premium Multiple” shall have the meaning as set forth in Section 7.13(b) of the Agreement.

“Real Property” shall have the meaning as set forth in Section 4.10(c) of the Agreement.

“Registration Statement” shall have the meaning as set forth in Section 4.2(c) of the Agreement.

“Regulatory Agreement” shall have the meaning as set forth in Section 4.24 of the Agreement.

“Regulatory Authorities” means, collectively, the SEC, The Nasdaq Stock Market, the Financial Industry Regulatory Authority, Inc., the South Carolina State Board of Financial Institutions, the FDIC, the Department of Justice, the Georgia Department of Banking and Finance, the Office of Commissioner of Insurance and Safety Fire of Georgia, and the Federal Reserve and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party or its Subsidiaries.

“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

“Requisite First Community Bank Shareholder Vote” shall have the meaning as set forth in Section 5.2(a) of the Agreement.

“Requisite Parent Shareholder Vote” shall have the meaning as set forth in Section 5.2(a) of the Agreement.

“Requisite Signature Bank Shareholder Vote” shall have the meaning as set forth in Section 4.2(a) of the Agreement.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SCBCA” means the South Carolina Business Corporation Act of 1988, as amended.

“SEC” means the United States Securities and Exchange Commission.

“SECURE Act” means the Setting Every Community Up for Retirement Enhancement Act of 2019 (Division O of Pub. L. No. 116-94), as amended, and any regulations or guidance issued thereunder, including provisions relating to retirement plan administration, required minimum distributions, eligibility, and plan disclosures.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, the South Carolina Uniform Securities Act of 2005 and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Signature Bank” shall have the meaning as set forth in the introduction of the Agreement.

“Signature Bank Benefit Plan(s)” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“Signature Bank’s Board” shall mean the Board of Directors of Signature Bank.

“Signature Bank Common Stock” means the common stock of Signature Bank, par value $2.00 per share.

“Signature Bank D&O Policy” shall have the meaning as set forth in Section 7.13(b) of the Agreement.

“Signature Bank Disclosure Memorandum” means the written information entitled “Signature Bank of Georgia Disclosure Memorandum” delivered prior to the date of this Agreement to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

“Signature Bank Entities” means, collectively, Signature Bank and all Signature Bank Subsidiaries.

“Signature Bank ERISA Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“Signature Bank Financial Advisor” means Olsen Palmer LLC.

“Signature Bank Financial Statements” shall have the meaning set forth in Section 4.5(b) of the Agreement.

“Signature Bank Investment Securities” shall have the meaning set forth in Section 4.5(b) of the Agreement.

“Signature Bank Material Adverse Effect” means any event, change, effect, circumstance, occurrence, or development that, individually or in the aggregate, (i) has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities, or results of operations of Signature Bank and its Subsidiary, taken as a whole, or (ii) materially impairs or would reasonably be expected to materially impair the ability of Signature Bank to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated hereby on a timely basis; provided, however, that no effect resulting from any of the following shall be taken into account in determining whether a Signature Bank Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in laws, rules or regulations of general applicability to banks or thrift institutions (including changes in the interpretation or enforcement thereof by any Governmental Authority); (B) changes in GAAP or regulatory accounting requirements applicable to banks generally; (C) changes in general economic, political, or market conditions (including interest rates, inflation, or securities, credit, financial or capital markets, including changes resulting from any failure of any financial institution); (D) any outbreak or escalation of hostilities, acts of war, sabotage or terrorism, or any escalation or worsening thereof; (E) any pandemic, epidemic, or disease outbreak or other public health event or emergency, or any change or interpretation of Law or policy in response thereto; or (F) the negotiation, execution, delivery, announcement or performance of this Agreement, including any action or omission of Signature Bank taken with the prior written consent of Parent or as otherwise required under this Agreement (including the impact thereof on relationships with customers or employees) and including Signature Bank’s costs and expenses associated therewith, including, but not limited to, accounting, financial advisor, and legal fees; except to the extent that the effects of any such event, change, effect, circumstance, occurrence, or development described in clauses (A) through (E) disproportionately affect Signature Bank and its Subsidiary, taken as a whole, as compared to other similarly situated financial institutions in the United States (in which case the extent of such disproportionate impact may be taken into account in determining whether a Signature Bank Material Adverse Effect has occurred or would reasonably be expected to occur). Notwithstanding the foregoing, no change in the bid or ask price or trading volume of Signature Bank Common Stock on the OTC Pink Market on or after the date of this Agreement shall by itself be deemed to be a “Signature Bank Material Adverse Effect” (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of Signature Bank Material Adverse Effect may be taken into account in determining whether there has been a Signature Bank Material Adverse Effect).

“Signature Bank Material Contracts” shall have the meaning as set forth in Section 4.16(a) of the Agreement.

“Signature Bank Options” shall have the meaning as set forth in Section 3.4(a) of the Agreement.

“Signature Bank Recommendation” shall have the meaning as set forth in Section 7.1(a) of the Agreement.

“Signature Bank Shareholders’ Meeting” means the meeting of Signature Bank’s shareholders to be held pursuant to Section 7.1(a), including any adjournment or adjournments thereof.

“Signature Bank Subsidiary” means the Subsidiary of Signature Bank. As of the date of this Agreement, Signature Bank has only one Subsidiary, Signature Insurance.

“Signature Insurance” shall have the meaning as set forth in Section 4.1(b) of the Agreement.

“Support Agreement” shall have the meaning as set forth in the Recitals of the Agreement.

“Subsidiaries” means all those corporations, banks associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any bona fide written Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, Signature Bank Entities and (ii) with respect to which the board of directors of Signature Bank (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (B) determines in its good faith judgment (among other things, after consultation with the Signature Bank Financial Advisor (or such other financial advisor as Signature Bank may use)) to be more favorable to Signature Bank’s shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the board of directors of Signature Bank, after consultation with the Signature Bank Financial Advisor (or such other financial advisor as Signature Bank may use), the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction and close it timely, and any proposed changes to this Agreement that may be proposed by Parent in response to such Acquisition Proposal).

“Surviving Bank” means First Community Bank as the surviving corporation resulting from the Merger.

“Takeover Laws” shall have the meaning as set forth in Section 4.25 of the Agreement.

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries, including any schedules, elections or attachments thereto and including any amendment thereof.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the imposition, administration, assessment or collection of any Tax or the administration of any Laws relating to Taxes.

“Terminated Contract(s)” shall have the meaning as set forth in Section 7.14 of the Agreement.

“Termination Date” shall have the meaning as set forth in Section 7.9(l) of the Agreement.

“Termination Fee” shall have the meaning as set forth in Section 9.3(a)(ii) of the Agreement.

“Trading Day” means any day on which shares of Parent Common Stock are traded, as reported on the Nasdaq Capital Market.

“Unaudited Financial Statements” shall have the meaning as set forth in Section 4.5(b) of the Agreement.

“Uniform Age Rating Curve” means the uniform age rating curve established by the Centers for Medicare & Medicaid Services under the Health Insurance Marketplace provisions of the Affordable Care Act, which sets forth the permissible variation in premium rates based on age for individual and small group market health insurance coverage.

“WARN Act” shall have the meaning as set forth in Section 4.14(d) of the Agreement.

(b)           Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example. Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific governmental authority or agency shall include any successor statute or regulation or successor governmental authority or agency, as the case may be.

10.2    Expenses.

Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of Signature Bank, shall be paid at Closing and prior to the Effective Time. The cost of mailing the Joint Proxy Statement/Prospectus to the shareholders of Signature Bank and Parent shall be split proportionally between Signature Bank and Parent based on the number of materials mailed to each Party’s shareholders.

10.3    Brokers and Finders.

Except for Signature Bank Financial Advisor as to Signature Bank and the Parent Financial Advisor as to Parent, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by Signature Bank or Parent, each of Signature Bank and Parent, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. Signature Bank shall pay all amounts due under its engagement agreement with the Signature Bank Financial Advisor at Closing and prior to the Effective Time. Section 4.26 of the Signature Bank Disclosure Memorandum includes a copy of such engagement letter and a listing of the fees expected to be due thereunder at Closing.

10.4    Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any Rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 7.9 and 7.13.

10.5    Amendments.

To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after Requisite Signature Bank Shareholder Vote of this Agreement has been obtained; provided, that after any such approval by the holders of Signature Bank Common Stock, there shall be made no amendment that reduces or modifies the consideration to be received by holders of Signature Bank Common Stock.

10.6    Waivers.

(a)           Prior to or at the Effective Time, Parent, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Signature Bank, to waive or extend the time for the compliance or fulfillment by Signature Bank of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

(b)           Prior to or at the Effective Time, Signature Bank, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Signature Bank under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Signature Bank.

(c)           The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7    Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the Rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law, including by merger or consolidation, or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8    Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or email (with, in the case of email, confirmation of date and time by the transmitting equipment) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

Parent:	First Community Corporation
5455 Sunset Blvd.
Lexington, SC 29072
Attention: Michael C. Crapps
Email: MCrapps@firstcommunitysc.com

Copy to Counsel:	Nelson Mullins Riley & Scarborough LLP
Greenville ONE
2 West Washington Street, Suite 400
Greenville, SC 29601
Attention: Brittany McIntosh
Email: brittany.mcintosh@nelsonmullins.com

Signature Bank:	Signature Bank of Georgia
6065 Roswell Road
Suite 600
Sandy Springs, Georgia 30328
Attention: Freddie Deutsch
Email: fdeutsch@signaturebankga.com

Copy to Counsel:	Fenimore Kay Harrison LLP
2839 Paces Ferry Road SE
Suite 750
Atlanta, Georgia 30339
Attention: Jonathan S. Hightower
Email: jhightower@fkhpartners.com

10.9    Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of South Carolina.

10.10  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11  Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12  Interpretations.

(a)           Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

(b)           No disclosure, representation, or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Governmental Authority by any Party hereto to the extent prohibited by applicable Law, and to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

10.13  Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14  Severability.

Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[signatures appear on next page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

FIRST COMMUNITY CORPORATION
(PARENT)

By:	/s/ Michael C. Crapps
Michael C. Crapps
President and Chief Executive Officer

FIRST COMMUNITY BANK

By:	/s/ J. Ted Nissen
J. Ted Nissen
President and Chief Executive Officer

SIGNATURE BANK OF GEORGIA
(Signature Bank)

By:	/s/ Freddie Deutsch
Freddie Deutsch
Chief Executive Officer

[Signature Page]

Exhibit A to Exhibit 2.1

FORM OF EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) effective as of July 13, 2025 is made by and between First Community Bank (the “Employer”), a wholly-owned subsidiary of First Community Corporation, a South Carolina corporation (the “Company”), and Freddie Deutsch, an individual resident of Georgia (the “Executive”).

WHEREAS, contemporaneously with the execution of this Agreement, Signature Bank of Georgia, a Georgia state-chartered bank (“Signature Bank”), is entering into that certain Agreement and Plan of Merger by and among the Company, the Employer, and Signature Bank (the “Merger Agreement”) under the terms of which Signature Bank will be merged with and into the Employer (the “Merger”);

WHEREAS, as a condition to the Merger, the Employer, the Company and the Executive wish to and enter into this Agreement under the terms and conditions set forth herein. As of the Effective Time (as defined in the Merger Agreement), the Employer employs the Executive as its Regional Market President and Director of Specialty Business Lending. The Employer recognizes that the Executive’s contribution to the growth and success of the Employer is substantial. The Employer desires to provide for the continued post-Merger employment of the Executive. The Executive is willing to terminate his interests and rights under any existing employment and change in control agreement with Signature Bank and to serve the Employer on the terms and conditions herein provided;

WHEREAS, this Agreement shall be effective on the date that the Effective Time occurs (the “Effective Date”); and

WHEREAS, if the Merger Agreement is terminated prior to the Effective Date, this Agreement will be null and void.

Now therefore, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Employment. The Employer shall employ the Executive, and the Executive shall serve the Employer, as Regional Market President and Director of Specialty Business Lending of the Employer upon the terms and conditions set forth herein. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with the Employer’s policy. The Executive may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Employer.

2.            Term. Unless earlier terminated as provided herein, the Executive’s employment under this Agreement shall commence on the Effective Date and be for a term of three years (the “Term”). At the end of each day of the Term, the Term shall be extended for an additional day so that the remaining term shall continue to be three years (unless earlier terminated as provided in Section 4); provided that the Executive or the Employer may at any time, by written notice, fix the Term to a finite term of three years commencing with the date of the notice, in which case the Agreement shall continue through its remaining term but shall not be extended absent written agreement by both the Employer and the Executive.

3.            Compensation and Benefits.

(a)          The Employer shall pay the Executive a rate of annual base salary of $270,350.00 which shall be paid in accordance with the Employer’s standard payroll procedures, which shall be no less frequently than monthly. The Employer shall have the right to increase this salary from time to time in accordance with the salary payment practices of the Employer. The Board shall review the Executive’s salary at least annually and may increase the Executive’s base salary if it determines in its sole discretion that an increase is appropriate.

(b)          The Executive shall participate in an Employer cash incentive program, which currently contains a target incentive payment potential equal to 15% of annual base salary with a maximum incentive potential payment equal to 25% of annual base salary, subject to the achievement of specified performance targets. This incentive program provides the opportunity for an equity incentive award to the Executive in an amount of 5% of base salary if certain performance criteria are met, as determined by the Company in its sole discretion. This incentive program may be revised from time to time based on business conditions. The Executive’s initial equity grant will be 2,500 shares of the Company’s common stock in the form of a restricted stock award subject to three full years of service for vesting, which vesting period shall begin on the Effective Date. For the avoidance of doubt, any period of Garden Leave shall be treated as continued employment for purposes of time-based equity vesting. Such equity grant shall fully vest upon any Disability of the Executive after reaching the age of sixty-two (62). Any options or similar awards shall be issued to Executive at an exercise price of not less than the stock’s current fair market value as of the date of grant, and the number of shares subject to such grant shall be set forth on the date of grant. Additionally, the Executive is eligible to receive a special retention bonus (the “Retention Bonus”) of $150,000 plus an amount equal to the amount of parachute payments the Executive forfeited in connection with the Merger pursuant to his prior employment agreement (the “Carve Back”), payable in three installments, as follows: the first payment of $50,000 plus the Carve Back shall be payable on the first payroll date following the first anniversary of the Effective Time and the second payment of $50,000 shall be payable on the first payroll date following the second anniversary of such date, and the third payment of $50,000 shall be payable on the first payroll date following the third anniversary of such date, subject to the Executive’s continuous employment with the Employer through each payment date.

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(c)          The Executive shall participate in all retirement, health, welfare insurance and other benefit plans or programs of the Employer now or hereafter applicable generally to employees of the Employer. In addition to any benefits and payments to the Executive in the event of his termination of employment under Section 4 before his 65th birthday, other than Section 4(d), if following the Executive’s employment, the Executive elects to continue participation, in accordance with the terms of the applicable benefits plans, in the Employer’s group health plan pursuant to plan continuation rules under the Consolidated Omnibus Budget Reconciliation Act (including regulations related thereto, “COBRA”), subject to any amendments to COBRA after the date of this Agreement, until the month following the month in which he reaches age 65 and/or for a maximum of 18 months (whichever comes first), he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and the Employer’s share of such premiums, (the “Employer-Provided COBRA Premium”), shall be paid by the Employer and treated as taxable income to Executive.

(d)          The Employer shall reimburse the Executive for reasonable travel and other expenses, including cell phone expenses related to the Executive’s duties, which are incurred and accounted for in accordance with the normal practices of the Employer. The Employer shall reimburse the Executive for such expenses within sixty days of Executive’s notice to Employer of such expense.

(e)          The Employer shall provide the Executive with annual paid time off, which includes sick leave, in accordance with the Employer’s benefit policy as in effect from time to time, and which shall be taken in accordance with any banking rules or regulations governing paid time off leave. Except as allowed in accordance with the Employer’s benefit policy, paid time off days may not be carried forward into following calendar years, and any payments made by the Employer to the Executive as compensation for paid time off days shall be paid in accordance with the Employer’s standard payroll procedures, which shall be no less frequently than monthly.

4.            Termination.

(a)          The Executive’s employment under this Agreement may be terminated prior to the end of the Term only as provided in this Section 4.

(b)          The Executive’s employment under this Agreement will be terminated upon the death of the Executive. In this event, the Employer shall pay Executive’s estate any sums due him as base salary and/or reimbursement of expenses through the end of the month during which death occurred in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly. The Employer shall also pay the Executive’s estate any bonus earned through the date of death. Any bonus for previous years which was not yet paid will be paid pursuant to the terms set forth in Section 3(f). Any bonus that is earned in the year of death will be paid pursuant to the terms set forth in Section 3(f); provided that to the extent that the bonus is performance-based, the amount of the bonus (if any) will be calculated by the Employer taking into account the performance of the Employer and/or the Company for the entire year, and/or the performance of the Executive through the date of death, as applicable, and prorated through the date of the Executive’s death.

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(c)          The Employer may terminate the Executive’s Employment on account of the Disability of the Executive under this Section 4(c). The Employer shall pay the Executive any bonus earned through the date of Disability. Any bonus for previous years, or the year in which the Executive’s employment is terminated in accordance with this Section 4(c), which was not yet paid will be paid pursuant to the terms as set forth in Section 3(f). Any bonus that is earned in the year of termination on account of Disability will be paid pursuant to the terms set forth in Section 3(f); provided that to the extent that the bonus is performance-based, the amount of the bonus (if any) will be calculated by the Employer taking into account the performance of the Employer and/or the Company for the entire year, and/or the performance of the Executive through the date of termination, as applicable, and prorated through the date of termination of the Executive’s employment on account of Disability. Nothing herein shall prohibit the Employer from hiring an acting Executive Director-Government Guaranteed Lending during the period of any disability of the Executive.

(d)          The Employer may terminate the Executive’s Employment for Cause upon delivery of a Notice of Termination to the Executive. If the Executive’s employment is terminated for Cause under this provision, the Executive shall receive only any sums due to him as base salary and/or reimbursement of expenses through the date of termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly.

(e)          Except for a termination within Section 4(g), the Employer may terminate the Executive’s employment without Cause upon delivery of a Notice of Termination to the Executive. If the Executive’s employment is terminated under this provision, subject to Section 4(g) and also to the possibility of a six-month delay described in Section 20, on the sixtieth (60th) day after the date of termination, the Employer will pay to the Executive severance compensation in an amount equal to twice the amount of the Executive’s monthly base salary as in effect immediately prior to his termination of employment, and thereafter on the first day of the month for the next 10 months, the Employer shall pay to the Executive severance compensation in an amount equal to 100% of his monthly base salary as in effect immediately prior to his termination of employment.

(f)           The Executive may terminate his employment at any time by delivering a Notice of Termination at least 14 days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement. If the Executive terminates his employment under this provision, the Executive shall receive any sums due to him as base salary and/or reimbursement of expenses through the date of such termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly. In addition, if the Executive terminates his employment under this Section 4(f) and except for a termination within Section 4(e) or (g), and if (and only if) such termination constitutes a Retirement, then the Employer shall pay the Executive any bonus earned through the date of Retirement, as follows: (i) any bonus for previous years which was not yet paid will be paid pursuant to the terms set forth in Section 3(f).

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(g)          If Executive’s employment is terminated by the Employer without Cause or by the Executive with Good Reason upon or during the two (2) years following a Change in Control (a “Qualifying Termination”), the Executive shall be entitled to the following:

(i)	the Employer shall pay to the Executive any sums due to the Executive as base salary and/or reimbursement of expenses through the date of such termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly;

(ii)	the Employer shall pay the Executive upon the 15th day following the date of the Qualifying Termination, subject to the provisions of Section 4(h), cash compensation in a single lump sum payment in an amount equal to his then current annual base salary multiplied by two (the “Severance”).
(iii)	in addition, Executive may continue participation, in accordance with the terms of the applicable benefits plans, in the Company’s group health plan pursuant to plan continuation rules under the Consolidated Omnibus Budget Reconciliation Act (including regulations related thereto, “COBRA”), subject to any amendments to COBRA after the date of this Agreement. In accordance with COBRA (and subject to any amendments to COBRA after the date of this Agreement), assuming Executive is covered under the Company’s group health plan as of his date of Qualifying Termination, Executive will be entitled to elect COBRA continuation coverage for the legally required COBRA period. If Executive elects COBRA coverage for group health coverage in connection with a Qualifying Termination, then for the first 18 months of such coverage and/or until age 65 (whichever comes first), he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and the Employer-Provided COBRA Premium shall be paid by the Employer (or its successor) and will be treated as taxable income to Executive.

Notwithstanding the above, the Employer’s obligations hereunder with respect to the foregoing benefits provided in this subsection (iii) shall be eliminated if and when the Executive is offered Affordable Care Act compliant group health coverage from a subsequent employer.

(iv)	the restrictions on any outstanding incentive awards (including restricted stock) granted to the Executive under the Company’s or the Employer’s long-term equity incentive program or any other equity incentive plan or arrangement shall lapse and such awards shall become 100% vested, all outstanding stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and outstanding performance units granted to the Executive shall become 100% vested, in each case unless otherwise provided in the applicable award agreement and subject to the provisions of Section 4(j) below; and

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(v)	the Employer shall pay the Executive any unpaid bonus for years ending before the year in which the Qualifying Termination occurs pursuant to the terms set forth in Section 3(f).

(h)          In the event that the Executive’s active services are no longer needed by the Company during the first 12-months following the date of the Effective Time, the Employer will place the Executive on garden leave for the remainder of the 12-month period (“Garden Leave”). Provided that during any Garden Leave the Executive makes himself reasonably available to the Employer to provide advice and services, on an as needed basis, which are generally in line with the Executive’s duties and the expertise the Executive provided to the Employer prior to such Garden Leave, and the Executive remains in compliance with the terms of this Agreement, then the Executive shall continue to receive a monthly base salary during such period equal to 50% of his monthly base salary as in effect immediately prior to the commencement of Garden Leave. In addition, the Executive shall remain eligible to receive $115,200 of the Retention Bonus described in Section 3(b). The Employer may adjust the Executive’s title during the Garden Leave period to reflect an emeritus or advisory status and the parties will coordinate in good faith regarding the administration of benefit plan terms, as necessary. Garden Leave shall not be considered active service for purposes of participation in variable incentive plans unless otherwise determined by the Employer in accordance with the applicable plan documents. At the end of any such Garden Leave, the Executive will be eligible for the payments described in Section 4(e).

(i)           With the exceptions of the express provisions of this Section 4, and the express terms of any benefit plan under which the Executive is a participant, it is agreed that, upon termination of the Executive’s Employment, the Employer shall have no obligation to the Executive for, and the Executive waives and relinquishes, any further compensation or benefits (exclusive of COBRA benefits). Unless otherwise stated in this Section 4, the effect of termination on any outstanding incentive awards, stock options, stock appreciation rights, performance units, or other incentives shall be governed by the terms of the applicable benefit or incentive plan and/or the agreements governing such incentives.

Following the termination of the Executive’s employment pursuant to Section 4(e) or Section 4(g), if (and only if) the Executive shall execute a release, waiver and settlement agreement substantially in the form attached hereto as Exhibit A in favor of the Employer and its successor(s) (a “Release”) and not timely revoke during any revocation period provided pursuant to such Release (such that the Release shall have become effective). within 60 days of the Executive’s termination of employment (the “60-Day Release Period”), then the Employer shall pay the Severance described in Section 4. With respect to the Severance described in Section 4, in most instances, such payment will be made as soon as practicable after the Release is effective. However, if the 60-Day Release Period spans two calendar years, such Base Severance payment will be made as soon as possible in the subsequent taxable year.

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(i)           The Executive shall be deemed to have resigned as a director of each of the Company and the Employer effective immediately after termination of the Executive’s employment or upon Executive’s Garden Leave, regardless of whether the Executive hereafter submits notice of resignation as director. This Agreement constitutes written notice to the Employer of the Executive’s resignation as a director of each of the Company and the Employer effective as of, and contingent upon the occurrence of, a later effective date (i.e., termination of the Executive’s employment). After termination of the Executive’s employment, the Executive will execute such further documents and do such further things as may be requested in good faith by the Employer to evidence, implement or carry out the intent of this Section 4(i).

(j)           The parties intend that the severance payments and other compensation provided for herein are reasonable compensation for the Executive’s services to the Employer and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Code. As used herein, the “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder. In the event that Tax Counsel (as defined below) determines that the payments provided for herein constitute “excess parachute payments,” then the payments or benefits payable hereunder or otherwise that constitute “parachute payments” within the meaning of Section 280G (“Covered Payments”) shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the Covered Payments being treated as “excess parachute payments” under Section 280G. The Covered Payments shall be reduced by the Employer pursuant to the foregoing sentence in a manner that Tax Counsel determines maximizes the Executive’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where Tax Counsel determines that two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

All determinations required to be made under this Section 4(j), and the assumptions to be utilized in arriving at such determination, shall be made by tax counsel (which may be a law firm, compensation consultant or an accounting firm) appointed by the Employer or the Company (the “Tax Counsel”), which shall provide its determinations and any supporting calculations to the Employer within 10 business days of having made such determination. The Tax Counsel shall consult with any compensation consultants, accounting firm and/or other legal counsel selected by the Employer or the Company in determining which payments to, or for the benefit of, the Executive are to be deemed to be ‘parachute payments’ within the meaning of Section 280G(b)(2) of the Code. In connection with making determinations under this Section 4(j), Tax Counsel shall take into account, to the extent applicable, the value of any reasonable compensation for services to be rendered by the Executive before or after the applicable change in ownership or control, including the non-competition provisions, if any, applicable to the Executive under Section 9 and any other non-competition provisions that may apply to the Executive, and the Employer shall cooperate in the valuation of any such services, including any non-competition provisions.

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(k)          If the Executive is suspended or temporarily prohibited from participating, in any way or to any degree, in the conduct of the Employer’s affairs by (1) a notice served under section 8(e) or (g) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e) or (g)) or (2) as a result of any other regulatory or legal action directed at the Executive by any regulatory or law enforcement agency having jurisdiction over the Executive (each of the foregoing referred to herein as a “Suspension Action”), and if this Agreement is not terminated, the Employer’s obligations under this Agreement shall be suspended as of the earlier of the effective date of such Suspension Action or the date on which the Executive was provided notice of the Suspension Action, unless stayed by appropriate proceedings. If the charges underlying the Suspension Action are dismissed, the Bank shall:

(i)	pay on the first day of the first month following such dismissal of charges (or as provided elsewhere in this Agreement) the Executive all of the compensation withheld while the obligations under this Agreement were suspended; and
(ii)	reinstate any such obligations which were suspended.

Notwithstanding anything to the contrary herein, if the Executive is removed or permanently prohibited from participating, in any way or to any degree, in the conduct of the Employer’s affairs by (1) an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) or (2) any other legal or law enforcement action (each of the foregoing referred to herein as a “Removal Action”), all obligations of the Employer under this Agreement shall terminate as of the effective date of the Removal Action, but any vested rights of the parties hereto shall not be affected.

Notwithstanding anything to the contrary herein, if the Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (4)(k) shall not affect any vested rights of the parties hereto.

Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to applicable withholdings and deductions.

5.            Ownership of Work Product. The Employer shall own all Work Product arising during the course of the Executive’s employment with the Employer or its predecessors or successors (prior, present or future). For purposes hereof, “Work Product” shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights in any programming, documentation, technology or other work product that relates to the Employer, its business or its customers and that the Executive conceives, develops, or delivers to the Employer at any time during his employment, during or outside normal working hours, in or away from the facilities of the Employer, and whether or not requested by the Employer. If the Work Product contains any materials, programming or intellectual property rights that the Executive conceived or developed prior to, and independent of, the Executive’s work for the Employer, the Executive agrees to point out the pre-existing items to the Employer and the Executive grants the Employer a worldwide, unrestricted, royalty-free right, including the right to sublicense such items. The Executive agrees to take such actions and execute such further acknowledgments and assignments as the Employer may reasonably request to give effect to this provision.

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6.            Protection of Trade Secrets. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, the Executive agrees not to use or disclose any Trade Secrets of the Employer during or after his employment. “Trade Secret” means information, including a formula, pattern, compilation, program, device, method, technique, process, drawing, cost data or customer list, that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

The federal Defend Trade Secrets Act (“DTSA”) states:

An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Accordingly, the Executive shall have the right to disclose in confidence Trade Secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Executive shall also have the right to disclose Trade Secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with the DTSA or create liability for disclosures of Trade Secrets that are expressly allowed by the DTSA.

7.            Protection of Other Confidential Information. In addition, the Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, not to use or disclose any Confidential Business Information of the Employer during his employment and for a period of 24 months following termination of the Executive’s employment. “Confidential Business Information” shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning the Employer’s financial position and results of operations (including revenues, assets, net income, etc.); annual and long-range business plans; product or service plans; marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Sections 6 and 7 shall also apply to protect Trade Secrets and Confidential Business Information of third parties provided to the Employer under an obligation of secrecy. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as (A) prohibiting or impeding (or enforced by the Employer in a manner that would prohibit or impede) the Executive from (i) testifying in any lawsuit, or (ii) reporting conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”) or the Sarbanes-Oxley Act of 2002, or any other provisions of state or federal law or regulation, or (B) require notification to or prior approval by the Employer of any activity described in clauses (i) or (ii).

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8.            Return of Materials. The Executive shall surrender to the Employer, promptly upon its request and in any event upon termination of the Executive’s employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Executive’s possession or control, including all copies thereof, relating to the Employer, its business, or its customers. Upon the request of the Employer, Executive shall certify in writing compliance with the foregoing requirement.

9.            Restrictive Covenants.

(a)          No Solicitation of Customers. During the Executive’s employment with the Employer and for a period of 12 months thereafter, the Executive shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, (A) solicit, divert, or appropriate to or for a Competing Business, or (B) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that is or was a customer of the Employer or any of its Affiliates at any time during the 12 months prior to the date of termination and with whom the Executive has had material contact. The parties agree that solicitation of such a customer to acquire stock in a Competing Business during this time period would be a violation of this Section 9(a).

(b)          No Recruitment of Personnel. During the Executive’s employment with the Employer and for a period of 12 months thereafter, the Executive shall not, either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, (A) solicit, divert, or hire away, or (B) attempt to solicit, divert, or hire away, to any Competing Business located in the Territory, any employee of or consultant to the Employer or any of its Affiliates, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

(c)          Non-Competition Agreement. During the Executive’s employment with the Employer and for a period of 12 months following any termination (as opposed to expiration) of this Agreement, the Executive shall not (without the prior written consent of the Employer) compete with the Employer or any of its Affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company therefor if such depository institution or holding company has, or upon formation will have, one or more offices or branches located in the Territory.

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10.          Independent Provisions. The provisions in each of the above Sections 9(a), 9(b), and 9(c) are independent, and the unenforceability of any one provision shall not affect the enforceability of any other provision.

11.          Successors; Binding Agreement. The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which the Employer is a party, or any assignee of all or substantially all of the Employer’s business and properties. The Executive’s rights and obligations under this Agreement may not be assigned by him, except that his right to receive accrued but unpaid compensation, unreimbursed expenses and other rights, if any, provided under this Agreement which survive termination of this Agreement shall pass after death to the personal representatives of his estate.

12.          Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Employer shall be directed to the attention of the Employer with a copy to the Secretary of the Employer. All notices and communications shall be deemed to have been received on the date of delivery thereof.

13.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Georgia.

14.          Non-Waiver. Failure of the Employer to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way affect the validity of this Agreement.

15.          Enforcement. The Executive agrees that in the event of any breach or threatened breach by the Executive of any covenant contained in Section 6, 7, 9(a), 9(b), or 9(c) hereof, the resulting injuries to the Employer would be difficult or impossible to estimate accurately, even though irreparable injury or damages would certainly result. Accordingly, an award of legal damages, if without other relief, would be inadequate to protect the Employer. The Executive, therefore, agrees that in the event of any such breach, the Employer shall be entitled to obtain from a court of competent jurisdiction an injunction to restrain the breach or anticipated breach of any such covenant, and to obtain any other available legal, equitable, statutory, or contractual relief. Should the Employer have cause to seek such relief, no bond shall be required from the Employer, and the Executive shall pay all attorney’s fees and court costs which the Employer may incur to the extent the Employer prevails in its enforcement action.

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16.          Saving Clause. If any term, provision or condition of this Agreement is determined to be invalid, illegal or unenforceable, the remaining terms, provisions and conditions of this Agreement remain in full force, if the essential terms, provisions and conditions of this Agreement for each party remain valid, binding and enforceable. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The Executive and the Employer hereby agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of Sections 9(a), 9(b) or 9(c), the definition of the term “Territory,” and the definition of the term “Business,” to reflect changes in the Employer’s business and affairs so that the scope of the limitations placed on the Executive’s activities by Section 9 accomplishes the parties’ intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Employer. The parties agree that all of the terms, provisions and conditions contained in Section 4 and Section 9 constitute essential terms, provisions and conditions of this Agreement. The parties further agree that no part of Section 4 is independent of any part of Section 9, and that no part of Section 9 is independent of any part of Section 4. If a material part of Section 9 is held by a court of competent jurisdiction to be invalid, illegal or unenforceable and is not revised by the court to be enforceable and enforced, then all of Section 4 shall automatically become void and unenforceable. If it is unclear or disputed whether the part of Section 9 held invalid, illegal or unenforceable (and not so revised by the court) is material, the parties shall negotiate in good faith to reach agreement on materiality or immateriality, and if they are unable to agree within a reasonable period of time, the part in question shall be deemed material. If the parties agree the part in question is not material, they shall negotiate in good faith to agree upon a modification necessary to make whole any party adversely affected by the holding of invalidly, illegality or unenforceability, and if they are not able to agree upon such a modification within a reasonable period of time, a material part of Section 9 will be deemed to have been held by a court of competent jurisdiction to be invalid, illegal or unenforceable. Each party agrees to maintain the status quo ante, to the extent necessary to avoid gaining any advantage over the other party or causing the other party to suffer a disadvantage, for so long as it is obligated to negotiate in good faith but the parties have not reached agreement. A violation of the covenant in the preceding sentence shall result in a material part of Section 4 being deemed to be invalid, illegal or unenforceable.

17.          Certain Definitions.

(a)          “Affiliate” shall mean any business entity controlled by, controlling or under common control with the Employer.

(b)          “Business” shall mean the operation of a depository financial institution, including, without limitation, the solicitation and acceptance of deposits of money and commercial paper, the solicitation and funding of loans and the provision of other banking services, or any other related business engaged in by the Employer or any of its Affiliates to a material extent as of the date of termination.

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(c)          “Cause” shall consist of any of (A) the commission by the Executive of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Executive, which is intended to cause, causes or is reasonably likely to cause material harm to the Employer (including harm to its business reputation), (B) the indictment of the Executive for the commission or perpetration by the Executive of any felony or any crime involving dishonesty, moral turpitude or fraud, (C) the material breach by the Executive of this Agreement that, if susceptible of cure, remains uncured 10 days following written notice to the Executive of such breach, (D) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Employer intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to the Executive’s performance) regulatory action against the Executive, the Employer or the Company (provided that the Board determines in good faith, with the Executive abstaining from participating in the consideration of and vote on the matter, that the subject matter of such action involves acts or omissions by or under the supervision of the Executive or that termination of the Executive would materially advance the Employer’s compliance with the purpose of the action or would materially assist the Employer in avoiding or reducing the restrictions or adverse effects to the Employer related to the regulatory action); (E) the exhibition by the Executive of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the Employer’s business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board’s good faith and reasonable judgment, with the Executive abstaining from participating in the consideration of and vote on the matter, is materially detrimental to the Employer’s best interest, that, if susceptible of cure remains uncured 10 days following written notice to the Executive of such specific inappropriate behavior; or (F) the failure of the Executive to devote his full business time and attention to his employment as provided under this Agreement that, if susceptible of cure, remains uncured 30 days following written notice to the Executive of such failure. In order for the Board to make a determination that termination shall be for Cause, the Board must provide the Executive with an opportunity to meet with the Board in person.

(d)          “Change in Control” shall mean the occurrence during the Term of any of the following events, unless such event is a result of a Non-Control Transaction or is not a 409A Change in Control:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

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(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii) individuals who, as of immediately following the Effective Date of this Agreement, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which either:

(1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction, or

(2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which both (x) the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (y) the individuals who comprise the Board immediately prior to such transaction or series of transactions constitute at least a majority of the board of directors of the entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions (a “Non-Control Transaction”). In addition, to the extent that any compensation constitutes or would constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such compensation, or an event that otherwise changes the timing of settlement or distribution of such compensation, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto; provided that this sentence shall have no bearing on whether the right to any such compensation vests pursuant to the terms of this Agreement or the applicable award agreement.

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(e)          “Competing Business” shall mean any business that, in whole or in part, is substantially engaged in the Business or a business that is substantially similar to (and in competition with) the Business.

(f)           “Disability” shall have the meaning set forth in Treasury Regulation § 1.409A-3(i)(4) using the determination method set forth in the long-term disability plan maintained by the Employer or the Company.

(g)          “Good Reason” shall mean that one or more of the following has occurred without the Executive’s written consent:

(i)	a material negative change in the nature or scope of the Executive’s responsibilities, duties or authority as set forth in Section 1;
(ii)	a reduction in the Executive’s base salary, excluding any reduction up to 10% that is applied across the senior management group, and excluding any reductions made in connection with a reduced schedule initiated by the Executive in agreement with the Company in connection with any retirement related transition or by reason of accommodation for a Disability;
(iii)	Executive’s required relocation to a worksite location which is more than fifteen (15) miles from Executive’s then current principal worksite without Executive’s consent (such consent not to be unreasonably withheld), or
(iv)	the Employer’s material breach of this Agreement (excluding any delay of payment required or permitted under Code Section 409A);

provided that, in any such case, the Executive provides written notice to the Employer that the event giving rise to such claim of Good Reason has occurred within thirty (30) days after the occurrence of such event, and such Good Reason remains uncured thirty (30) days after the Executive has provided such written notice; provided further that any resignation of the Executive’s employment for Good Reason occurs no later than thirty (30) days following the expiration of such cure period.

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(h)          “Notice of Termination” shall mean a written notice of termination from the Employer or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and, in the case of a termination for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(i)           “Terminate,” “terminated,” “termination,” or “Termination of Employment” shall mean separation from service as defined by Regulation 1.409A-1(h). For the avoidance of doubt, termination of employment shall be deemed to occur at the conclusion of any period of Garden Leave, unless earlier terminated by the Employer.

(j)           “Territory” shall mean the following and be enforceable to the maximum extent permitted under applicable law as to the Business:

(i)             the states of Georgia and South Carolina, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then

(ii)            the geographic area within a fifty (50) mile radius of any office or branch location of the Employer or the Company, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then,

(iii)           the geographic area within a fifty (50) mile radius of any office or branch location of the Employer or the Company in which the Executive had material involvement or about which the Executive had access to Confidential Business Information related to specialty business lending during the 12-months preceding termination of employment, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then,

(iv)           the geographic area within a fifteen (15) mile radius of any office or branch location of the Employer or the Company, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then,

(v)            the geographic area within a fifty (15) mile radius of any office or branch location of the Employer or the Company in which the Executive had material involvement or about which the Executive had access to Confidential Business Information related to specialty business lending during the 12-months preceding termination of employment.

The Executive, Employer, and Company agree that a court of competent jurisdiction may enforce this definition and the terms of Section 9 of this Agreement to the maximum extent permissible, including by modifying any portion that is found unenforceable so that it is enforceable to the extent allowed under O.C.G.A. § 13-8-53(d) or any successor provision.

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18.          Compliance with Regulatory Restrictions. Notwithstanding anything to the contrary herein, and in addition to any restrictions stated in Section 4 hereof, any compensation or other benefits paid to the Executive shall be limited to the extent required by any federal or state regulatory agency having authority over the Bank. The Executive agrees that compliance by the Bank with such regulatory restrictions, even to the extent that compensation or other benefits paid to the Executive are limited, shall not be a breach of this Agreement by the Bank.

19.          Compliance with Dodd–Frank Wall Street Reform and Consumer Protection Act. Notwithstanding anything to the contrary herein, any incentive payments to the Executive shall be subject to the Dodd–Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated, and any applicable stock exchange listing requirements adopted, thereunder (collectively, the “DF Act”), including, but not limited to, clawbacks for such incentive payments as may be required by the DF Act. The Executive agrees to such amendments, agreements, or waivers that are required by the DF Act or requested by the Employer to comply with the terms of the DF Act. Executive agrees to comply with the terms of any incentive-based compensation “claw back” policy, as in effect from time to time, adopted or that may be adopted by the Employer.

20.          Compliance with Internal Revenue Code Section 409A. All payments that may be made and benefits that may be provided pursuant to this Agreement are intended to qualify for an exclusion from Section 409A of the Code and any related regulations or other pronouncements thereunder and, to the extent not excluded, to meet the requirements of Section 409A of the Code. Any payments made under Sections 3 and 4 of this Agreement which are paid on or before the last day of the applicable period for the short-term deferral exclusion under Treasury Regulation § 1.409A-1(b)(4) are intended to be excluded under such short-term deferral exclusion. Any remaining payments under Sections 3 and 4 are intended to qualify for the exclusion for separation pay plans under Treasury Regulation § 1.409A-1(b)(9). To the extent permissible, each payment made under Sections 3 and 4 shall be treated as a “separate payment”, as defined in Treasury Regulation § 1.409A-2(b)(2), for purposes of Code Section 409A. Further, notwithstanding anything to the contrary, all severance payments payable under the provisions of Section 4 shall be paid to the Executive no later than the last day of the second calendar year following the calendar year in which occurs the date of Executive’s termination of employment. None of the payments under this Agreement are intended to result in the inclusion in Executive’s federal gross income on account of a failure under Section 409A(a)(1) of the Code. The parties intend to administer and interpret this Agreement to carry out such intentions. However, the Employer and the Company do not represent, warrant or guarantee that any payments that may be made pursuant to this Agreement will not result in inclusion in Executive’s gross income, or any penalty, pursuant to Section 409A(a)(1) of the Code or any similar state statute or regulation. Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

(a)          If the Executive is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Executive’s termination (the “Separation Date”), and if an exemption from the six month delay requirement of Code Section 409A(a)(2)(B)(i) is not available, then no such payment that is payable on account of the Executive’s termination shall be made or commence during the period beginning on the Separation Date and ending on the date that is six months following the Separation Date or, if earlier, on the date of the Executive’s death. The amount of any payment that would otherwise be paid to the Executive during this period shall instead be paid to the Executive on the first day of the first calendar month following the end of the period.

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(b)          Payments with respect to reimbursements of expenses or benefits or provision of fringe or other in-kind benefits shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense or benefit is incurred. The amount of expenses or benefits eligible for reimbursement, payment or provision during a calendar year shall not affect the expenses or benefits eligible for reimbursement, payment or provision in any other calendar year.

21.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in writing and signed by all parties hereto.

22.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

FIRST COMMUNITY CORPORATION
ATTEST:

By:	By:

Name:	Name: Michael C. Crapps

Title: Chief Executive Officer

FIRST COMMUNITY BANK

By:

Name: J. Ted Nissen

Title: Chief Executive Officer

EXECUTIVE

Freddie Deutsch

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Exhibit A

Form of Release of Claims

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the “Agreement”) is made between Freddie Deutsch, an individual resident of Georgia (“Employee”), First Community Bank and First Community Corporation (collectively, the “Bank”).

As used in this Agreement, the term “Employee” shall include the employee’s heirs, executors, administrators, and assigns.

On July 13, 2025, the Bank and Employee entered into an Employment Agreement (the “Employment Agreement”) governing the relationship between the parties. Section 4 provides that the Bank may terminate the Employment Agreement without Cause (as defined in the Employment Agreement). Section 4 of the Employment Agreement also provides that Employee shall be entitled to severance pay if the Employment Agreement is terminated without Cause (as defined in the Employment Agreement), on the condition that Employee enter into this release or a substantially similar release.

Employee desires to receive severance pay and the Bank is willing to provide severance pay on the condition the Employee enter into this Agreement.

Now, in consideration for the mutual promises and covenants set forth herein, and in full and complete settlement of all matters between Employee and the Bank, the parties agree as follows:

1.           Termination Date: The Employee agrees that his employment with the Bank terminates as of ________________ (the “Termination Date”).

2.           Severance Payments: Subsequent to his Termination Date, the Bank shall pay Employee severance pay as noted in Section 4 of the Employment Agreement (the “Severance Payment”), less applicable deductions and withholdings.

3.           Legal Obligations

The parties acknowledge that pursuant to Section 4(h) of the Employment Agreement, they agreed that at the time of termination and as a condition of payment of severance, they would enter into this release acknowledging any remaining obligations and discharging each other from any other claims or obligations arising out of or in connection with Employee’s employment by the Bank, including the circumstances of such termination.

Employee acknowledges that the Bank has no prior legal obligations to make the payments described in Section 2 above which are exchanged for the promises of Employee set forth in this Agreement. It is specifically agreed that the payments described in Section 2 are valuable and sufficient consideration for each of the promises of Employee set forth in this Agreement and are payments in addition to anything of value to which Employee is otherwise entitled.

A-1

4.           Waiver and Release:

a)            Employee unconditionally releases and discharges the Bank, entities affiliated with the Bank, and the respective current and former officers, directors, shareholders, employees, and agents of them (collectively, the “Bank Released Parties”) from any and all causes of action, suits, damages, claims, proceedings, and demands that the Employee has ever had, or may now have, against any of the Bank Released Parties, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement; provided that Employee is not releasing or discharging (i) any right to enforce Section 4 of the Employment Agreement, or (ii) any exculpatory or indemnification (or advancement) provisions set forth in the articles of incorporation or bylaws of the Bank.

b)            Employee acknowledges that he is waiving and releasing, to the full extent permitted by law, all claims against the Bank Released Parties, including (but not limited to) all claims arising out of, or related in any way to, his employment with the Bank or the termination of that employment, including (but not limited to) any and all breach of contract claims, tort claims, claims of wrongful discharge, claims for breach of an express or implied employment contract, defamation claims, claims under Title VII of the Civil Rights Act of 1964 as amended, which prohibits discrimination in employment based on race, color, national origin, religion or sex, the Family and Medical Leave Act, which provides for unpaid leave for family or medical reasons, the Equal Pay Act, which prohibits paying men and women unequal pay for equal work, the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment, the Americans with Disabilities Act, which prohibits discrimination based on disability, the Rehabilitation Act of 1973, the South Carolina Human Affairs Law, any and all other applicable local, state and federal non-discrimination statutes, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the South Carolina Payment of Wages Law and all other statutes relating to employment, the common law of the State of South Carolina, or any other state, and any and all claims for attorneys’ fees.

c)            This Waiver and Release provision ((a) through (c) of this paragraph) shall be construed to release all claims to the full extent allowed by law. If any term of this paragraph shall be declared unenforceable by a court or other tribunal of competent jurisdiction, it shall not adversely affect the enforceability of the remainder of this paragraph.

d)            The Bank unconditionally releases and discharges Employee from any and all causes of action, suits, damages, claims, proceedings, and demands that the Bank has ever had, or may now have, against Employee, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement with the exception of any claims for breach of trust, or any act which constitutes a felony or crime involving dishonesty, theft, or fraud.

A-2

5.           Restrictive Covenants and Other Obligations

The parties agree that Section 5 – “Ownership of Work Product,” Section 6 – “Protection of Trade Secret,” Section 7 – “Protection of Confidential Information,” Section 8 – “Return of Materials,” Section 9 – “Restrictive Covenants,” Section 10 – “Independent Provisions,” Section 15 – “Enforcement,” and Section 16 – “Savings Clause,” of the Employment Agreement shall remain in full force and effect and that Employee will perform his obligations under those sections and those sections of the Employment Agreement are incorporated by reference as if set forth fully herein. In the event Employee breaches any obligation under this Section 5, the Bank’s obligation to make severance payments to Employee shall terminate immediately and the Bank shall have no further obligations to Employee.

6.           Duty of Loyalty/Nondisparagement

The parties shall not (except as required by law) communicate to anyone, whether by word or deed, whether directly or through any intermediary, and whether expressly or by suggestion or innuendo, any statement, whether characterized as one of fact or of opinion, that is intended to cause or that reasonably would be expected to cause any person to whom it is communicated to have a lowered opinion of the other party.

7.           Confidentiality Of The Terms Of This Agreement

Employee agrees not to publicize or disclose the contents of this Agreement, including the amount of the monetary payments, except (i) to his immediate family; (ii) to his attorney(s), accountant(s), and/or tax preparer(s); (iii) as may be required by law; or (iv) as necessary to enforce the terms of this Agreement. Employee further agrees that he will inform anyone to whom the terms of this Agreement are disclosed of the confidentiality requirements contained herein. Notwithstanding the foregoing, the parties agree that where business needs dictate, Employee may disclose to a third party that he has entered into an agreement with the Bank, which agreement contains restrictive covenants including noncompetition and nondisclosure provisions, one or more of which prohibit him from performing the requested service.

Employee recognizes that the disclosure of any information regarding this Agreement by him, his family, his attorneys, his accountants or financial advisors, could cause the Bank irreparable injury and damage, the amount of which would be difficult to determine. In the event the Bank establishes a violation of this paragraph of the Agreement by Employee, his attorneys, immediate family, accountants, or financial advisors, or others to whom Employee disclosed information in violation of the terms of this Agreement, the Bank shall be entitled to injunctive relief without the need for posting a bond and shall also be entitled to recover from Employee the amount of attorneys’ fees and costs incurred by the Bank in enforcing the provisions of this paragraph.

8.           Continued Cooperation

Employee agrees that he will cooperate fully with the Bank in the future regarding any matters in which he was involved during the course of his employment, and in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Bank. Employee’s cooperation in connection with such matters, actions and claims shall include, without limitation, being available to meet with the Bank’s officials regarding personnel or commercial matters in which he was involved; to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting the Bank. Employee further agrees that should he be contacted (directly or indirectly) by any person or entity adverse to the Bank, he shall within 48 hours notify the then-current Chairman of the Board of the Bank. Employee shall be reimbursed for any reasonable costs and expenses incurred in connection with providing such cooperation.

A-3

9.           Entire Agreement; Modification of Agreement

Except as otherwise expressly noted herein, this Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, understandings, and agreements of every nature between them relating to the matters addressed herein. Accordingly, no representation, promise, or inducement not included or incorporated by reference in this Agreement shall be binding upon the parties. Employee affirms that the only consideration for the signing of this Agreement are the terms set forth above and that no other promises or assurances of any kind have been made to him by the Bank or any other entity or person as an inducement for him to sign this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties or their respective heirs, legal representatives, successors, and assigns.

10.         Partial Invalidity

The parties agree that the provisions of this Agreement and any paragraphs, subsections, sentences, or provisions thereof shall be deemed severable and that the invalidity or unenforceability of any paragraph, subsection, sentence, or provision shall not affect the validity or enforceability of the remainder of the Agreement.

11.         Waiver

The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other subsequent breach of this Agreement.

12.         Successors and Assigns

This Agreement shall inure to and be binding upon the Bank and Employee, their respective heirs, legal representatives, successors, and assigns.

13.         Governing Law

This Agreement shall be construed in accordance with the laws of the state of South Carolina and any applicable federal laws.

14.         Headings

The headings or titles of sections and subsections of this Agreement are for convenience and reference only and do not constitute a part of this Agreement.

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15.         Notice

Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified mail, return receipt requested, addressed as follows:

If to Employee:

[INSERT]

If to the Bank:

5455 Sunset Blvd

Lexington, SC 29072

Attention: Chief Executive Officer

16.         Representations: Employee acknowledges that:

a)           He has read this Agreement and understands its meaning and effect.

b)           He has knowingly and voluntarily entered into this Agreement of his own free will.

c)           By signing this Agreement, Employee has waived, to the full extent permitted by law, all claims against the Bank based on any actions taken by the Bank up to the date of the signing of this Agreement, and the Bank may plead this Agreement as a complete defense to any claim the Employee may assert.

d)           He would not otherwise be entitled to the consideration described in this Agreement, and that the Bank is providing such consideration in return for Employee’s agreement to be bound by the terms of this Agreement.

e)           He has been advised to consult with an attorney before signing this Agreement.

f)            He has been given up to 21 days to consider the terms of this Agreement.

g)           He has seven days, after Employee has signed the Agreement and it has been received by the Bank, to revoke it by notifying the Chairman of the Board of his intent to revoke acceptance. For such revocation to be effective, the notice of revocation must be received no later than 5:00 p.m. on the seventh day after the signed Agreement is received by the Bank. This Agreement shall not become effective or enforceable until the revocation period has expired.

h)           He is not waiving or releasing any rights or claims that may arise after the date the Employee signs this Agreement.

[Signatures appear on following page]

A-5

As to Employee:

Date	Freddie Deutsch

As to First Community Bank and First Community Corporation:

Date	[Title]

[SEVERANCE AGREEMENT AND RELEASE: SIGNATURE PAGE]

A-6

Exhibit B to Exhibit 2.1

FORM OF EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) effective as of July 13, 2025 is made by and between First Community Bank (the “Employer”), a wholly-owned subsidiary of First Community Corporation, a South Carolina corporation (the “Company”), and Steve Reagin, an individual resident of Georgia (the “Executive”).

WHEREAS, contemporaneously with the execution of this Agreement, Signature Bank of Georgia, a Georgia state-chartered bank (“Signature Bank”) is entering into that certain Agreement and Plan of Merger by and among the Company, the Employer, and Signature Bank (the “Merger Agreement”) under the terms of which Signature Bank will be merged with and into the Employer (the “Merger”);

WHEREAS, as a condition to the Merger, the Employer, the Company and the Executive wish to and enter into this Agreement under the terms and conditions set forth herein. As of the Effective Time (as defined in the Merger Agreement) (the “Effective Date”), the Employer employs the Executive as its Senior Vice President, Senior Commercial Banker. The Employer recognizes that the Executive’s contribution to the growth and success of the Employer is substantial. The Employer desires to provide for the continued post-Merger employment of the Executive. The Executive is willing to terminate his interests and rights under any existing employment and change in control agreement with Signature Bank and to serve the Employer on the terms and conditions herein provided.

Now therefore, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Employment. The Employer shall employ the Executive, and the Executive shall serve the Employer, as Senior Vice President, Senior Commercial Banker of the Employer upon the terms and conditions set forth herein. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with the Employer’s policy. The Executive may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Employer.

2.           Term. Unless earlier terminated as provided herein, the Executive’s employment under this Agreement shall commence on Effective Date and be for a term of one year (the “Term”).

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3.           Compensation and Benefits.

(a)          The Employer shall pay the Executive a rate of annual base salary of $242,000.00 which shall be paid in accordance with the Employer’s standard payroll procedures, which shall be no less frequently than monthly. The Employer shall have the right to increase this salary from time to time in accordance with the salary payment practices of the Employer. The Board shall review the Executive’s salary at least annually and may increase the Executive’s base salary if it determines in its sole discretion that an increase is appropriate.

(b)          The Executive shall participate in the Employer’s cash incentive program for Commercial Bankers, which currently contains a target incentive payment potential equal to 15% of annual base salary with a maximum incentive potential payment equal to 25% of annual base salary, subject to the achievement of specified performance targets. This incentive program also offers the opportunity for an equity award in the amount of 5% of base salary if certain performance criteria are met. This incentive program may be revised from time to time based on business conditions. The Executive’s initial equity grant will be 1,500 shares of the Company’s common stock in the form of a restricted stock award subject to three full years of service for vesting. Any options or similar awards shall be issued to Executive at an exercise price of not less than the stock’s current fair market value as of the date of grant, and the number of shares subject to such grant shall be set forth on the date of grant. Additionally, the Executive is eligible to receive a special retention bonus (the “Retention Bonus”) of $100,000 payable in two equal installments, the first payable on the payroll date immediately following the first anniversary of the Effective Time and the second payment payable the payroll date immediately following the second anniversary of such date, subject to the Executive’s continuous employment with the Company through each payment date.

(c)          The Executive shall participate in all retirement, health, welfare insurance and other benefit plans or programs of the Employer now or hereafter applicable generally to employees of the Employer.

(d)          The Employer shall reimburse the Executive for reasonable travel and other expenses, including cell phone expenses related to the Executive’s duties, which are incurred and accounted for in accordance with the normal practices of the Employer. The Employer shall reimburse the Executive for such expenses within sixty days of Executive’s notice to Employer of such expense.

(e)          The Employer shall provide the Executive with annual paid time off, which includes sick leave, in accordance with the Employer’s benefit policy as in effect from time to time, and which shall be taken in accordance with any banking rules or regulations governing paid time off leave. Except as allowed in accordance with the Employer’s benefit policy, paid time off days may not be carried forward into following calendar years, and any payments made by the Employer to the Executive as compensation for paid time off days shall be paid in accordance with the Employer’s standard payroll procedures, which shall be no less frequently than monthly.

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4.           Termination.

(a)          The Executive’s employment under this Agreement may be terminated prior to the end of the Term only as provided in this Section 4.

(b)          The Executive’s employment under this Agreement will be terminated upon the death of the Executive. In this event, the Employer shall pay Executive’s estate any sums due him as base salary and/or reimbursement of expenses through the end of the month during which death occurred in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly. The Employer shall also pay the Executive’s estate any bonus earned through the date of death. Any bonus for previous years which was not yet paid will be paid pursuant to the terms as set forth in Section 3(f). Any bonus that is earned in the year of death will be paid pursuant to the terms set forth in Section 3(f); provided that to the extent that the bonus is performance-based, the amount of the bonus (if any) will be calculated by the Company taking into account the performance of the Company for the entire year, and/or the performance of the Executive through the date of death, as applicable, and prorated through the date of the Executive’s death.

(c)          The Employer may terminate the Executive’s Employment on account of the Disability of the Executive under this Section 4(c). The Employer shall pay the Executive any bonus earned through the date of Disability. Any bonus for previous years, or the year in which the Executive’s employment is terminated in accordance with this Section 4(c), which was not yet paid will be paid pursuant to the terms as set forth in Section 3(f). Any bonus that is earned in the year of termination on account of Disability will be paid pursuant to the terms set forth in Section 3(f); provided that to the extent that the bonus is performance-based, the amount of the bonus (if any) will be calculated by the Company taking into account the performance of the Company for the entire year, and/or the performance of the Executive through the date of termination, as applicable, and prorated through the date of termination of the Executive’s employment on account of Disability. Nothing herein shall prohibit the Employer from hiring an acting Regional Market President during the period of any disability of the Executive.

(d)          The Employer may terminate the Executive’s Employment for Cause upon delivery of a Notice of Termination to the Executive. If the Executive’s employment is terminated for Cause under this provision, the Executive shall receive only any sums due to him as base salary and/or reimbursement of expenses through the date of termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly.

(e)          Except for a termination within Section 4(g), the Employer may terminate the Executive’s employment without Cause upon delivery of a Notice of Termination to the Executive. If the Executive’s employment is terminated without Cause under this provision, subject to Section 4(h) and also to the possibility of a six-month delay described in Section 20, on the sixtieth (60th) day after the date of termination, the Employer will pay to the Executive severance compensation in an amount equal to twice the amount of the Executive’s monthly base salary as in effect immediately prior to his termination of employment, and thereafter on the first day of the month for the next 10 months, the Employer shall pay to the Executive severance compensation in an amount equal to 100% of his monthly base salary as in effect immediately prior to his termination of employment.

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(f)           Except for a termination within Section 4(g), the Executive may terminate his employment at any time by delivering a Notice of Termination at least 14 days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement. If the Executive terminates his employment under this provision, the Executive shall receive any sums due to him as base salary and/or reimbursement of expenses through the date of such termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly. In addition, if the Executive terminates his employment under this Section 4(f) and except for a termination within Section 4(g), and if (and only if) such termination constitutes a Retirement, then the Employer shall pay the Executive any bonus earned through the date of Retirement, as follows: (i) any bonus for previous years which was not yet paid will be paid pursuant to the terms set forth in Section 3(f), and (ii) any bonus that is earned in the year of Retirement will be paid pursuant to the terms set forth in Section 3(f); provided that to the extent that the bonus is performance-based, the amount of the bonus (if any) will be calculated by the Company taking into account the performance of the Company for the entire year, and/or the performance of the Executive through the date of Retirement, as applicable, and prorated through the date of the Executive’s Retirement.

(g)          If Executive’s employment is terminated by the Employer without Cause or by the Executive with Good Reason upon or during the one (1) year following a Change in Control (a “Qualifying Termination”), the Executive shall be entitled to the following:

(i)	the Employer shall pay to the Executive any sums due to the Executive as base salary and/or reimbursement of expenses through the date of such termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly;

(ii)	the Employer shall pay the Executive upon the 15th day following the date of the Qualifying Termination, subject to the provisions of Section 4(h), cash compensation in a single lump sum payment in an amount equal to his then current annual base salary (the “Severance”).
(iii)	in addition, Executive may continue participation, in accordance with the terms of the applicable benefits plans, in the Company’s group health plan pursuant to plan continuation rules under the Consolidated Omnibus Budget Reconciliation Act (including regulations related thereto, “COBRA”), subject to any amendments to COBRA after the date of this Agreement. In accordance with COBRA (and subject to any amendments to COBRA after the date of this Agreement), assuming Executive is covered under the Company’s group health plan as of his date of Qualifying Termination, Executive will be entitled to elect COBRA continuation coverage for the legally required COBRA period.

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Notwithstanding the above, the Employer’s obligations hereunder with respect to the foregoing benefits provided in this subsection (iii) shall be eliminated if and when the Executive is offered Affordable Care Act compliant group health coverage from a subsequent employer.

(iv)	the restrictions on any outstanding incentive awards (including restricted stock) granted to the Executive under the Company’s or the Bank’s long-term equity incentive program or any other equity incentive plan or arrangement shall lapse and such awards shall become 100% vested, all outstanding stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and outstanding performance units granted to the Executive shall become 100% vested, in each case unless otherwise provided in the applicable award agreement and subject to the provisions of Section 4(i) below; and
(v)	the Employer shall pay the Executive any unpaid bonus for years ending before the year in which the Qualifying Termination occurs pursuant to the terms set forth in Section 3(f).

(h)         With the exceptions of the express provisions of this Section 4, and the express terms of any benefit plan under which the Executive is a participant, it is agreed that, upon termination of the Executive’s Employment, the Employer shall have no obligation to the Executive for, and the Executive waives and relinquishes, any further compensation or benefits (exclusive of COBRA benefits). Unless otherwise stated in this Section 4, the effect of termination on any outstanding incentive awards, stock options, stock appreciation rights, performance units, or other incentives shall be governed by the terms of the applicable benefit or incentive plan and/or the agreements governing such incentives.

Following the termination of the Executive’s employment pursuant to Section 4(e) or Section 4(g), if (and only if) the Executive shall execute a release, waiver and settlement agreement substantially in the form attached hereto as Exhibit A in favor of the Employer and its successor(s) (a “Release”) and not timely revoke during any revocation period provided pursuant to such Release (such that the Release shall have become effective) within 60 days of the Executive’s termination of employment (the “60-Day Release Period”), then the Employer shall pay the Severance described in Section 4(e) or 4(g), as applicable. With respect to the Severance described in Section 4(g)(ii), in most instances, such payment will be made as soon as practicable after the Release is effective. However, if the 60-Day Release Period spans two calendar years, such Severance payment will be made as soon as possible in the subsequent taxable year.

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(i)           The parties intend that the severance payments and other compensation provided for herein are reasonable compensation for the Executive’s services to the Employer and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Code. As used herein, the “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder. In the event that Tax Counsel (as defined below) determines that the payments provided for herein constitute “excess parachute payments,” then the payments or benefits payable hereunder or otherwise that constitute “parachute payments” within the meaning of Section 280G (“Covered Payments”) shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the Covered Payments being treated as “excess parachute payments” under Section 280G. The Covered Payments shall be reduced by the Company pursuant to the foregoing sentence in a manner that Tax Counsel determines maximizes the Executive’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where Tax Counsel determines that two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

All determinations required to be made under this Section 4(i), and the assumptions to be utilized in arriving at such determination, shall be made by tax counsel (which may be a law firm, compensation consultant or an accounting firm) appointed by the Company (the “Tax Counsel”), which shall provide its determinations and any supporting calculations to the Company within 10 business days of having made such determination. The Tax Counsel shall consult with any compensation consultants, accounting firm and/or other legal counsel selected by the Company in determining which payments to, or for the benefit of, the Executive are to be deemed to be ‘parachute payments’ within the meaning of Section 280G(b)(2) of the Code. In connection with making determinations under this Section 4(i), Tax Counsel shall take into account, to the extent applicable, the value of any reasonable compensation for services to be rendered by the Executive before or after the applicable change in ownership or control, including the non-competition provisions, if any, applicable to the Executive under Section 9 and any other non-competition provisions that may apply to the Executive, and the Company shall cooperate in the valuation of any such services, including any non-competition provisions

(j)           If the Executive is suspended or temporarily prohibited from participating, in any way or to any degree, in the conduct of the Employer’s affairs by (1) a notice served under section 8(e) or (g) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e) or (g)) or (2) as a result of any other regulatory or legal action directed at the Executive by any regulatory or law enforcement agency having jurisdiction over the Executive (each of the foregoing referred to herein as a “Suspension Action”), and if this Agreement is not terminated, the Employer’s obligations under this Agreement shall be suspended as of the earlier of the effective date of such Suspension Action or the date on which the Executive was provided notice of the Suspension Action, unless stayed by appropriate proceedings. If the charges underlying the Suspension Action are dismissed, the Bank shall:

(i)	pay on the first day of the first month following such dismissal of charges (or as provided elsewhere in this Agreement) the Executive all of the compensation withheld while the obligations under this Agreement were suspended; and
(ii)	reinstate any such obligations which were suspended.

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Notwithstanding anything to the contrary herein, if the Executive is removed or permanently prohibited from participating, in any way or to any degree, in the conduct of the Employer’s affairs by (1) an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) or (2) any other legal or law enforcement action (each of the foregoing referred to herein as a “Removal Action”), all obligations of the Employer under this Agreement shall terminate as of the effective date of the Removal Action, but any vested rights of the parties hereto shall not be affected.

Notwithstanding anything to the contrary herein, if the Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (4)(k) shall not affect any vested rights of the parties hereto.

Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to applicable withholdings and deductions.

5.           Ownership of Work Product. The Employer shall own all Work Product arising during the course of the Executive’s employment (prior, present or future). For purposes hereof, “Work Product” shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights in any programming, documentation, technology or other work product that relates to the Employer, its business or its customers and that the Executive conceives, develops, or delivers to the Employer at any time during his employment, during or outside normal working hours, in or away from the facilities of the Employer, and whether or not requested by the Employer. If the Work Product contains any materials, programming or intellectual property rights that the Executive conceived or developed prior to, and independent of, the Executive’s work for the Employer, the Executive agrees to point out the pre-existing items to the Employer and the Executive grants the Employer a worldwide, unrestricted, royalty-free right, including the right to sublicense such items. The Executive agrees to take such actions and execute such further acknowledgments and assignments as the Employer may reasonably request to give effect to this provision.

6.           Protection of Trade Secrets. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, the Executive agrees not to use or disclose any Trade Secrets of the Employer during or after his employment. “Trade Secret” means information, including a formula, pattern, compilation, program, device, method, technique, process, drawing, cost data or customer list, that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

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The federal Defend Trade Secrets Act (“DTSA”) states:

An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Accordingly, the Executive shall have the right to disclose in confidence Trade Secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Executive shall also have the right to disclose Trade Secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with the DTSA or create liability for disclosures of Trade Secrets that are expressly allowed by the DTSA.

7.           Protection of Other Confidential Information. In addition, the Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, not to use or disclose any Confidential Business Information of the Employer during his employment and for a period of 24 months following termination of the Executive’s employment. “Confidential Business Information” shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning the Employer’s financial position and results of operations (including revenues, assets, net income, etc.); annual and long-range business plans; product or service plans; marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Sections 6 and 7 shall also apply to protect Trade Secrets and Confidential Business Information of third parties provided to the Employer under an obligation of secrecy. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as (A) prohibiting or impeding (or enforced by the Employer in a manner that would prohibit or impede) the Executive from (i) testifying in any lawsuit, or (ii) reporting conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”) or the Sarbanes-Oxley Act of 2002, or any other provisions of state or federal law or regulation, or (B) require notification to or prior approval by the Employer of any activity described in clauses (i) or (ii).

8.           Return of Materials. The Executive shall surrender to the Employer, promptly upon its request and in any event upon termination of the Executive’s employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Executive’s possession or control, including all copies thereof, relating to the Employer, its business, or its customers. Upon the request of the Employer, Executive shall certify in writing compliance with the foregoing requirement.

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9.           Restrictive Covenants.

(a)          No Solicitation of Customers. During the Executive’s employment with the Employer and for a period of 12 months thereafter, the Executive shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, (A) solicit, divert, or appropriate to or for a Competing Business, or (B) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that is or was a customer of the Employer or any of its Affiliates at any time during the 12 months prior to the date of termination and with whom the Executive has had material contact. The parties agree that solicitation of such a customer to acquire stock in a Competing Business during this time period would be a violation of this Section 9(a).

(b)          No Recruitment of Personnel. During the Executive’s employment with the Employer and for a period of 12 months thereafter, the Executive shall not, either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, (A) solicit, divert, or hire away, or (B) attempt to solicit, divert, or hire away, to any Competing Business located in the Territory, any employee of or consultant to the Employer or any of its Affiliates, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

(c)          Non-Competition Agreement. During the Executive’s employment with the Employer and for a period of 12 months following any termination (as opposed to expiration) of this Agreement, the Executive shall not (without the prior written consent of the Employer) compete with the Employer or any of its Affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a Competing Business, including any depository financial institution or holding company therefor, if such Competing Business, depository institution or holding company has, or upon formation will have, one or more offices or branches located in the Territory.

10.         Independent Provisions. The provisions in each of the above Sections 9(a), 9(b), and 9(c) are independent, and the unenforceability of any one provision shall not affect the enforceability of any other provision.

11.         Successors; Binding Agreement. The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which the Employer is a party, or any assignee of all or substantially all of the Employer’s business and properties. The Executive’s rights and obligations under this Agreement may not be assigned by him, except that his right to receive accrued but unpaid compensation, unreimbursed expenses and other rights, if any, provided under this Agreement which survive termination of this Agreement shall pass after death to the personal representatives of his estate.

12.         Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Employer shall be directed to the attention of the Employer with a copy to the Secretary of the Employer. All notices and communications shall be deemed to have been received on the date of delivery thereof.

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13.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Georgia.

14.         Non-Waiver. Failure of the Employer to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way affect the validity of this Agreement.

15.         Enforcement. The Executive agrees that in the event of any breach or threatened breach by the Executive of any covenant contained in Section 6, 7, 9(a), 9(b), or 9(c) hereof, the resulting injuries to the Employer would be difficult or impossible to estimate accurately, even though irreparable injury or damages would certainly result. Accordingly, an award of legal damages, if without other relief, would be inadequate to protect the Employer. The Executive, therefore, agrees that in the event of any such breach, the Employer shall be entitled to obtain from a court of competent jurisdiction an injunction to restrain the breach or anticipated breach of any such covenant, and to obtain any other available legal, equitable, statutory, or contractual relief. Should the Employer have cause to seek such relief, no bond shall be required from the Employer, and the Executive shall pay all attorney’s fees and court costs which the Employer may incur to the extent the Employer prevails in its enforcement action.

16.         Saving Clause. If any term, provision or condition of this Agreement is determined to be invalid, illegal or unenforceable, the remaining terms, provisions and conditions of this Agreement remain in full force, if the essential terms, provisions and conditions of this Agreement for each party remain valid, binding and enforceable. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The Executive and the Employer hereby agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of Sections 9(a), 9(b) or 9(c), the definition of the term “Territory,” and the definition of the term “Business,” to reflect changes in the Employer’s business and affairs so that the scope of the limitations placed on the Executive’s activities by Section 9 accomplishes the parties’ intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Employer. The parties agree that all of the terms, provisions and conditions contained in Section 4 and Section 9 constitute essential terms, provisions and conditions of this Agreement. The parties further agree that no part of Section 4 is independent of any part of Section 9, and that no part of Section 9 is independent of any part of Section 4. If a material part of Section 9 is held by a court of competent jurisdiction to be invalid, illegal or unenforceable and is not revised by the court to be enforceable and enforced, then all of Section 4 shall automatically become void and unenforceable. If it is unclear or disputed whether the part of Section 9 held invalid, illegal or unenforceable (and not so revised by the court) is material, the parties shall negotiate in good faith to reach agreement on materiality or immateriality, and if they are unable to agree within a reasonable period of time, the part in question shall be deemed material. If the parties agree the part in question is not material, they shall negotiate in good faith to agree upon a modification necessary to make whole any party adversely affected by the holding of invalidly, illegality or unenforceability, and if they are not able to agree upon such a modification within a reasonable period of time, a material part of Section 9 will be deemed to have been held by a court of competent jurisdiction to be invalid, illegal or unenforceable. Each party agrees to maintain the status quo ante, to the extent necessary to avoid gaining any advantage over the other party or causing the other party to suffer a disadvantage, for so long as it is obligated to negotiate in good faith but the parties have not reached agreement. A violation of the covenant in the preceding sentence shall result in a material part of Section 4 being deemed to be invalid, illegal or unenforceable.

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17.         Certain Definitions.

(a)          “Affiliate” shall mean any business entity controlled by, controlling or under common control with the Employer.

(b)          “Business” shall mean the operation of a depository financial institution, including, without limitation, the solicitation and acceptance of deposits of money and commercial paper, the solicitation and funding of loans and the provision of other banking services, or any other related business engaged in by the Employer or any of its Affiliates to a material extent as of the date of termination.

(c)          “Cause” shall consist of any of (A) the commission by the Executive of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Executive, which is intended to cause, causes or is reasonably likely to cause material harm to the Employer (including harm to its business reputation), (B) the indictment of the Executive for the commission or perpetration by the Executive of any felony or any crime involving dishonesty, moral turpitude or fraud, (C) the material breach by the Executive of this Agreement that, if susceptible of cure, remains uncured 10 days following written notice to the Executive of such breach, (D) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Employer intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to the Executive’s performance) regulatory action against the Executive, the Employer or the Company (provided that the Board determines in good faith, with the Executive abstaining from participating in the consideration of and vote on the matter, that the subject matter of such action involves acts or omissions by or under the supervision of the Executive or that termination of the Executive would materially advance the Employer’s compliance with the purpose of the action or would materially assist the Employer in avoiding or reducing the restrictions or adverse effects to the Employer related to the regulatory action); (E) the exhibition by the Executive of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the Employer’s business operations or a material violation of the employee handbook or other policy of the Employer (including, without limitation, substance abuse, sexual misconduct, or the creation of a hostile work environment) to a level which, in the Board’s good faith and reasonable judgment, with the Executive abstaining from participating in the consideration of and vote on the matter, is materially detrimental to the Employer’s best interest and the safety and wellbeing of its employees and customers, that, if susceptible of cure remains uncured 10 days following written notice to the Executive of such specific inappropriate behavior; or (F) the failure of the Executive to devote his full business time and attention to his employment as provided under this Agreement that, if susceptible of cure, remains uncured 30 days following written notice to the Executive of such failure. In order for the Board to make a determination that termination shall be for Cause, the Board must provide the Executive with an opportunity to meet with the Board in person.

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(d)          “Change in Control” shall mean the occurrence during the Term of any of the following events, unless such event is a result of a Non-Control Transaction or is not a 409A Change in Control:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii) individuals who, as of immediately following the Effective Date of this Agreement, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

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(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which either:

(1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction, or

(2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which both (x) the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (y) the individuals who comprise the Board immediately prior to such transaction or series of transactions constitute at least a majority of the board of directors of the entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions (a “Non-Control Transaction”). In addition, to the extent that any compensation constitutes or would constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such compensation, or an event that otherwise changes the timing of settlement or distribution of such compensation, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto; provided that this sentence shall have no bearing on whether the right to any such compensation vests pursuant to the terms of this Agreement or the applicable award agreement.

(e)          “Competing Business” shall mean any business that, in whole or in part, is substantially engaged in the Business or a business that is substantially similar to (and in competition with) the Business.

(f)           “Disability” shall have the meaning set forth in Treasury Regulation § 1.409A-3(i)(4).

(g)          “Good Reason” shall mean that one or more of the following has occurred without the Executive’s written consent:

(i)	a material negative change in the nature or scope of the Executive’s responsibilities, duties or authority as set forth in Section 1;

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(ii)	a material reduction in the Executive’s base salary, excluding any reduction up to 10% that is applied across the senior management group;
(iii)	Executive’s required re-location to a worksite location which is more than fifty (50) miles from Executive’s then current principal worksite without Executive’s consent (such consent not to be unreasonably withheld), or
(iv)	the Employer’s material breach of this Agreement (excluding any delay of payment required or permitted under Code Section 409A);

provided that, in any such case, the Executive provides written notice to the Employer that the event giving rise to such claim of Good Reason has occurred within thirty (30) days after the occurrence of such event, and such Good Reason remains uncured thirty (30) days after the Executive has provided such written notice; provided further that any resignation of the Executive’s employment for Good Reason occurs no later than thirty (30) days following the expiration of such cure period.

(h)          “Notice of Termination” shall mean a written notice of termination from the Employer or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and, in the case of a termination for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(i)           “Terminate,” “terminated,” “termination,” or “Termination of Employment” shall mean separation from service as defined by Regulation 1.409A-1(h).

(j)           “Territory” shall mean the following and be enforceable to the maximum extent permitted under applicable law as to the Business:

(i)        a radius of 25 miles from (A) the main office of the Employer or (B) any branch or loan production office of the Employer located in the state of Georgia, and for the purposes of Section 9(b) “Territory” shall also include the 25 mile radius of any other branch or office of the Employer which is the primary office location for any of the Executive’s direct reports during the 12-month period prior to his Termination of Employment, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then,

(ii)       a radius of 15 miles from (A) the main office of the Employer or (B) any branch or loan production office of the Employer located in the state of Georgia, and for the purposes of Section 9(b) “Territory” shall also include the 15 mile radius of any other branch or office of the Employer which is the primary office location for any of the Executive’s direct reports during the 12-month period prior to his Termination of Employment

This restriction applies regardless of where the Competing Business is headquartered, and regardless of whether the Executive provides services remotely or in person.

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The Executive, Employer, and Company agree that a court of competent jurisdiction may enforce this definition and the terms of Section 9 of this Agreement to the maximum extent permissible, including by modifying any portion that is found unenforceable so that it is enforceable to the extent allowed under O.C.G.A. § 13-8-53(d) or any successor provision.

18.         Compliance with Regulatory Restrictions. Notwithstanding anything to the contrary herein, and in addition to any restrictions stated in Section 4 hereof, any compensation or other benefits paid to the Executive shall be limited to the extent required by any federal or state regulatory agency having authority over the Bank. The Executive agrees that compliance by the Bank with such regulatory restrictions, even to the extent that compensation or other benefits paid to the Executive are limited, shall not be a breach of this Agreement by the Bank.

19.         Compliance with Dodd–Frank Wall Street Reform and Consumer Protection Act. Notwithstanding anything to the contrary herein, any incentive payments to the Executive shall be subject to the Dodd–Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated, and any applicable stock exchange listing requirements adopted, thereunder (collectively, the “DF Act”), including, but not limited to, clawbacks for such incentive payments as may be required by the DF Act. The Executive agrees to such amendments, agreements, or waivers that are required by the DF Act or requested by the Employer to comply with the terms of the DF Act. Executive agrees to comply with the terms of any incentive-based compensation “claw back” policy, as in effect from time to time, adopted or that may be adopted by the Employer.

20.         Compliance with Internal Revenue Code Section 409A. All payments that may be made and benefits that may be provided pursuant to this Agreement are intended to qualify for an exclusion from Section 409A of the Code and any related regulations or other pronouncements thereunder and, to the extent not excluded, to meet the requirements of Section 409A of the Code. Any payments made under Sections 3 and 4 of this Agreement which are paid on or before the last day of the applicable period for the short-term deferral exclusion under Treasury Regulation § 1.409A-1(b)(4) are intended to be excluded under such short-term deferral exclusion. Any remaining payments under Sections 3 and 4 are intended to qualify for the exclusion for separation pay plans under Treasury Regulation § 1.409A-1(b)(9). To the extent permissible, each payment made under Sections 3 and 4 shall be treated as a “separate payment”, as defined in Treasury Regulation § 1.409A-2(b)(2), for purposes of Code Section 409A. Further, notwithstanding anything to the contrary, all severance payments payable under the provisions of Section 4 shall be paid to the Executive no later than the last day of the second calendar year following the calendar year in which occurs the date of Executive’s termination of employment. None of the payments under this Agreement are intended to result in the inclusion in Executive’s federal gross income on account of a failure under Section 409A(a)(1) of the Code. The parties intend to administer and interpret this Agreement to carry out such intentions. However, Company does not represent, warrant or guarantee that any payments that may be made pursuant to this Agreement will not result in inclusion in Executive’s gross income, or any penalty, pursuant to Section 409A(a)(1) of the Code or any similar state statute or regulation. Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

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(a)          If the Executive is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Executive’s termination (the “Separation Date”), and if an exemption from the six month delay requirement of Code Section 409A(a)(2)(B)(i) is not available, then no such payment that is payable on account of the Executive’s termination shall be made or commence during the period beginning on the Separation Date and ending on the date that is six months following the Separation Date or, if earlier, on the date of the Executive’s death. The amount of any payment that would otherwise be paid to the Executive during this period shall instead be paid to the Executive on the first day of the first calendar month following the end of the period.

(b)          Payments with respect to reimbursements of expenses or benefits or provision of fringe or other in-kind benefits shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense or benefit is incurred. The amount of expenses or benefits eligible for reimbursement, payment or provision during a calendar year shall not affect the expenses or benefits eligible for reimbursement, payment or provision in any other calendar year.

21.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in writing and signed by all parties hereto.

22.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

FIRST COMMUNITY CORPORATION

ATTEST:

By:	By:

Name:	Name: Michael C. Crapps

Title: Chief Executive Officer

FIRST COMMUNITY BANK

By:

Name: J. Ted Nissen

Title: Chief Executive Officer

EXECUTIVE

Steve Reagin

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Exhibit A

Form of Release of Claims

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the “Agreement”) is made between Steve Reagin, an individual resident of Georgia (“Employee”), First Community Bank and First Community Corporation (collectively, the “Bank”).

As used in this Agreement, the term “Employee” shall include the employee’s heirs, executors, administrators, and assigns.

On July 13, 2025, the Bank and Employee entered into an Employment Agreement (the “Employment Agreement”) governing the relationship between the parties. Section 4 provides that the Bank may terminate the Employment Agreement without Cause (as defined in the Employment Agreement). Section 4 of the Employment Agreement also provides that Employee shall be entitled to severance pay if the Employment Agreement is terminated without Cause (as defined in the Employment Agreement), on the condition that Employee enter into this release or a substantially similar release.

Employee desires to receive severance pay and the Bank is willing to provide severance pay on the condition the Employee enter into this Agreement.

Now, in consideration for the mutual promises and covenants set forth herein, and in full and complete settlement of all matters between Employee and the Bank, the parties agree as follows:

1.           Termination Date: The Employee agrees that his employment with the Bank terminates as of ________________ (the “Termination Date”).

2.           Severance Payments: Subsequent to his Termination Date, the Bank shall pay Employee severance pay as noted in Section 4 of the Employment Agreement (the “Severance Payment”), less applicable deductions and withholdings.

3.           Legal Obligations

The parties acknowledge that pursuant to Section 4(h) of the Employment Agreement, they agreed that at the time of termination and as a condition of payment of severance, they would enter into this release acknowledging any remaining obligations and discharging each other from any other claims or obligations arising out of or in connection with Employee’s employment by the Bank, including the circumstances of such termination.

Employee acknowledges that the Bank has no prior legal obligations to make the payments described in Section 2 above which are exchanged for the promises of Employee set forth in this Agreement. It is specifically agreed that the payments described in Section 2 are valuable and sufficient consideration for each of the promises of Employee set forth in this Agreement and are payments in addition to anything of value to which Employee is otherwise entitled.

A-1

4.           Waiver and Release:

a)           Employee unconditionally releases and discharges the Bank, entities affiliated with the Bank, and the respective current and former officers, directors, shareholders, employees, and agents of them (collectively, the “Bank Released Parties”) from any and all causes of action, suits, damages, claims, proceedings, and demands that the Employee has ever had, or may now have, against any of the Bank Released Parties, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement; provided that Employee is not releasing or discharging (i) any right to enforce Section 4 of the Employment Agreement, or (ii) any exculpatory or indemnification (or advancement) provisions set forth in the articles of incorporation or bylaws of the Bank.

b)           Employee acknowledges that he is waiving and releasing, to the full extent permitted by law, all claims against the Bank Released Parties, including (but not limited to) all claims arising out of, or related in any way to, his employment with the Bank or the termination of that employment, including (but not limited to) any and all breach of contract claims, tort claims, claims of wrongful discharge, claims for breach of an express or implied employment contract, defamation claims, claims under Title VII of the Civil Rights Act of 1964 as amended, which prohibits discrimination in employment based on race, color, national origin, religion or sex, the Family and Medical Leave Act, which provides for unpaid leave for family or medical reasons, the Equal Pay Act, which prohibits paying men and women unequal pay for equal work, the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment, the Americans with Disabilities Act, which prohibits discrimination based on disability, the Rehabilitation Act of 1973, the South Carolina Human Affairs Law, any and all other applicable local, state and federal non-discrimination statutes, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the South Carolina Payment of Wages Law and all other statutes relating to employment, the common law of the State of South Carolina, or any other state, and any and all claims for attorneys’ fees.

c)           This Waiver and Release provision ((a) through (c) of this paragraph) shall be construed to release all claims to the full extent allowed by law. If any term of this paragraph shall be declared unenforceable by a court or other tribunal of competent jurisdiction, it shall not adversely affect the enforceability of the remainder of this paragraph.

d)           The Bank unconditionally releases and discharges Employee from any and all causes of action, suits, damages, claims, proceedings, and demands that the Bank has ever had, or may now have, against Employee, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement with the exception of any claims for breach of trust, or any act which constitutes a felony or crime involving dishonesty, theft, or fraud.

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5.           Restrictive Covenants and Other Obligations

The parties agree that Section 5 – “Ownership of Work Product,” Section 6 – “Protection of Trade Secret,” Section 7 – “Protection of Confidential Information,” Section 8 – “Return of Materials,” Section 9 – “Restrictive Covenants,” Section 10 – “Independent Provisions,” Section 15 – “Enforcement,” and Section 16 – “Savings Clause,” of the Employment Agreement shall remain in full force and effect and that Employee will perform his obligations under those sections and those sections of the Employment Agreement are incorporated by reference as if set forth fully herein. In the event Employee breaches any obligation under this Section 5, the Bank’s obligation to make severance payments to Employee shall terminate immediately and the Bank shall have no further obligations to Employee.

6.           Duty of Loyalty/Nondisparagement

The parties shall not (except as required by law) communicate to anyone, whether by word or deed, whether directly or through any intermediary, and whether expressly or by suggestion or innuendo, any statement, whether characterized as one of fact or of opinion, that is intended to cause or that reasonably would be expected to cause any person to whom it is communicated to have a lowered opinion of the other party.

7.           Confidentiality Of The Terms Of This Agreement

Employee agrees not to publicize or disclose the contents of this Agreement, including the amount of the monetary payments, except (i) to his immediate family; (ii) to his attorney(s), accountant(s), and/or tax preparer(s); (iii) as may be required by law; or (iv) as necessary to enforce the terms of this Agreement. Employee further agrees that he will inform anyone to whom the terms of this Agreement are disclosed of the confidentiality requirements contained herein. Notwithstanding the foregoing, the parties agree that where business needs dictate, Employee may disclose to a third party that he has entered into an agreement with the Bank, which agreement contains restrictive covenants including noncompetition and nondisclosure provisions, one or more of which prohibit him from performing the requested service.

Employee recognizes that the disclosure of any information regarding this Agreement by him, his family, his attorneys, his accountants or financial advisors, could cause the Bank irreparable injury and damage, the amount of which would be difficult to determine. In the event the Bank establishes a violation of this paragraph of the Agreement by Employee, his attorneys, immediate family, accountants, or financial advisors, or others to whom Employee disclosed information in violation of the terms of this Agreement, the Bank shall be entitled to injunctive relief without the need for posting a bond and shall also be entitled to recover from Employee the amount of attorneys’ fees and costs incurred by the Bank in enforcing the provisions of this paragraph.

8.           Continued Cooperation

Employee agrees that he will cooperate fully with the Bank in the future regarding any matters in which he was involved during the course of his employment, and in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Bank. Employee’s cooperation in connection with such matters, actions and claims shall include, without limitation, being available to meet with the Bank’s officials regarding personnel or commercial matters in which he was involved; to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting the Bank. Employee further agrees that should he be contacted (directly or indirectly) by any person or entity adverse to the Bank, he shall within 48 hours notify the then-current Chairman of the Board of the Bank. Employee shall be reimbursed for any reasonable costs and expenses incurred in connection with providing such cooperation.

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9.           Entire Agreement; Modification of Agreement

Except as otherwise expressly noted herein, this Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, understandings, and agreements of every nature between them relating to the matters addressed herein. Accordingly, no representation, promise, or inducement not included or incorporated by reference in this Agreement shall be binding upon the parties. Employee affirms that the only consideration for the signing of this Agreement are the terms set forth above and that no other promises or assurances of any kind have been made to him by the Bank or any other entity or person as an inducement for him to sign this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties or their respective heirs, legal representatives, successors, and assigns.

10.         Partial Invalidity

The parties agree that the provisions of this Agreement and any paragraphs, subsections, sentences, or provisions thereof shall be deemed severable and that the invalidity or unenforceability of any paragraph, subsection, sentence, or provision shall not affect the validity or enforceability of the remainder of the Agreement.

11.         Waiver

The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other subsequent breach of this Agreement.

12.         Successors and Assigns

This Agreement shall inure to and be binding upon the Bank and Employee, their respective heirs, legal representatives, successors, and assigns.

13.         Governing Law

This Agreement shall be construed in accordance with the laws of the state of South Carolina and any applicable federal laws.

14.         Headings

The headings or titles of sections and subsections of this Agreement are for convenience and reference only and do not constitute a part of this Agreement.

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15.         Notice

Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified mail, return receipt requested, addressed as follows:

If to Employee:

[INSERT]

If to the Bank:

5455 Sunset Blvd.

Lexington, SC 29072

Attention: Chief Executive Officer

16.       Representations: Employee acknowledges that:

a)           He has read this Agreement and understands its meaning and effect.

b)           He has knowingly and voluntarily entered into this Agreement of his own free will.

c)           By signing this Agreement, Employee has waived, to the full extent permitted by law, all claims against the Bank based on any actions taken by the Bank up to the date of the signing of this Agreement, and the Bank may plead this Agreement as a complete defense to any claim the Employee may assert.

d)           He would not otherwise be entitled to the consideration described in this Agreement, and that the Bank is providing such consideration in return for Employee’s agreement to be bound by the terms of this Agreement.

e)           He has been advised to consult with an attorney before signing this Agreement.

f)           He has been given up to 21 days to consider the terms of this Agreement.

g)          He has seven days, after Employee has signed the Agreement and it has been received by the Bank, to revoke it by notifying the Chairman of the Board of his intent to revoke acceptance. For such revocation to be effective, the notice of revocation must be received no later than 5:00 p.m. on the seventh day after the signed Agreement is received by the Bank. This Agreement shall not become effective or enforceable until the revocation period has expired.

h)          He is not waiving or releasing any rights or claims that may arise after the date the Employee signs this Agreement.

[Signatures appear on following page]

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As to Employee:

Date	Steve Reagin

As to First Community Bank and First Community Corporation:

Date	[Title]

[SEVERANCE AGREEMENT AND RELEASE: SIGNATURE PAGE]

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Exhibit C to Exhibit 2.1

FORM OF EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) effective as of July 13, 2025 is made by and between First Community Bank (the “Employer”), a wholly-owned subsidiary of First Community Corporation, a South Carolina corporation (the “Company”), and Maria Lawson, an individual resident of Georgia (the “Executive”).

WHEREAS, contemporaneously with the execution of this Agreement, Signature Bank of Georgia, a Georgia state-chartered bank (“Signature Bank”) is entering into that certain Agreement and Plan of Merger by and among the Company, the Employer, and Signature Bank (the “Merger Agreement”) under the terms of which Signature Bank will be merged with and into the Employer (the “Merger”);

WHEREAS, as a condition to the Merger, the Employer, the Company and the Executive wish to and enter into this Agreement under the terms and conditions set forth herein. As of the Effective Time (as defined in the Merger Agreement) (the “Effective Date”), the Employer employs the Executive as a Senior Vice President serving as its Managing Director – Government Guaranteed Lending. The Employer recognizes that the Executive’s contribution to the growth and success of the Employer is substantial. The Employer desires to provide for the continued post-Merger employment of the Executive. The Executive is willing to terminate her interests and rights under any existing employment and change in control agreement with Signature Bank and to serve the Employer on the terms and conditions herein provided.

Now therefore, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Employment. The Employer shall employ the Executive, and the Executive shall serve the Employer, as Senior Vice President, Managing Director – Government Guaranteed Lending of the Employer upon the terms and conditions set forth herein. The Executive shall devote her full business time, attention, skill and efforts to the performance of her duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with the Employer’s policy. The Executive may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing her personal investments, provided that such activities do not materially interfere with the performance of her duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Employer.

2.            Term. Unless earlier terminated as provided herein, the Executive’s employment under this Agreement shall commence on the Effective Date and be for a term of three years (the “Term”). At the end of each day of the Term, the Term shall be extended for an additional day so that the remaining term shall continue to be three years (unless earlier terminated as provided in Section 4); provided that the Executive or the Employer may at any time, by written notice, fix the Term to a finite term of three years commencing with the date of the notice, in which case the Agreement shall continue through its remaining term but shall not be extended absent written agreement by both the Employer and the Executive.

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3.            Compensation and Benefits.

(a)          The Employer shall pay the Executive a rate of annual base salary of $225,000.00 for the first three years of employment with the Company, which shall be paid in accordance with the Employer’s standard payroll procedures, which shall be no less frequently than monthly. The Employer shall have the right to increase this salary from time to time in accordance with the salary payment practices of the Employer. The Board shall review the Executive’s salary at least annually after the first three years of employment and may increase the Executive’s base salary if it determines in its sole discretion that an increase is appropriate.

(b)          The Executive will receive an initial equity grant of 1,000 shares of the Company’s common stock in the form of a restricted stock award subject to three full years of service for vesting. For the first 12 months of the Term, the Executive will be eligible to participate in an incentive compensation plan that is substantially similar to the incentive plan the Executive was subject to at Signature Bank prior to the Merger. In subsequent fiscal years, incentive periods will be aligned to follow the Company’s fiscal year, and further, if the functional role of the Executive changes, the incentive plan design will be subject to modification to reflect the functional role changes. Notwithstanding the foregoing, in no event will the Executive’s incentive plan payment for each of the first three years of the Term be less than $200,000 per fiscal year performance period, and will be paid monthly on regularly scheduled payroll dates. Any options or similar awards shall be issued to Executive at an exercise price of not less than the stock’s current fair market value as of the date of grant, and the number of shares subject to such grant shall be set forth on the date of grant. Additionally, the Executive is eligible to receive a special retention bonus (the “Retention Bonus”) of $150,000 payable in three equal installments, the first payable on the first payroll date following the first anniversary of the Effective Time and the second payment payable on the first payroll date following the second anniversary of such date, and the third such payment payable on the third anniversary of such date, subject to the Executive’s continuous employment with the Company through each payment date.

(c)          The Executive shall participate in all retirement, health, welfare insurance and other benefit plans or programs of the Employer now or hereafter applicable generally to employees of the Employer.

(d)          The Employer shall reimburse the Executive for reasonable travel and other expenses, including cell phone expenses related to the Executive’s duties, which are incurred and accounted for in accordance with the normal practices of the Employer. The Employer shall reimburse the Executive for such expenses within sixty days of Executive’s notice to Employer of such expense.

(e)          The Employer shall provide the Executive with annual paid time off, which includes sick leave, in accordance with the Employer’s benefit policy as in effect from time to time, and which shall be taken in accordance with any banking rules or regulations governing paid time off leave. Except as allowed in accordance with the Employer’s benefit policy, paid time off days may not be carried forward into following calendar years, and any payments made by the Employer to the Executive as compensation for paid time off days shall be paid in accordance with the Employer’s standard payroll procedures, which shall be no less frequently than monthly.

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4.            Termination.

(a)          The Executive’s employment under this Agreement may be terminated prior to the end of the Term only as provided in this Section 4.

(b)          The Executive’s employment under this Agreement will be terminated upon the death of the Executive. In this event, the Employer shall pay Executive’s estate any sums due her as base salary and/or reimbursement of expenses through the end of the month during which death occurred in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly. The Employer shall also pay the Executive’s estate any incentive earned through the date of death but not yet paid. Any incentive for previous years which was not yet paid will be paid pursuant to the terms as set forth in Section 3(f). Any incentive that is earned in the year of death will be paid pursuant to the terms set forth in Section 3(f); provided that to the extent that the incentive is performance-based, the amount of the incentive (if any) will be calculated by the Company.

(c)          The Employer may terminate the Executive’s Employment on account of the Disability of the Executive under this Section 4(c). The Employer shall pay the Executive any incentive earned through the date of Disability. Any incentive for previous years, or the year in which the Executive’s employment is terminated in accordance with this Section 4(c), which was not yet paid will be paid pursuant to the terms as set forth in Section 3(f). Any incentive that is earned in the year of termination on account of Disability but not paid as of such termination of employment will be paid pursuant to the terms set forth in Section 3(f). Nothing herein shall prohibit the Employer from hiring an acting Managing Director – Guaranteed Government Lending during the period of any disability of the Executive.

(d)          The Employer may terminate the Executive’s Employment for Cause upon delivery of a Notice of Termination to the Executive. If the Executive’s employment is terminated for Cause under this provision, the Executive shall receive only any sums due to her as base salary and/or reimbursement of expenses through the date of termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly.

(e)          Except for a termination within Section 4(f), the Executive may terminate her employment at any time by delivering a Notice of Termination at least 14 days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement. If the Executive terminates her employment under this provision, the Executive shall receive any sums due to her as base salary and/or reimbursement of expenses through the date of such termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly. In addition, if the Executive terminates her employment under this Section 4(e) and except for a termination within Section 4(f), and if (and only if) such termination constitutes a Retirement, then the Employer shall pay the Executive any incentive earned through the date of Retirement, as follows: (i) any incentive for previous years which was not yet paid will be paid pursuant to the terms set forth in Section 3(f), and (ii) any incentive that is earned in the year of Retirement will be paid pursuant to the terms set forth in Section 3(f); provided that to the extent that the incentive is performance-based, the amount of the incentive (if any) will be calculated by the Company.

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(f)          If Executive’s employment is terminated by the Employer without Cause or by the Executive with Good Reason upon or during the two (2) years following a Change in Control (a “Qualifying Termination”), the Executive shall be entitled to the following:

(i)	the Employer shall pay to the Executive any sums due to the Executive as base salary and/or reimbursement of expenses through the date of such termination, which shall be paid in accordance with the Employer’s normal payroll practices, which shall mean no less frequently than monthly;

(ii)	the Employer shall pay the Executive upon the 15th day following the date of the Qualifying Termination, subject to the provisions of Section 4(g), cash compensation in a single lump sum payment in an amount equal to her then current annual base salary (the “Severance”).
(iii)	in addition, Executive may continue participation, in accordance with the terms of the applicable benefits plans, in the Company’s group health plan pursuant to plan continuation rules under the Consolidated Omnibus Budget Reconciliation Act (including regulations related thereto, “COBRA”), subject to any amendments to COBRA after the date of this Agreement. In accordance with COBRA (and subject to any amendments to COBRA after the date of this Agreement), assuming Executive is covered under the Company’s group health plan as of her date of Qualifying Termination, Executive will be entitled to elect COBRA continuation coverage for the legally required COBRA period.

Notwithstanding the above, the Employer’s obligations hereunder with respect to the foregoing benefits provided in this subsection (iii) shall be eliminated if and when the Executive is offered Affordable Care Act compliant group health coverage from a subsequent employer.

(iv)	the restrictions on any outstanding incentive awards (including restricted stock) granted to the Executive under the Company’s or the Bank’s long-term equity incentive program or any other equity incentive plan or arrangement shall lapse and such awards shall become 100% vested, all outstanding stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and outstanding performance units granted to the Executive shall become 100% vested, in each case unless otherwise provided in the applicable award agreement and subject to the provisions of Section 4(h) below; and

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(v)	the Employer shall pay the Executive any unpaid incentive for years ending before the year in which the Qualifying Termination occurs pursuant to the terms set forth in Section 3(f).

(g)         With the exceptions of the express provisions of this Section 4, and the express terms of any benefit plan under which the Executive is a participant, it is agreed that, upon termination of the Executive’s Employment, the Employer shall have no obligation to the Executive for, and the Executive waives and relinquishes, any further compensation or benefits (exclusive of COBRA benefits). Unless otherwise stated in this Section 4, the effect of termination on any outstanding incentive awards, stock options, stock appreciation rights, performance units, or other incentives shall be governed by the terms of the applicable benefit or incentive plan and/or the agreements governing such incentives.

Following the termination of the Executive’s employment pursuant to Section 4(f), if (and only if) the Executive shall execute a release, waiver and settlement agreement substantially in the form attached hereto as Exhibit A in favor of the Employer and its successor(s) (a “Release”) and not timely revoke during any revocation period provided pursuant to such Release (such that the Release shall have become effective). within 60 days of the Executive’s termination of employment (the “60-Day Release Period”), then the Employer shall pay the Severance described in Section 4(f)(ii). With respect to the Severance described in Section 4(f)(ii), in most instances, such payment will be made as soon as practicable after the Release is effective. However, if the 60-Day Release Period spans two calendar years, such Base Severance payment will be made as soon as possible in the subsequent taxable year.

(h)         The parties intend that the severance payments and other compensation provided for herein are reasonable compensation for the Executive’s services to the Employer and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Code. As used herein, the “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder. In the event that Tax Counsel (as defined below) determines that the payments provided for herein constitute “excess parachute payments,” then the payments or benefits payable hereunder or otherwise that constitute “parachute payments” within the meaning of Section 280G (“Covered Payments”) shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the Covered Payments being treated as “excess parachute payments” under Section 280G. The Covered Payments shall be reduced by the Company pursuant to the foregoing sentence in a manner that Tax Counsel determines maximizes the Executive’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where Tax Counsel determines that two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

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All determinations required to be made under this Section 4(h), and the assumptions to be utilized in arriving at such determination, shall be made by tax counsel (which may be a law firm, compensation consultant or an accounting firm) appointed by the Company (the “Tax Counsel”), which shall provide its determinations and any supporting calculations to the Company within 10 business days of having made such determination. The Tax Counsel shall consult with any compensation consultants, accounting firm and/or other legal counsel selected by the Company in determining which payments to, or for the benefit of, the Executive are to be deemed to be ‘parachute payments’ within the meaning of Section 280G(b)(2) of the Code. In connection with making determinations under this Section 4(h), Tax Counsel shall take into account, to the extent applicable, the value of any reasonable compensation for services to be rendered by the Executive before or after the applicable change in ownership or control, including the non-competition provisions, if any, applicable to the Executive under Section 9 and any other non-competition provisions that may apply to the Executive, and the Company shall cooperate in the valuation of any such services, including any non-competition provisions.

(i)            If the Executive is suspended or temporarily prohibited from participating, in any way or to any degree, in the conduct of the Employer’s affairs by (1) a notice served under section 8(e) or (g) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e) or (g)) or (2) as a result of any other regulatory or legal action directed at the Executive by any regulatory or law enforcement agency having jurisdiction over the Executive (each of the foregoing referred to herein as a “Suspension Action”), and if this Agreement is not terminated, the Employer’s obligations under this Agreement shall be suspended as of the earlier of the effective date of such Suspension Action or the date on which the Executive was provided notice of the Suspension Action, unless stayed by appropriate proceedings. If the charges underlying the Suspension Action are dismissed, the Bank shall:

(i)	pay on the first day of the first month following such dismissal of charges (or as provided elsewhere in this Agreement) the Executive all of the compensation withheld while the obligations under this Agreement were suspended; and
(ii)	reinstate any such obligations which were suspended.

Notwithstanding anything to the contrary herein, if the Executive is removed or permanently prohibited from participating, in any way or to any degree, in the conduct of the Employer’s affairs by (1) an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) or (2) any other legal or law enforcement action (each of the foregoing referred to herein as a “Removal Action”), all obligations of the Employer under this Agreement shall terminate as of the effective date of the Removal Action, but any vested rights of the parties hereto shall not be affected.

Notwithstanding anything to the contrary herein, if the Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (4)(k) shall not affect any vested rights of the parties hereto.

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Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to applicable withholdings and deductions.

5.            Ownership of Work Product. The Employer shall own all Work Product arising during the course of the Executive’s employment (prior, present or future). For purposes hereof, “Work Product” shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights in any programming, documentation, technology or other work product that relates to the Employer, its business or its customers and that the Executive conceives, develops, or delivers to the Employer at any time during her employment, during or outside normal working hours, in or away from the facilities of the Employer, and whether or not requested by the Employer. If the Work Product contains any materials, programming or intellectual property rights that the Executive conceived or developed prior to, and independent of, the Executive’s work for the Employer, the Executive agrees to point out the pre-existing items to the Employer and the Executive grants the Employer a worldwide, unrestricted, royalty-free right, including the right to sublicense such items. The Executive agrees to take such actions and execute such further acknowledgments and assignments as the Employer may reasonably request to give effect to this provision.

6.            Protection of Trade Secrets. The Executive agrees to maintain in strict confidence and, except as necessary to perform her duties for the Employer, the Executive agrees not to use or disclose any Trade Secrets of the Employer during or after her employment. “Trade Secret” means information, including a formula, pattern, compilation, program, device, method, technique, process, drawing, cost data or customer list, that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

The federal Defend Trade Secrets Act (“DTSA”) states:

An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Accordingly, the Executive shall have the right to disclose in confidence Trade Secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Executive shall also have the right to disclose Trade Secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with the DTSA or create liability for disclosures of Trade Secrets that are expressly allowed by the DTSA.

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7.            Protection of Other Confidential Information. In addition, the Executive agrees to maintain in strict confidence and, except as necessary to perform her duties for the Employer, not to use or disclose any Confidential Business Information of the Employer during her employment and for a period of 24 months following termination of the Executive’s employment. “Confidential Business Information” shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning the Employer’s financial position and results of operations (including revenues, assets, net income, etc.); annual and long-range business plans; product or service plans; marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Sections 6 and 7 shall also apply to protect Trade Secrets and Confidential Business Information of third parties provided to the Employer under an obligation of secrecy. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as (A) prohibiting or impeding (or enforced by the Employer in a manner that would prohibit or impede) the Executive from (i) testifying in any lawsuit, or (ii) reporting conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”) or the Sarbanes-Oxley Act of 2002, or any other provisions of state or federal law or regulation, or (B) require notification to or prior approval by the Employer of any activity described in clauses (i) or (ii).

8.            Return of Materials. The Executive shall surrender to the Employer, promptly upon its request and in any event upon termination of the Executive’s employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Executive’s possession or control, including all copies thereof, relating to the Employer, its business, or its customers. Upon the request of the Employer, Executive shall certify in writing compliance with the foregoing requirement.

9.            Restrictive Covenants.

(a)          No Solicitation of Customers. During the Executive’s employment with the Employer and for a period of 12 months thereafter, the Executive shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, (A) solicit, divert, or appropriate to or for a Competing Business, or (B) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that is or was a customer of the Employer or any of its Affiliates at any time during the 12 months prior to the date of termination and with whom the Executive has had material contact. The parties agree that solicitation of such a customer to acquire stock in a Competing Business during this time period would be a violation of this Section 9(a). It is understood that this Section 9(a) survives the termination of this Agreement and is a condition of employment.

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(b)         No Recruitment of Personnel. During the Executive’s employment with the Employer and for a period of 12 months thereafter, the Executive shall not, either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, (A) solicit, divert, or hire away, or (B) attempt to solicit, divert, or hire away, to any Competing Business located in the Territory, any employee of or consultant to the Employer or any of its Affiliates, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will. It is understood that this Section 9(b) survives the termination of this Agreement and is a condition of employment.

(c)          Non-Competition Agreement. During the Executive’s employment with the Employer and for a period of 12 months following (i) any termination of this Agreement by the Executive or (ii) in the event the Company terminates this Agreement and the Executive’s employment for Cause, in either event, during the first 36 months of the Term, the Executive shall not (without the prior written consent of the Employer) (i) directly or indirectly engage in, form, serve as an officer, director, employee, or consultant to, or (ii) acquire or maintain more than a one percent (1%) passive investment in, any Competing Business engaged in the Business in which the Executive was materially involved during the twelve (12) months preceding termination.

10.          Independent Provisions. The provisions in each of the above Sections 9(a), 9(b), and 9(c) are independent, and the unenforceability of any one provision shall not affect the enforceability of any other provision.

11.          Successors; Binding Agreement. The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which the Employer is a party, or any assignee of all or substantially all of the Employer’s business and properties. The Executive’s rights and obligations under this Agreement may not be assigned by him, except that her right to receive accrued but unpaid compensation, unreimbursed expenses and other rights, if any, provided under this Agreement which survive termination of this Agreement shall pass after death to the personal representatives of her estate.

12.          Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Employer shall be directed to the attention of the Employer with a copy to the Secretary of the Employer. All notices and communications shall be deemed to have been received on the date of delivery thereof.

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13.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Georgia.

14.          Non-Waiver. Failure of the Employer to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way affect the validity of this Agreement.

15.          Enforcement. The Executive agrees that in the event of any breach or threatened breach by the Executive of any covenant contained in Section 6, 7, 9(a), 9(b), or 9(c) hereof, the resulting injuries to the Employer would be difficult or impossible to estimate accurately, even though irreparable injury or damages would certainly result. Accordingly, an award of legal damages, if without other relief, would be inadequate to protect the Employer. The Executive, therefore, agrees that in the event of any such breach, the Employer shall be entitled to obtain from a court of competent jurisdiction an injunction to restrain the breach or anticipated breach of any such covenant, and to obtain any other available legal, equitable, statutory, or contractual relief. Should the Employer have cause to seek such relief, no bond shall be required from the Employer, and the Executive shall pay all attorney’s fees and court costs which the Employer may incur to the extent the Employer prevails in its enforcement action.

16.          Saving Clause. If any term, provision or condition of this Agreement is determined to be invalid, illegal or unenforceable, the remaining terms, provisions and conditions of this Agreement remain in full force, if the essential terms, provisions and conditions of this Agreement for each party remain valid, binding and enforceable. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The Executive and the Employer hereby agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of Sections 9(a), 9(b) or 9(c), the definition of the term “Territory,” and the definition of the term “Business,” to reflect changes in the Employer’s business and affairs so that the scope of the limitations placed on the Executive’s activities by Section 9 accomplishes the parties’ intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Employer. The parties agree that all of the terms, provisions and conditions contained in Section 4 and Section 9 constitute essential terms, provisions and conditions of this Agreement. The parties further agree that no part of Section 4 is independent of any part of Section 9, and that no part of Section 9 is independent of any part of Section 4. If a material part of Section 9 is held by a court of competent jurisdiction to be invalid, illegal or unenforceable and is not revised by the court to be enforceable and enforced, then all of Section 4 shall automatically become void and unenforceable. If it is unclear or disputed whether the part of Section 9 held invalid, illegal or unenforceable (and not so revised by the court) is material, the parties shall negotiate in good faith to reach agreement on materiality or immateriality, and if they are unable to agree within a reasonable period of time, the part in question shall be deemed material. If the parties agree the part in question is not material, they shall negotiate in good faith to agree upon a modification necessary to make whole any party adversely affected by the holding of invalidly, illegality or unenforceability, and if they are not able to agree upon such a modification within a reasonable period of time, a material part of Section 9 will be deemed to have been held by a court of competent jurisdiction to be invalid, illegal or unenforceable. Each party agrees to maintain the status quo ante, to the extent necessary to avoid gaining any advantage over the other party or causing the other party to suffer a disadvantage, for so long as it is obligated to negotiate in good faith but the parties have not reached agreement. A violation of the covenant in the preceding sentence shall result in a material part of Section 4 being deemed to be invalid, illegal or unenforceable.

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17.          Certain Definitions.

(a)          “Affiliate” shall mean any business entity controlled by, controlling or under common control with the Employer.

(b)          “Business” shall mean the operation of a depository financial institution, including, without limitation, the solicitation and acceptance of deposits of money and commercial paper, the solicitation and funding of loans and the provision of other banking services, or any other related business engaged in by the Employer or any of its Affiliates to a material extent as of the date of termination.

(c)          “Cause” shall consist of any of (A) the commission by the Executive of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Executive, which is intended to cause, causes or is reasonably likely to cause material harm to the Employer (including harm to its business reputation), (B) the indictment of the Executive for the commission or perpetration by the Executive of any felony or any crime involving dishonesty, moral turpitude or fraud, (C) the material breach by the Executive of this Agreement that, if susceptible of cure, remains uncured 10 days following written notice to the Executive of such breach, (D) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Employer intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to the Executive’s performance) regulatory action against the Executive, the Employer or the Company (provided that the Board determines in good faith, with the Executive abstaining from participating in the consideration of and vote on the matter, that the subject matter of such action involves acts or omissions by or under the supervision of the Executive or that termination of the Executive would materially advance the Employer’s compliance with the purpose of the action or would materially assist the Employer in avoiding or reducing the restrictions or adverse effects to the Employer related to the regulatory action); (E) the exhibition by the Executive of a standard of behavior within the scope of her employment that is materially disruptive to the orderly conduct of the Employer’s business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board’s good faith and reasonable judgment, with the Executive abstaining from participating in the consideration of and vote on the matter, is materially detrimental to the Employer’s best interest, that, if susceptible of cure remains uncured 10 days following written notice to the Executive of such specific inappropriate behavior; or (F) the failure of the Executive to devote her full business time and attention to her employment as provided under this Agreement that, if susceptible of cure, remains uncured 30 days following written notice to the Executive of such failure. In order for the Board to make a determination that termination shall be for Cause, the Board must provide the Executive with an opportunity to meet with the Board in person.

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(d)         “Change in Control” shall mean the occurrence during the Term of any of the following events, unless such event is a result of a Non-Control Transaction or is not a 409A Change in Control:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii) individuals who, as of immediately following the Effective Date of this Agreement, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which either:

(1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction, or

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(2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which both (x) the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (y) the individuals who comprise the Board immediately prior to such transaction or series of transactions constitute at least a majority of the board of directors of the entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions (a “Non-Control Transaction”). In addition, to the extent that any compensation constitutes or would constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such compensation, or an event that otherwise changes the timing of settlement or distribution of such compensation, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto; provided that this sentence shall have no bearing on whether the right to any such compensation vests pursuant to the terms of this Agreement or the applicable award agreement.

(e)          “Competing Business” shall mean any business that, in whole or in part, is substantially engaged in the Business or a business that is substantially similar to (and in competition with) the Business, including any institution or holding company thereof, and that competes with the Company or its Affiliates in any geographic area defined as the Territory.

(f)          “Disability” shall have the meaning set forth in Treasury Regulation § 1.409A-3(i)(4).

(g)         “Good Reason” shall mean that one or more of the following has occurred without the Executive’s written consent:

(i)	a material negative change in the nature or scope of the Executive’s responsibilities, duties or authority as set forth in Section 1;
(ii)	a material reduction in the Executive’s base salary, excluding any reduction up to 10% that is applied across the senior management group;

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(iii)	Executive’s required re-location to a worksite location which is more than fifty (50) miles from Executive’s then current principal worksite without Executive’s consent (such consent not to be unreasonably withheld), or
(iv)	the Employer’s material breach of this Agreement (excluding any delay of payment required or permitted under Code Section 409A);

provided that, in any such case, the Executive provides written notice to the Employer that the event giving rise to such claim of Good Reason has occurred within thirty (30) days after the occurrence of such event, and such Good Reason remains uncured thirty (30) days after the Executive has provided such written notice; provided further that any resignation of the Executive’s employment for Good Reason occurs no later than thirty (30) days following the expiration of such cure period.

(h)         “Notice of Termination” shall mean a written notice of termination from the Employer or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and, in the case of a termination for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(i)          “Terminate,” “terminated,” “termination,” or “Termination of Employment” shall mean separation from service as defined by Regulation 1.409A-1(h).

(j)          “Territory” shall mean the following and be enforceable to the maximum extent permitted under applicable law as to the Business:

(i)         the states of Georgia and South Carolina, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then

(ii)        the geographic area within a fifty (50) mile radius of any office or branch location of the Employer or the Company, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then,

(iii)       the geographic area within a fifty (50) mile radius of any office or branch location of the Employer or the Company in which the Executive had material involvement or about which the Executive had access to Confidential Business Information related to specialty business lending during the 12-months preceding termination of employment, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then,

(iv)       the geographic area within a fifteen (15) mile radius of any office or branch location of the Employer or the Company, or if broader than reasonably necessary to protect the Employer and the Company’s reasonable business interests, then,

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(v)        the geographic area within a fifty (15) mile radius of any office or branch location of the Employer or the Company in which the Executive had material involvement or about which the Executive had access to Confidential Business Information related to specialty business lending during the 12-months preceding termination of employment.

This restriction applies regardless of where the Competing Business is headquartered, and regardless of whether the Executive provides services remotely or in person.

The Executive, Employer, and Company agree that a court of competent jurisdiction may enforce this definition and the terms of Section 9 of this Agreement to the maximum extent permissible, including by modifying any portion that is found unenforceable so that it is enforceable to the extent allowed under O.C.G.A. § 13-8-53(d) or any successor provision.

18.          Compliance with Regulatory Restrictions. Notwithstanding anything to the contrary herein, and in addition to any restrictions stated in Section 4 hereof, any compensation or other benefits paid to the Executive shall be limited to the extent required by any federal or state regulatory agency having authority over the Bank. The Executive agrees that compliance by the Bank with such regulatory restrictions, even to the extent that compensation or other benefits paid to the Executive are limited, shall not be a breach of this Agreement by the Bank.

19.          Compliance with Dodd–Frank Wall Street Reform and Consumer Protection Act. Notwithstanding anything to the contrary herein, any incentive payments to the Executive shall be subject to the Dodd–Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated, and any applicable stock exchange listing requirements adopted, thereunder (collectively, the “DF Act”), including, but not limited to, clawbacks for such incentive payments as may be required by the DF Act. The Executive agrees to such amendments, agreements, or waivers that are required by the DF Act or requested by the Employer to comply with the terms of the DF Act. Executive agrees to comply with the terms of any incentive-based compensation “claw back” policy, as in effect from time to time, adopted or that may be adopted by the Employer.

20.          Compliance with Internal Revenue Code Section 409A. All payments that may be made and benefits that may be provided pursuant to this Agreement are intended to qualify for an exclusion from Section 409A of the Code and any related regulations or other pronouncements thereunder and, to the extent not excluded, to meet the requirements of Section 409A of the Code. Any payments made under Sections 3 and 4 of this Agreement which are paid on or before the last day of the applicable period for the short-term deferral exclusion under Treasury Regulation § 1.409A-1(b)(4) are intended to be excluded under such short-term deferral exclusion. Any remaining payments under Sections 3 and 4 are intended to qualify for the exclusion for separation pay plans under Treasury Regulation § 1.409A-1(b)(9). To the extent permissible, each payment made under Sections 3 and 4 shall be treated as a “separate payment”, as defined in Treasury Regulation § 1.409A-2(b)(2), for purposes of Code Section 409A. Further, notwithstanding anything to the contrary, all severance payments payable under the provisions of Section 4 shall be paid to the Executive no later than the last day of the second calendar year following the calendar year in which occurs the date of Executive’s termination of employment. None of the payments under this Agreement are intended to result in the inclusion in Executive’s federal gross income on account of a failure under Section 409A(a)(1) of the Code. The parties intend to administer and interpret this Agreement to carry out such intentions. However, Company does not represent, warrant or guarantee that any payments that may be made pursuant to this Agreement will not result in inclusion in Executive’s gross income, or any penalty, pursuant to Section 409A(a)(1) of the Code or any similar state statute or regulation. Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

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(a)         If the Executive is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Executive’s termination (the “Separation Date”), and if an exemption from the six month delay requirement of Code Section 409A(a)(2)(B)(i) is not available, then no such payment that is payable on account of the Executive’s termination shall be made or commence during the period beginning on the Separation Date and ending on the date that is six months following the Separation Date or, if earlier, on the date of the Executive’s death. The amount of any payment that would otherwise be paid to the Executive during this period shall instead be paid to the Executive on the first day of the first calendar month following the end of the period.

(b)         Payments with respect to reimbursements of expenses or benefits or provision of fringe or other in-kind benefits shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense or benefit is incurred. The amount of expenses or benefits eligible for reimbursement, payment or provision during a calendar year shall not affect the expenses or benefits eligible for reimbursement, payment or provision in any other calendar year.

21.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in writing and signed by all parties hereto.

22.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

FIRST COMMUNITY CORPORATION

ATTEST:

By:	By:

Name:	Name: Michael C. Crapps

Title: Chief Executive Officer

FIRST COMMUNITY BANK

By:

Name: J. Ted Nissen

Title: Chief Executive Officer

EXECUTIVE

Maria Lawson

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Exhibit A

Form of Release of Claims

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the “Agreement”) is made between Maria Lawson, an individual resident of Georgia (“Employee”), First Community Bank and First Community Corporation (collectively, the “Bank”).

As used in this Agreement, the term “Employee” shall include the employee’s heirs, executors, administrators, and assigns.

On July 13, 2025, the Bank and Employee entered into an Employment Agreement (the “Employment Agreement”) governing the relationship between the parties. Section 4 of the Employment Agreement provides that Employee shall be entitled to severance pay if the Employment Agreement is terminated by the Employer without Cause or by the Employee with Good Reason (as defined in the Employment Agreement) upon or during the two (2) years following a Qualifying Termination, on the condition that Employee enter into this release or a substantially similar release.

Employee desires to receive severance pay and the Bank is willing to provide severance pay on the condition the Employee enter into this Agreement.

Now, in consideration for the mutual promises and covenants set forth herein, and in full and complete settlement of all matters between Employee and the Bank, the parties agree as follows:

1.           Termination Date: The Employee agrees that her employment with the Bank terminates as of ________________ (the “Termination Date”).

2.           Severance Payments: Subsequent to her Termination Date, the Bank shall pay Employee severance pay as noted in Paragraph 4(f)(ii) of the Employment Agreement (the “Severance Payment”), less applicable deductions and withholdings.

3.           Legal Obligations

The parties acknowledge that pursuant to Section 4(g) of the Employment Agreement, they agreed that at the time of termination and as a condition of payment of severance, they would enter into this release acknowledging any remaining obligations and discharging each other from any other claims or obligations arising out of or in connection with Employee’s employment by the Bank, including the circumstances of such termination.

Employee acknowledges that the Bank has no prior legal obligations to make the payments described in Section 2 above which are exchanged for the promises of Employee set forth in this Agreement. It is specifically agreed that the payments described in Section 2 are valuable and sufficient consideration for each of the promises of Employee set forth in this Agreement and are payments in addition to anything of value to which Employee is otherwise entitled.

4.           Waiver and Release:

a)            Employee unconditionally releases and discharges the Bank, entities affiliated with the Bank, and the respective current and former officers, directors, shareholders, employees, and agents of them (collectively, the “Bank Released Parties”) from any and all causes of action, suits, damages, claims, proceedings, and demands that the Employee has ever had, or may now have, against any of the Bank Released Parties, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement; provided that Employee is not releasing or discharging (i) any right to enforce Section 4 of the Employment Agreement, or (ii) any exculpatory or indemnification (or advancement) provisions set forth in the articles of incorporation or bylaws of the Bank.

b)            Employee acknowledges that she is waiving and releasing, to the full extent permitted by law, all claims against the Bank Released Parties, including (but not limited to) all claims arising out of, or related in any way to, her employment with the Bank or the termination of that employment, including (but not limited to) any and all breach of contract claims, tort claims, claims of wrongful discharge, claims for breach of an express or implied employment contract, defamation claims, claims under Title VII of the Civil Rights Act of 1964 as amended, which prohibits discrimination in employment based on race, color, national origin, religion or sex, the Family and Medical Leave Act, which provides for unpaid leave for family or medical reasons, the Equal Pay Act, which prohibits paying men and women unequal pay for equal work, the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment, the Americans with Disabilities Act, which prohibits discrimination based on disability, the Rehabilitation Act of 1973, the South Carolina Human Affairs Law, any and all other applicable local, state and federal non-discrimination statutes, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the South Carolina Payment of Wages Law and all other statutes relating to employment, the common law of the State of South Carolina, or any other state, and any and all claims for attorneys’ fees.

c)            This Waiver and Release provision ((a) through (c) of this paragraph) shall be construed to release all claims to the full extent allowed by law. If any term of this paragraph shall be declared unenforceable by a court or other tribunal of competent jurisdiction, it shall not adversely affect the enforceability of the remainder of this paragraph.

d)            The Bank unconditionally releases and discharges Employee from any and all causes of action, suits, damages, claims, proceedings, and demands that the Bank has ever had, or may now have, against Employee, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement with the exception of any claims for breach of trust, or any act which constitutes a felony or crime involving dishonesty, theft, or fraud.

5.           Restrictive Covenants and Other Obligations

The parties agree that Section 5 – “Ownership of Work Product,” Section 6 – “Protection of Trade Secret,” Section 7 – “Protection of Confidential Information,” Section 8 – “Return of Materials,” Section 9 – “Restrictive Covenants,” Section 10 – “Independent Provisions,” Section 15 – “Enforcement,” and Section 16 – “Savings Clause,” of the Employment Agreement shall remain in full force and effect and that Employee will perform her obligations under those sections and those sections of the Employment Agreement are incorporated by reference as if set forth fully herein. In the event Employee breaches any obligation under this Section 5, the Bank’s obligation to make severance payments to Employee shall terminate immediately and the Bank shall have no further obligations to Employee.

6.           Duty of Loyalty/Nondisparagement

The parties shall not (except as required by law) communicate to anyone, whether by word or deed, whether directly or through any intermediary, and whether expressly or by suggestion or innuendo, any statement, whether characterized as one of fact or of opinion, that is intended to cause or that reasonably would be expected to cause any person to whom it is communicated to have a lowered opinion of the other party.

7.           Confidentiality Of The Terms Of This Agreement

Employee agrees not to publicize or disclose the contents of this Agreement, including the amount of the monetary payments, except (i) to her immediate family; (ii) to her attorney(s), accountant(s), and/or tax preparer(s); (iii) as may be required by law; or (iv) as necessary to enforce the terms of this Agreement. Employee further agrees that she will inform anyone to whom the terms of this Agreement are disclosed of the confidentiality requirements contained herein. Notwithstanding the foregoing, the parties agree that where business needs dictate, Employee may disclose to a third party that she has entered into an agreement with the Bank, which agreement contains restrictive covenants including noncompetition and nondisclosure provisions, one or more of which prohibit her from performing the requested service.

Employee recognizes that the disclosure of any information regarding this Agreement by him, her family, her attorneys, her accountants or financial advisors, could cause the Bank irreparable injury and damage, the amount of which would be difficult to determine. In the event the Bank establishes a violation of this paragraph of the Agreement by Employee, her attorneys, immediate family, accountants, or financial advisors, or others to whom Employee disclosed information in violation of the terms of this Agreement, the Bank shall be entitled to injunctive relief without the need for posting a bond and shall also be entitled to recover from Employee the amount of attorneys’ fees and costs incurred by the Bank in enforcing the provisions of this paragraph.

8.           Continued Cooperation

Employee agrees that she will cooperate fully with the Bank in the future regarding any matters in which she was involved during the course of her employment, and in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Bank. Employee’s cooperation in connection with such matters, actions and claims shall include, without limitation, being available to meet with the Bank’s officials regarding personnel or commercial matters in which she was involved; to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting the Bank. Employee further agrees that should she be contacted (directly or indirectly) by any person or entity adverse to the Bank, she shall within 48 hours notify the then-current Chairman of the Board of the Bank. Employee shall be reimbursed for any reasonable costs and expenses incurred in connection with providing such cooperation.

9.           Entire Agreement; Modification of Agreement

Except as otherwise expressly noted herein, this Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, understandings, and agreements of every nature between them relating to the matters addressed herein. Accordingly, no representation, promise, or inducement not included or incorporated by reference in this Agreement shall be binding upon the parties. Employee affirms that the only consideration for the signing of this Agreement are the terms set forth above and that no other promises or assurances of any kind have been made to her by the Bank or any other entity or person as an inducement for her to sign this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties or their respective heirs, legal representatives, successors, and assigns.

10.         Partial Invalidity

The parties agree that the provisions of this Agreement and any paragraphs, subsections, sentences, or provisions thereof shall be deemed severable and that the invalidity or unenforceability of any paragraph, subsection, sentence, or provision shall not affect the validity or enforceability of the remainder of the Agreement.

11.         Waiver

The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other subsequent breach of this Agreement.

12.         Successors and Assigns

This Agreement shall inure to and be binding upon the Bank and Employee, their respective heirs, legal representatives, successors, and assigns.

13.         Governing Law

This Agreement shall be construed in accordance with the laws of the state of South Carolina and any applicable federal laws.

14.         Headings

The headings or titles of sections and subsections of this Agreement are for convenience and reference only and do not constitute a part of this Agreement.

15.         Notice

Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified mail, return receipt requested, addressed as follows:

If to Employee:

[INSERT]

If to the Bank:

5455 Sunset Blvd

Lexington, SC 29072

Attention: Chief Executive Officer

16.         Representations: Employee acknowledges that:

a)            He has read this Agreement and understands its meaning and effect.

b)            He has knowingly and voluntarily entered into this Agreement of her own free will.

c)            By signing this Agreement, Employee has waived, to the full extent permitted by law, all claims against the Bank based on any actions taken by the Bank up to the date of the signing of this Agreement, and the Bank may plead this Agreement as a complete defense to any claim the Employee may assert.

d)            He would not otherwise be entitled to the consideration described in this Agreement, and that the Bank is providing such consideration in return for Employee’s agreement to be bound by the terms of this Agreement.

e)            He has been advised to consult with an attorney before signing this Agreement.

f)             He has been given up to 21 days to consider the terms of this Agreement.

g)            He has seven days, after Employee has signed the Agreement and it has been received by the Bank, to revoke it by notifying the Chairman of the Board of her intent to revoke acceptance. For such revocation to be effective, the notice of revocation must be received no later than 5:00 p.m. on the seventh day after the signed Agreement is received by the Bank. This Agreement shall not become effective or enforceable until the revocation period has expired.

h)            He is not waiving or releasing any rights or claims that may arise after the date the Employee signs this Agreement.

[Signatures appear on following page]

As to Employee:

Date	Maria Lawson

As to First Community Bank and First Community Corporation:

Date	[Title]

[SEVERANCE AGREEMENT AND RELEASE: SIGNATURE PAGE]

Exhibit D to Exhibit 2.1

FORM OF

OTHER DIRECTOR NON-COMPETITION AGREEMENT

THIS OTHER DIRECTOR NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of July 13, 2025, between First Community Corporation (“Parent”), a South Carolina corporation and the holding company of First Community Bank (“First Community”), and the undersigned director (“Director”) of Signature Bank of Georgia “Signature Bank”), and shall become effective at the Effective Time of the Merger provided in the Merger Agreement (as defined below), between Parent, First Community and Signature Bank.

WHEREAS, the Boards of Directors of Parent, First Community and Signature Bank have determined that the acquisition of Signature Bank by First Community (the “Merger”) pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) is in the best interests of its respective shareholders;

WHEREAS, the parties hereto acknowledge that Director, as a director of Signature Bank, occupies a unique position of trust and confidence with respect to Signature Bank and by virtue of this position Director has acquired significant knowledge relating to the business of Signature Bank;

WHEREAS, as a result of the Merger, First Community will succeed to all of the Confidential Information (as hereinafter defined), for which First Community as of the Effective Time will have paid valuable consideration and desires reasonable protection;

WHEREAS, the Boards of Directors of Parent and First Community have determined that it is in the best interests of Parent and its shareholders and First Community to protect the business and goodwill associated with the business of Signature Bank by strengthening restrictions on Director’s ability to enter into certain competitive business activities following the completion of the Merger;

WHEREAS, (i) the Merger Agreement contemplates that, as a condition to Parent and First Community entering into the Merger Agreement and completing the Merger, which Merger would result in, among other things, Parent issuing shares of Parent Common Stock as Merger Consideration, Director will enter into and perform this Agreement, and Parent is not willing to enter into the Merger Agreement or complete the Merger unless, among other conditions, Director enters into and performs this Agreement, (ii) Director is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and, subject to the terms and conditions in the Merger Agreement, to complete the Merger, and (iii) Parent and First Community are relying on Director’s representations, warranties, covenants, and agreements herein;

WHEREAS, if the Merger is completed, and the Director is, directly or indirectly, a holder or beneficial owner of any equity interests in Signature Bank, including but not limited to through trusts, partnerships, custodial arrangements, or other entities, the Director may be entitled to receive, or benefit from, a portion of the Merger Consideration in accordance with the terms and conditions of the Merger Agreement, and, in consideration thereof, the Director desires to induce Parent to complete the Merger; and

WHEREAS, Director has agreed to accept such limitations on Director’s ability to compete with Parent or First Community following the Merger as an inducement for Parent and First Community to execute the Merger Agreement and, subject to the terms and conditions of the Merger Agreement, to complete the Merger.

NOW, THEREFORE, IN CONSIDERATION of the premises and for other good and valuable consideration, including, without limitation, Parent entering into the Merger Agreement, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            Certain Definitions.

(a)           “Affiliated Company” means any company or entity controlled by, controlling or under common control with Parent or Signature Bank, including, respectively, First Community and Signature Insurance LLC.

(b)           “Confidential Information” means all information regarding Signature Bank, Parent, and their Affiliated Companies and any of their respective activities, businesses, financial condition or customers that is not generally known to persons not employed (whether as employees or independent contractors) by Signature Bank, Parent or their respective Affiliated Companies, that is not generally disclosed publicly to persons not employed by Signature Bank, Parent or their respective Affiliated Companies (except to their regulatory authorities and pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons), and that is the subject of reasonable efforts to keep it confidential, and/or where such information is subject to limitations on disclosure or use by applicable Laws. “Confidential Information” shall include, without limitation, all customer information, prospective customer information, customer lists, prospective customer lists, confidential methods of operation, lending and credit information, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans of Signature Bank, Parent or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs of Signature Bank, Parent or their respective Affiliated Companies. “Confidential Information” also includes any information qualifying as “confidential information,” “nonpublic personal information,” or “trade secrets” under applicable federal, state, or local law — including but not limited to the Gramm-Leach-Bliley Act, Bank Secrecy Act, and any regulations promulgated thereunder. “Confidential Information” shall not include information that (a) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Signature Bank or Parent or their respective Affiliated Companies or any duty owed to any of them; or (b) is independently developed by a person or entity without reference to or use of Confidential Information.

(c)           Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.

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2.            Nondisclosure of Confidential Information.

(a)           Nondisclosure of Confidential Information. Director hereby agrees for a term of 24 months following the Effective Time, Director shall not directly or indirectly transmit or disclose any Confidential Information to any Person, or use or permit others to use any such Confidential Information, directly or indirectly, without the prior express written consent of Parent’s Chief Executive Officer, which consent may be withheld in the sole discretion of Parent’s Chief Executive Officer; provided, that Director shall keep the Confidential Information of third parties (such as customers) and any trade secrets for an indefinite period of time. If required to disclose such information by law, Director shall use reasonable efforts to protect and preserve the confidentiality of such information. Director also acknowledges and agrees that trading in Parent or Signature Bank securities using Confidential Information or non-public information may violate federal and state securities laws and agrees to comply with such securities laws and Parent’s policies regarding insider trading in effect from time to time.

(b)           Enforceability of Covenants. Director and Parent agree that Director’s obligations under these nondisclosure covenants are separate and distinct from other provisions of this Agreement, and a failure or alleged failure of Signature Bank and Parent to perform their obligations under any provision of this Agreement or other agreements with Director shall not constitute a defense to, or waiver of the enforceability of, these nondisclosure covenants. Nothing in this provision or this Agreement shall limit any rights or remedies otherwise available to Signature Bank, Parent, or any Affiliated Company under federal, state or local law.

3.            Non-recruitment and Non-solicitation Covenants.

(a)           Non-recruitment of Employees. Director hereby agrees for a term of 24 months following the Effective Time, Director shall not, without the prior written consent of Parent’s Chief Executive Officer, which consent may be withheld at the sole discretion of Parent’s Chief Executive Officer, directly or indirectly, on behalf of Director or any other Person, solicit or recruit for employment or encourage to leave employment with Parent or any of Parent’s Affiliated Companies, any employee of Parent’s or of any Parent’s Affiliated Companies with whom Director worked during Director’s services as a director of Signature Bank or any of Signature Bank’s Affiliated Company and who performed services for Signature Bank, Parent, or any of their Affiliated Companies’ customers and who has not thereafter ceased to be employed by Signature Bank, Parent, or any of their Affiliated Companies for a period of not less than one year.

(b)           Non-solicitation of Customers. Director hereby agrees for a term of 24 months following the Effective Time, Director shall not, without the prior written consent of Parent’s Chief Executive Officer, which consent may be withheld at the sole discretion of Parent’s Chief Executive Officer, directly or indirectly, on behalf of Director or any other Person, solicit or attempt to solicit for the purpose of providing any Business Activities (as defined in Section 3(c)) any customer of the Signature Bank, Parent, or any of their Affiliated Companies with whom Director had material contact on behalf of Signature Bank in the course of Director’s service as a director of Signature Bank.

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(c)           Non-competition. Director hereby agrees for a term of 24 months following the Effective Tim, Director shall not, without the prior written consent of Parent’s Chief Executive Officer, which consent shall not be unreasonably withheld by Parent, engage or participate in, or prepare or apply to commence, any Business Activities with, for or on behalf of any Person (including, without limitation, any new financial institution) as a director, consultant, officer, employee, agent or shareholder that competes in the Restricted Area with Parent or any Parent Affiliated Company with respect to Business Activities. For purposes of this Section 3, “Business Activities” shall be any of the business activities conducted by Parent, Signature Bank, or any of their Affiliated Companies as of the Effective Time of the Merger, which the parties agree include, without limitation, the offering of commercial or consumer loans. including but not limited to U.S. Small Business Administration (SBA) 7(a), 504, and other federally guaranteed or supported loan programs, and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, mortgage loans, and home equity lines of credit. For purposes of this Section 3(c), the “Restricted Area” shall mean the Atlanta Metropolitan Statistical Area as designated by the United States Office of Management and Budget. The parties agree that this geographic scope is reasonable and necessary to protect the goodwill, customer relationships, and confidential information acquired through the Merger, as well as the ongoing SBA lending and commercial banking business of Parent and its affiliates. Director agrees that the Restricted Area is narrowly tailored to protect First Community’s interest in customer relationships and goodwill, all of which are being acquired based on Director’s acknowledgement of the marketplace. Nothing in this Section 3(c) shall prohibit Director from acquiring or holding, for investment purposes only, less than 5% of the outstanding securities of any corporation which may compete directly or indirectly with Signature Bank, Parent, or any of their Affiliated Companies or preclude Director from continuing any Business Activities conducted as of the date hereof.

(d)           Enforceability of Covenants. Director acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Director acknowledges and agrees that the restrictions set forth in this Agreement are reasonable and necessary to protect the legitimate business interests of Parent and its affiliates, including, without limitation, their goodwill, confidential information, trade secrets, and substantial relationships with existing and prospective customers developed through the operations of Signature Bank, including its SBA lending activities and commercial banking services. Director acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that Director will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Director agrees that his or her position as a director of Signature Bank involves information relating to all aspects of the Business Activities and all of the Restricted Area. Director further represents and warrants that complying with the provisions contained in this Agreement will not preclude Director from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Director and Parent agree that Director’s obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of Parent to perform its obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of this covenant. Director and Parent agree that if any portion of the foregoing covenants is deemed to be unenforceable because the geography, time or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Director acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to Parent and its Affiliated Companies and that Parent will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, in any federal or state court of competent jurisdiction in the State of South Carolina without the necessity of posting any bond or security or proving irreparable damage (all of which are waived by Director), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.

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4.            Successors.

(a)           This Agreement is personal to Director and is not assignable by Director, and none of Director’s duties hereunder may be delegated.

(b)           This Agreement may be assigned by, and shall be binding upon and inure to the benefit of, Parent and any of its Affiliated Companies and their successors and assigns.

5.            Miscellaneous.

(a)           Waiver. Failure of any party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(b)           Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect. Notwithstanding the foregoing, Director and Parent agree that if any restriction herein is deemed unenforceable under applicable law, a court shall be expressly authorized to modify such restriction to the extent necessary to render it enforceable to the maximum extent permitted under the Georgia Restrictive Covenants Act.

(c)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina without regard to conflicts of law principles; provided, however, that to the extent any enforcement of the restrictive covenants set forth in Section 3 is sought in the State of Georgia against a Director who resides in Georgia or whose conduct would be subject to Georgia law, such covenants shall be interpreted and enforced in accordance with the Georgia Restrictive Covenants Act (O.C.G.A. § 13-8-50 et seq.) to the maximum extent permitted under Georgia law.

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(d)           Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Buyer:	First Community Corporation
5455 Sunset Blvd.
Lexington, South Carolina 29072
Attention: Chief Executive Officer

To Director:	See signature page of this Agreement

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(e)           Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

(f)            Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between Parent and Director with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement between the parties with respect to the subject matter hereof.

(g)           Third Party Beneficiary. The parties expressly acknowledge and agree that First Community shall be deemed an intended third-party beneficiary of this Agreement. Accordingly, First Community shall have the right to enforce any provisions of this Agreement that expressly confer a benefit upon it.

(g)           Counterparts, etc. This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute and have the same force and effect as an original signature for all purposes under this Agreement.

[signatures appear on next page]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

FIRST COMMUNITY corporation

By:
Name:
Title:

DIRECTOR

Address:

Signature Page to Other Director Non-Competition Agreement

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Exhibit E to Exhibit 2.1

FORM OF

SHAREHOLDER SUPPORT AGREEMENT

THIS SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 13, 2025, by and among First Community Corporation, a South Carolina corporation (“Parent”), First Community Bank, a South Carolina state-chartered bank, and Signature Bank of Georgia, a Georgia state-chartered bank (“Signature Bank”), and the undersigned shareholder of Signature Bank (the “Shareholder”).

The Shareholder desires that Parent, First Community Bank and Signature Bank enter into an Agreement and Plan of Merger, dated as of the date hereof, between Parent, First Community Bank, and Signature Bank (as the same may be amended or supplemented, the “Merger Agreement”). The Merger Agreement provides for the acquisition of Signature Bank by First Community Bank pursuant to a merger (the “Merger”). The transactions described in the Merger Agreement are subject to the approvals, waivers, or non-objections from the Federal Deposit Insurance Corporation, the Federal Reserve Board, the South Carolina State Board of Financial Institutions, and the Georgia Department of Banking and Finance, as well as to the satisfaction of certain other conditions described in the Merger Agreement.

The Shareholder and Signature Bank are executing this Agreement as an inducement and condition to Parent and First Community Bank entering into, executing, and performing the Merger Agreement and the transactions (the “Transactions”) contemplated therein, including, without limitation, the Merger. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by Parent and First Community Bank of the Merger Agreement and the mutual covenants, conditions, and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.            Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(a)          The Shareholder has voting power over the number of shares of Signature Bank Common Stock set forth below such Shareholder’s name on the signature page hereof (the “Shareholder’s Shares”), whether such shares are held directly or indirectly, including without limitation: (i) shares held in a revocable trust or other trust for which the Shareholder serves as trustee and retains voting control; (ii) shares held by an entity controlled by the Shareholder; (iii) shares held in custodial accounts for the benefit of a family member; or (iv) shares held by the Shareholder’s spouse, to the extent the Shareholder has or shares voting power over such shares. Shareholder’s Shares do not include any shares of Signature Bank Common Stock as to which the Shareholder has or shares voting power solely in a fiduciary capacity on behalf of another person and does not retain discretionary voting authority. Except for the Shareholder’s Shares, the Shareholder does not have voting power over any other shares of Signature Bank Common Stock.

(b)          This Agreement has been duly authorized, executed, and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

(c)          None of the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in subsection 1(d) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder’s Shares are subject. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, arbitral award or holding, statute, law, rule or regulation applicable to the Shareholder or the Shareholder’s Shares.

(d)          The Shareholder’s Shares and the certificates representing the Shareholder’s Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all pledges, Liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Exhibit A hereto.

(e)          Except for Signature Bank’s engagement of Olsen Palmer LLC as Signature Bank’s investment banker in connection with the Transactions, no broker, investment banker, financial adviser or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

(f)          The Shareholder understands and acknowledges that Parent and First Community Bank are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 2 of this Agreement is granted in consideration for the execution and delivery of the Merger Agreement by Parent.

2.            Voting Agreements. The Shareholder agrees with, and covenants to, Parent and First Community Bank as follows:

(a)          At any meeting of shareholders of Signature Bank called to vote upon the Merger Agreement and/or the Transactions or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and/or the Transactions is sought (collectively, the “Shareholders’ Meeting”), the Shareholder shall vote (or cause to be voted) all of the Shareholder’s Shares in favor of approval of the Merger Agreement, and the approval of the terms thereof and each of the Transactions. The Shareholder shall not grant any proxies to any third party, except where such proxies are expressly directed to vote in favor of the Merger Agreement and the Transactions. The Shareholder hereby waives all notice and publication of notice of any Shareholders’ Meeting to be called or held with respect to the Merger Agreement and the Transactions. The Shareholder hereby grants Parent an irrevocable proxy, coupled with an interest, to vote all of the Shareholder’s Shares in favor of the Merger Agreement and the Transactions, and against any competing proposals or other Acquisition Proposals or Acquisition Transactions; provided, however, that upon the payment of the termination fee in accordance with Section 9.3(a) of the Merger Agreement, the Shareholder will automatically be released from the irrevocable proxy granted hereunder.

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(b)          At any meeting of Signature Bank’s shareholders or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder’s Shares against (i) any Acquisition Proposal or Acquisition Transaction, including, without limitation, any merger, consolidation or exchange agreement or merger or exchange (other than the Merger Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Signature Bank, or (ii) any amendment of Signature Bank’s articles of incorporation or bylaws or other proposal or transaction involving Signature Bank, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement, or any of the Transactions (each of the foregoing in clause (i) or (ii) above, a “Competing Transaction”).

3.            Covenants. The Shareholder agrees with, and covenants to, Parent as follows:

(a)          The Shareholder shall not, without the prior written consent of Parent, which Parent shall not unreasonably withhold, (i) “Transfer” (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, hypothecation or other disposition or transfer of the Shareholder’s Shares or any interest therein), or consent to any Transfer of, any or all of the Shareholder’s Shares or any interest therein, except to Parent pursuant to the Merger Agreement; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of Shareholder’s Shares or any interest therein, except to Parent, (iii) grant any proxy, written consent, power of attorney or other authorization in or with respect to Shareholder’s Shares or the right to vote or provide a written consent or waiver with respect to Shareholders’ Shares, except for those consistent with this Agreement, or (iv) deposit Shareholder’s Shares into a voting trust or enter into any voting agreement, arrangement or understanding with respect to Shareholder’s Shares; provided, that Shareholder may Transfer any of Shareholder’s Shares (a) by will or pursuant to the laws of descent and distribution, or (b) to any family member of Shareholder or a charitable institution; provided further, that such transferee shall, prior to such Transfer, become a party to this Agreement subject to its terms and obligations to the same extent as the Shareholder, by executing and delivering to Parent a counterpart to this Agreement in form and substance satisfactory to Parent. The Shareholder agrees not to request, and acknowledges that Signature Bank shall not be required to register, the transfer of any certificate representing any of the Shareholder’s Shares, including any additional shares of Signature Bank Common Stock acquired by the Shareholder (other than pursuant to any Signature Bank Options), unless such transfer is made to Parent or otherwise complies with the terms of this Agreement.

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(b)          The Shareholder’s Shares shall, pursuant to the terms of the Merger Agreement, be exchanged solely for shares of Parent Common Stock in accordance with the exchange ratio set forth in Article 3 of the Merger Agreement. The Shareholder hereby waives any rights of appraisal, or rights to dissent from the Transactions, that such Shareholder may have.

(c)          Except as specifically permitted by Section 7.3 of the Merger Agreement solely in such Shareholder’s capacity as a director of Signature Bank, the Shareholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal, Acquisition Transaction or Competing Transaction or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, Acquisition Transaction or Competing Transaction, other than the Merger and the other Transactions contemplated by the Merger Agreement and other than any Transfer expressly permitted by the proviso to Section 3(a) of this Agreement.

4.            No Prior Proxies. The Shareholder represents, warrants and covenants that any proxies or voting rights previously given in respect of the Shareholder’s Shares other than to Parent are not irrevocable, and that any such proxies or voting rights are hereby irrevocably revoked.

5.            Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shareholder’s Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of Signature Bank affecting the Signature Bank Common Stock, or the acquisition of additional shares of Signature Bank Common Stock (including pursuant to the exercise or exchange of any Signature Bank Options) or other voting securities of Signature Bank by any shareholder, the number of shares of Signature Bank Common Stock subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Signature Bank Common Stock or other voting securities of Signature Bank issued to or acquired by the Shareholder.

6.            Further Assurances. The Shareholder shall, upon request of Parent and at Parent’s reasonable expense, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote such Shareholder’s Shares as contemplated by Section 2 of this Agreement and the other irrevocable proxies provided therein.

7.            Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms and any Termination Fee that is due to Parent has been paid, in which event the provisions of this Agreement shall terminate.

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8.            Miscellaneous.

(a)          Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement. As used herein, the singular shall include the plural and any reference to gender shall include all other genders. The terms “include,” “including” and similar phrases shall mean including without limitation, whether by enumeration or otherwise.

(b)         All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered in person, (ii) when sent by a nationally recognized overnight courier service, (iii) when sent by email (with confirmation of transmission), or (iv) when received, if sent by any other means. Notices shall be sent to the parties at the following addresses (or to such other address or email as may be designated by notice given in accordance with this Section): (i) if to Parent, First Community Bank, or Signature Bank, to the addresses set forth in Section 10.8 of the Merger Agreement; and (ii) if to the Shareholder, to the address or email shown below the Shareholder’s signature on the last page hereof.

(c)          The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)         This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Signatures delivered electronically (including by PDF or other reliable electronic means) shall be deemed to have the same legal effect as original manual signatures.

(e)          This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, but shall not modify or supersede any other Agreement entered into as part of the Merger Agreement or thereafter.

(f)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without regard to the applicable conflicts of laws principles thereof.

(g)          This Agreement shall be binding upon and inure to the benefit of Parent, First Community Bank, Signature Bank and the Shareholder, and their respective successors, assigns, heirs and personal and legal representatives, provided, that the Shareholder may not transfer or assign any rights or interests in the Shareholder’s Shares, except to Parent or as expressly permitted by this Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Signature Bank or the Shareholder without the prior written consent of the other parties, except as expressly contemplated by Section 3(a) of this Agreement. Any assignment in violation of the foregoing shall be void.

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(h)          The Shareholder agrees that irreparable damage would occur and that Parent or First Community Bank would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Shareholder acknowledges and agrees that any breach or threatened breach of this Agreement will result in irreparable damage to Parent and its Subsidiaries and that Parent and any of its Subsidiaries shall be entitled to exercise all rights and remedies, including one or more temporary restraining orders and/or injunctions and other equitable relief, including specific performance, to prevent breaches or threatened breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of South Carolina without the necessity of posting any bond or security or proving irreparable damage (all of which are waived by the Shareholder), and to exercise all other rights and remedies at law or in equity, including, without limitation, the right to damages. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the State of South Carolina or any South Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

(i)           If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(j)           No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholder Support Agreement as of the day and year first above written.

FIRST COMMUNITY CORPORATION

By:
Name: Michael C. Crapps
Title: President and Chief Executive Officer

FIRST COMMUNITY BANK

By:
Name: J. Ted Nissen
Title: President and Chief Executive Officer

“SHAREHOLDER”

Name:

Address:

Number of Shares of Signature Bank Common Stock and Capacity of Ownership:

Number of Signature Bank Options and Capacity of Ownership:

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EXHIBIT A

(Liens on Shareholder’s Shares)

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